Exhibit T3E

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION CIRCULAR

RELATING TO A SPECIAL MEETING OF NOTEHOLDERS

OF

TERRACE ENERGY CORP.

TO BE HELD ON May 9, 2016

With respect to the arrangement involving

Terrace Energy Corp.

and its Noteholders

April 8, 2016

These materials are important and require your immediate attention.  They require Terrace Energy Corp. noteholders to make important decisions.  If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisors.

TERRACE ENERGY CORP.

April 8, 2016

Dear Noteholder:

The Board of Directors of Terrace Energy Corp. (the “Company”) cordially invites you to attend a special meeting (the “Meeting”) of holders (“Noteholders”) of its outstanding 8% convertible unsecured notes due April 2, 2018 (the “Notes”), to be held at 10:00 a.m. (Vancouver time) on May 9, 2016, at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia.

At the Meeting, you will be asked to consider and vote upon a resolution (the “Arrangement Resolution”) approving an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), S.B.C., 2002, c.57, pursuant to which all of the Notes will be exchanged for new convertible secured notes of the Company (the “New Notes”) due April 2, 2021, such New Notes to be issued under a new trust indenture (the “New Indenture”).

Pursuant to the Arrangement, Noteholders will receive $1,000 in principal amount of New Notes for each $1,000 principal amount of outstanding Notes held by such Noteholder.  The terms of the New Notes are set forth in the accompanying management information circular (the “Circular”). The current Notes are unsecured.  Under the terms of the New Indenture, however, the New Notes will be secured convertible notes. Additionally, the New Notes will: (i) be interest free, but subject to a maturity bonus equal to 5% of the aggregate total principal amount of the New Notes payable on the maturity date; (ii) have a reduced conversion price of $0.50 per common shares; and (iii) have an extended maturity date from April 2, 2018 to April 2, 2021. Among other things, the exchange of the Notes and the extension of the maturity date should provide a degree of liquidity to the Company that is currently unavailable. Please refer to “Comparison of Certain Terms of Outstanding Notes and New Notes” in the Circular for further information respecting these and other differences between the New Notes and the existing Notes.

For the Arrangement to proceed, the Arrangement Resolution must be approved by: (i) a majority in number of the Noteholders voting, in person or by proxy, at the Meeting; and (ii) Noteholders representing not less than 75% in value of the Notes voting, in person or by proxy, at the Meeting.

The Board of Directors has concluded that the terms of the Arrangement are fair and reasonable to, and in the best interests of, the Company and the Noteholders, as more particularly set out in the enclosed Circular.  The Board of Directors has therefore approved the Arrangement and authorized the submission of the Arrangement to the Noteholders and the Court for approval.  The Board of Directors recommends that Noteholders vote in favour of the Arrangement Resolution.

We are enclosing a Notice of Special Meeting, the Circular for the Meeting, a form of proxy and a letter of transmittal.  These documents are also available on SEDAR at www.sedar.com. The Circular and the appendices attached to it, which we urge you to read carefully in consultation with your tax, financial, legal or other professional advisors, describe the Arrangement and include certain other information to assist you in considering the Arrangement.

Your vote is important regardless of how many Notes you own.  The Board of Directors recommends that Noteholders vote in favour of the Arrangement Resolution approving the Arrangement.

Completion of the Arrangement is subject to a number of conditions, some of which are beyond the control of the Company, including approval by the Supreme Court of British Columbia.  Accordingly, the exact timing of implementation of the Arrangement is not currently known.  The Company currently anticipates that closing will occur on or about May 13, 2016.

On behalf of the Board of Directors, I would like to thank all Noteholders for their ongoing support.

Yours very truly,

(signed) “Daniel Carriere”

Daniel Carriere
Chairman of the Board

NOTICE OF SPECIAL MEETING OF NOTEHOLDERS

TO THE HOLDERS OF 8% CONVERTIBLE NOTES OF TERRACE ENERGY CORP.:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of holders (the “Noteholders”) of the outstanding 8% convertible unsecured notes of Terrace Energy Corp. (the “Company”) due April 2, 2018 (the “Notes”) will be held at 10:00 a.m. (Vancouver time) on May 9, 2016, at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, for the following purpose:

1.              to consider, pursuant to an interim order of the Supreme Court of British Columbia dated April 8, 2016 (the “Interim Order”) and, if deemed advisable, to pass, with or without variation, a resolution (the “Arrangement Resolution”) in the form attached as Appendix “A” to the accompanying Management Information Circular (the “Circular”) approving an arrangement (the “Arrangement”) under Division 5, Part 9 of the Business Corporations Act (British Columbia), S.B.C., 2002, c.57 (the “Act”), which involves, among other things, an exchange of all of the outstanding Notes for new convertible secured notes of the Company due April 2, 2021 (the “New Notes”), such New Notes to be issued under a new trust indenture (the “New Indenture”), as more particularly set forth in the accompanying Circular; and

2.              to transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors of the Company have fixed the close of business (Vancouver time) on April 1, 2016 as the record date (the “Record Date”) for determining Noteholders who are entitled to attend and vote at the Meeting.  The accompanying Circular provides additional information relating to the matter to be dealt with at the Meeting and forms part of this Notice of Special Meeting.

Accompanying this Notice of Special Meeting are:  (i) the Circular; (ii) a form of proxy; (iii) an envelope for returning proxies to Computershare Investor Services Inc. (the “Scrutineer”); (iv) a letter of transmittal; and (v) an envelope for returning letters of transmittal and certificates which immediately prior to the effective time of the Arrangement represented outstanding Notes, together with any other documents required by the letter of transmittal.

Copies of the Arrangement Resolution, the Plan of Arrangement, the form of the New Indenture, the Interim Order and the Notice of Application for the Final Order, as defined in the Circular, are attached to the Circular as Appendices “A”, “B”, “C”, “D” and “E”, respectively.  The foregoing documents are also available for inspection prior to the Meeting at the registered office of the Company at 10th Floor, 595 Howe Street, Vancouver, British Columbia V6C 2T5 during regular business hours and have been publicly filed on www.sedar.com.

A registered Noteholder, being a Noteholder who holds Notes in his or her or its own name and is entered on the Notes as the registered holder of Notes, may attend the Meeting in person or may be represented by proxy. If you are a registered Noteholder, whether or not you are able to attend the Meeting, you are requested to complete, execute and deliver the enclosed form of proxy in accordance with the instructions set forth on the form to the Company, c/o the Scrutineer, Attn.: Proxy Department, 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1 by no later than 10:00 a.m. (Vancouver time) on May 5,

2016 or, if the Meeting is adjourned or postponed, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournments or postponements thereof.

The time limit for the deposit of proxies may be waived by the chair of the Meeting at his discretion without notice. Registered Noteholders can also vote their proxies via telephone or the internet in accordance with the instructions provided in the proxy.

The persons named in the enclosed form of proxy are management of the Company. Each Noteholder has the right to appoint a proxyholder other than such persons, who need not be a Noteholder, to attend and to act for such Noteholder and on such Noteholder’s behalf at the Meeting.

If you are a non-registered Noteholder or broker and you receive these materials through your broker, custodian, nominee or other intermediary, you should follow the instructions provided by your broker, custodian, nominee or other intermediary in order to vote your Notes.

Pursuant to the plan of arrangement completed by the Company on October 15, 2014, the Company’s previously outstanding 8% convertible unsecured notes of the Company due April 2, 2018 and issued on April 2, 2013 and June 3, 2013 (the “Old Notes”) were cancelled and exchanged for the Notes. The Old Notes have no voting rights and represent only a right to be exchanged for the Notes. Holders of Old Notes who exchange their Old Notes for Notes by returning the certificate representing the Old Notes and the letter of transmittal, together with any other documents required thereunder, along with their form of proxy should they wish to vote by proxy, in accordance with the instructions set forth on the form, to the Company, c/o Computershare Trust Company of Canada, Attn: Corporate Trust Department, 3rd Floor — 510 Burrard Street, Vancouver, British Columbia V6C 3B9, prior to 10:00 a.m. (Vancouver time) on May 5, 2016 will have a right to attend and vote at the Meeting. As of the date hereof, certificates representing $4,795,000 in principal amount of Old Notes have not yet been surrendered for cancellation.

The Board of Directors of the Company recommends that Noteholders vote IN FAVOUR of the Arrangement Resolution.  In the absence of any instruction to the contrary, the Notes represented by proxies appointing the management designees named in the accompanying form of proxy will be voted in favour of the Arrangement Resolution.

DATED at Vancouver, British Columbia, this 8th day of April, 2016.

By order of the Board of Directors

(signed) “Daniel Carriere”

Daniel Carriere
Chairman of the Board

NOTICE TO NOTEHOLDERS IN THE UNITED STATES	1

GLOSSARY OF DEFINED TERMS	2

SUMMARY	5

DATE, TIME AND PLACE OF MEETING	5
PURPOSE OF THE MEETING	5
VOTES REQUIRED	5
NOTEHOLDERS ENTITLED TO VOTE	5
SUPPORT AGREEMENTS	5
COURT APPROVAL OF THE ARRANGEMENT	5
THE ARRANGEMENT	6
REASONS FOR THE ARRANGEMENT	6
RECOMMENDATIONS OF THE BOARD OF DIRECTORS	7
STOCK EXCHANGE LISTING	7
PAYMENT OF ACCRUED AND UNPAID INTEREST ON NOTES	7
CONDITIONS PRECEDENT	7
INCOME TAX CONSIDERATIONS	8
CERTAIN CANADIAN SECURITIES LAWS MATTERS	8
CERTAIN UNITED STATES SECURITIES LAWS MATTERS	9
OLD NOTES	9
RISK FACTORS	9

MANAGEMENT INFORMATION CIRCULAR	10

GENERAL	10

REPORTING CURRENCY	10

FORWARD-LOOKING STATEMENTS	10

GENERAL PROXY INFORMATION	11

RECORD DATE AND QUORUM	11
APPOINTMENT AND REVOCATION OF PROXIES	11
ADVICE TO BENEFICIAL HOLDERS OF THE NOTES	12

NOTES AND PRINCIPAL HOLDERS THEREOF	12

REASONS FOR THE ARRANGEMENT	13

RECOMMENDATION OF THE BOARD OF DIRECTORS	14
FAIRNESS OF THE ARRANGEMENT	14

COMPARISON OF CERTAIN TERMS OF OUTSTANDING NOTES AND NEW NOTES	14

PARTICULARS OF THE ARRANGEMENT	23

THE ARRANGEMENT	23
COURT APPROVAL OF THE ARRANGEMENT	24
APPROVAL OF ARRANGEMENT RESOLUTION	25
SUPPORT AGREEMENTS	25
OLD NOTES	25
CONDITIONS TO THE ARRANGEMENT	26
PAYMENT OF ACCRUED AND UNPAID INTEREST ON NOTES	26
LETTERS OF TRANSMITTAL	26

v

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT	27

RISK FACTORS	28

CERTAIN RISKS ASSOCIATED WITH THE ARRANGEMENT	28
CERTAIN RISKS ASSOCIATED WITH THE COMPANY	29
CERTAIN RISKS ASSOCIATED WITH THE NEW NOTES	30

STOCK EXCHANGE LISTING	32

CERTAIN CANADIAN SECURITIES LAW MATTERS	32

RESALE OF NEW NOTES	32
MULTILATERAL INSTRUMENT 61-101	32

CERTAIN UNITED STATES SECURITIES LAW MATTERS	33

RESALE OF NEW NOTES	33

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	34

HOLDERS RESIDENT IN CANADA	35

BENEFITS TO INSIDERS, AFFILIATES AND ASSOCIATES	37

AUDITORS	37

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS	37

INFORMATION CONTAINED IN THIS CIRCULAR	37

DIRECTOR’S APPROVAL	38

Appendix “A” – Arrangement Resolution

Appendix “B” – Plan of Arrangement

Appendix “C” – New Indenture

Appendix “D” – Interim Order

Appendix “E” – Notice of Application for Final Order

NOTICE TO NOTEHOLDERS IN THE UNITED STATES

NEITHER THE PLAN OF ARRANGEMENT NOR THE SECURITIES ISSUABLE IN CONNECTION WITH THE PLAN OF ARRANGEMENT HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR THE SECURITIES REGULATORY AUTHORITIES IN ANY STATE, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITIES IN ANY STATE PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OF ARRANGEMENT OR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The New Notes have not been and are not expected to be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States and are being issued in reliance on the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act on the basis of the approval of the Plan of Arrangement by the Court. See “Certain United States Securities Law Matters”.

Noteholders should be aware that the acquisition of the New Notes may have tax consequences, including in both the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States are not described fully herein, and such persons should consult their own legal, tax and financial advisors in regards to their particular circumstances.

The solicitation of proxies hereby is not subject to the proxy requirements of Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended. Accordingly, this Circular has been prepared in accordance with applicable disclosure requirements in Canada. Noteholders in the United States should be aware that such requirements are different from requirements under U.S. securities laws.

The enforcement by Noteholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that the Company is organized under the laws of Canada and that some or all of its directors and officers are not residents of the United States and that all or a substantial portion of their respective assets may be located outside the United States. You may not be able to bring an action against a corporation organized under the laws of Canada in a Canadian court for violations of U.S. securities laws and it may be difficult to compel the foregoing persons to subject themselves to a judgment by a U.S. court.

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GLOSSARY OF DEFINED TERMS

Unless the context otherwise requires, when used in this Circular, the following terms shall have the meanings set forth below. Words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders.

“2014 Arrangement” means the plan of arrangement of the Company previously completed on October 15, 2014, whereby the Old Notes were exchanged for the Notes;

“2014 Order” means the final order of the Court dated October 10, 2014 approving the 2014 Arrangement;

“Act” means the Business Corporations Act (British Columbia), S.B.C., 2002, c.57, as it may be amended from time to time;

“Arrangement” means an arrangement under the provisions of Division 5, Part 9 of the Act, on the terms and subject to the conditions set forth in the Plan of Arrangement;

“Arrangement Resolution” means the resolution of Noteholders approving the Arrangement and the Plan of Arrangement, with or without variation, by the Noteholders at the Meeting, substantially in the form attached as Appendix “A” to this Circular;

“Board of Directors” means the board of directors of the Company;

“Circular” means this Management Information Circular, including all Appendices hereto, as it may be amended, restated or supplemented from time to time;

“Company” means Terrace Energy Corp.;

“co-Trustee” means a licensed United States trust company to be appointed under the New Indenture;

“Court” means the Supreme Court of British Columbia;

“Definitive Note” means a certificated New Note fully registered in the name of the holder thereof;

“Depository” means, with respect to the New Notes issuable or issued in whole or in part in the form of one or more Global Notes, the person designated as depository by the Company pursuant to Section 2.2 of the New Indenture until a successor depository shall have become such pursuant to the applicable provisions of the New Indenture, and thereafter “Depository” shall mean each person who is then a depository thereunder, and if at any time there is more than one such person, “Depository” as used with respect to the New Notes shall mean each depository with respect to the Global Notes and, in the case of the New Notes, the Depository shall initially be CDS Clearing and Depository Services Inc.;

“Effective Date” means the effective date of the Arrangement, which is expected to be on or about the first business day following the date on which all of the conditions precedent to the completion of the Arrangement have been satisfied or waived, or such other date as determined by the Company;

“Effective Time” means 12:01 a.m. on the Effective Date;

“Exchange” means the TSX-V or any other exchange or quotation system on which the common shares of the Company or the New Notes, as applicable, are then listed or quoted;

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“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended at any time prior to the Effective Date;

“Global Note” means a New Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 3.2 of the New Indenture, for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

“Indenture” means the indenture entered into between the Company, the Trustee and the co-Trustee on October 15, 2014, under which the Notes were issued;

“Interim Order” means the interim order of the Court in respect of the Arrangement dated April 8, 2016, a copy of which is attached hereto as Appendix “D”, as such order may be amended;

“Letter of Transmittal” means the letters of transmittal delivered to the Noteholders for use in connection with the Arrangement;

“Maturity Bonus” means the bonus equal to 5% of the aggregate total outstanding principal amount of New Notes outstanding on the Maturity Date;

“Maturity Date” means April 2, 2021;

“Meeting” means the special meeting of the Noteholders (including any adjournment(s) or postponement(s) thereof) to be held on May 9, 2016, in accordance with the Interim Order to consider the Arrangement Resolution;

“New Indenture” means the New Indenture, substantially in the form attached hereto as Appendix “C”, planned to be entered into between the Company, the Trustee and the co-Trustee under which the New Notes are to be issued;

“New Notes” means new convertible secured notes of the Company due April 2, 2021, in the aggregate principal amount of up to $38,590,000, which notes shall be issued under the New Indenture in integral multiples of $1,000, and which the Company plans to distribute to the holders of the outstanding Notes pursuant to the Plan of Arrangement;

“Non-Resident Holder” means a beneficial holder of the Notes who, for the purposes of the Tax Act and at all relevant times: (a) is not resident in Canada or deemed to be resident in Canada; and (b) does not use or hold, and is not deemed to use or hold, the Notes in connection with carrying on a business in Canada;

“Notes” means the outstanding 8% convertible unsecured notes of the Company due April 2, 2018 issued pursuant to the Indenture in the aggregate principal amount of $38,590,000, as of the Record Date, which includes those Notes issuable pursuant to the 2014 Arrangement as approved by the 2014 Order to holders of Old Notes that have not yet exchanged their Old Notes for Notes in accordance with the 2014 Arrangement;

“Noteholders” means the holders of Notes entered in the register of Notes;

“Notice of Special Meeting” means the notice of special meeting of the Noteholders dated April 8, 2016, to be sent to the Noteholders in connection with the Meeting;

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“Old Notes” means the 8% convertible unsecured notes issued on April 2, 2013, June 3, 2013 and June 26, 2013, which were cancelled pursuant to the 2014 Arrangement as approved by the 2014 Order and may be exchanged for Notes pursuant to the 2014 Arrangement;

“Plan of Arrangement” means the plan of arrangement of the Company attached hereto as Appendix “B” and any amendment or variation thereto made in accordance with the plan of arrangement or any order of the Court;

“Record Date” means April 1, 2016;

“Registered Noteholder” means a registered holder of Notes as recorded in the Company’s Note register;

“Resident Holder” means a beneficial holder of the Notes who, for the purposes of the Tax Act and any applicable income tax convention, at all relevant times, is or is deemed to be resident in Canada;

“Scrutineer” means Computershare Investor Services Inc., in its capacity as scrutineer of the Meeting;

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

“Support Agreements” means the support agreements between the Company and certain of the Noteholders, setting forth the terms and conditions upon which they have agreed to vote all of their Notes in favour of the Arrangement Resolution, subject to the terms of such support agreement;

“Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c. 1, as amended, and all regulations promulgated thereunder; and

“Trustee” means in the case of the Notes, the trustee under the Indenture and in the case of the New Notes, a licensed trust company to be appointed under the New Indenture.

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SUMMARY

The following is a summary of certain information contained in this Circular.  This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Circular. The Noteholders should read the entire Circular, including the Appendices.  Capitalized terms used in this summary are defined in the Glossary of Defined Terms or elsewhere in this Circular.

Date, Time and Place of Meeting

The Meeting will be held on May 9, 2016, at 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia at 10:00 a.m. Vancouver time.

Purpose of the Meeting

At the Meeting, the Noteholders will be asked to consider and, if deemed advisable, approve, with or without variation, the Arrangement Resolution, attached as Appendix “A” to this Circular.

Votes Required

Subject to any further order of the Court, for the Arrangement to proceed, it must be approved by: (i) a majority in number of the Noteholders voting, in person or by proxy, at the Meeting; and (ii) Noteholders holding not less than 75% in value of the Notes held by Noteholders voting, in person or by proxy, at the Meeting.

Noteholders Entitled to Vote

Each Registered Noteholder at the close of business (Vancouver time) on the Record Date is entitled to attend the Meeting in person or by proxy and to cast one vote in respect of the matters being considered at the Meeting.  The Record Date for the Meeting is April 1, 2016.

Support Agreements

The Company has entered into Support Agreements with Noteholders representing approximately $14.5 million in principal amount of the Notes, representing approximately 37% of the outstanding Notes as of the date hereof. The Support Agreements set forth, among other things, the agreement of such Noteholders to vote their Notes in favour of the Arrangement Resolution.

Court Approval of the Arrangement

On April 8, 2016, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters.  The Interim Order is attached as Appendix “D” to this Circular.

Subject to obtaining the requisite approval of the Arrangement by the Noteholders at the Meeting, the hearing in respect of the Final Order is scheduled to take place on May 11, 2016 at 9:45 a.m. (Vancouver time) at the Court at 800 Smithe Street, Vancouver, British Columbia, at which hearing any Noteholder or other interested party may appear and be heard.  Any Noteholder or other interested party desiring to appear at the hearing is required to file with the Court and serve upon the Company, on or before 4:00 p.m. (Vancouver time) on May 9, 2016, a notice of its intention to appear, including an address for service in Vancouver, British Columbia (or alternatively, a facsimile number for service by facsimile or

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an email address for service by email), together with any evidence or materials which are to be presented to the Court.  Service on the Company is to be effected by delivery to the Company c/o its solicitors, 1000 - 925 West Georgia Street, Vancouver, British Columbia V6C 3L2 Attention: H. S. Sangra.

The Notice of Application for the Final Order is attached as Appendix “E” to this Circular.

The Court will consider, among other things, the fairness of the Arrangement, and, in particular, the fairness to the Noteholders of the exchange of the Notes for the New Notes under the Arrangement.  The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit.

The Arrangement

If the Arrangement receives the requisite approvals by the Noteholders at the Meeting, Court approval of the Arrangement is obtained and all of the other conditions set out in the Plan of Arrangement are satisfied or waived, the Arrangement will be implemented by way of a plan of arrangement under Division 5, Part 9 of the Act.  Pursuant to the Arrangement, among other things, all of the outstanding Notes will be exchanged for an equal principal amount of New Notes.  Because the Arrangement is subject to a number of conditions, some of which are beyond the Company’s control, the exact timing of implementation of the Arrangement is not currently known.  The Company currently expects that the closing of the Arrangement will occur on or about May 13, 2016.

If the Arrangement receives necessary Noteholder and Court approvals and the other conditions set forth in the Plan of Arrangement are satisfied or waived in accordance with its terms, all of the outstanding Notes will be exchanged for New Notes and the issued and outstanding Notes will be cancelled and be of no further force and effect as at the Effective Date. Please see “Comparison of Certain Terms of Outstanding Notes and New Notes” for further information respecting the terms of the New Notes.

Reasons for the Arrangement

The oil and gas exploration and production industry has historically been, and continues to be, a highly cyclical industry and the ongoing market fluctuations in the prices of oil and gas have been adversely affecting the business of the Company. Oil and gas prices have decreased materially since the Notes were issued. As of March 1, 2016, prices for West Texas Intermediate Crude were down approximately 58% compared to October 15, 2014 and recently reached multi-year lows. This has had a materially adverse effect on the Company’s business, results of operations and cash flows. Additionally, the Company’s shortfalls in revenue and cash flow deficits are forcing it to minimize its capital expenditures and reduce operating expenditures in order to preserve liquidity. By preserving its liquidity, the Company seeks to preserve its ongoing viability to realize upon any oil and gas price improvements that may occur in the future. There can be no assurance of the Company’s ongoing near-term viability if the Arrangement is not implemented.

In reaching its determination and making its recommendation, the Board of Directors considered a number of factors, including, among others, the following:

New Notes are Secured and Have Higher Ranking than Outstanding Notes — Pursuant to the Arrangement, the New Notes are the Company’s secured obligations and will be guaranteed by a general security agreement against all of the property of the Company. Accordingly, the New Notes will rank: (a) equal in right of payment to all of the Company’s existing and future secured indebtedness, subject to Permitted Encumbrances as set forth under the New Indenture; and (b) senior in right of payment with all of the Company’s existing and future unsecured indebtedness.

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Lower Conversion Price — Pursuant to the Arrangement, the price at which the New Notes may be converted into common shares of the Company will be $0.50 per share compared to $2.00 per share under the existing Notes.

Improve Liquidity by Eliminating Interest Expense — Under the Arrangement, the Noteholders will forgive all accrued and unpaid interest and penalties on the outstanding Notes. However, upon the Maturity Date, Noteholders are entitled to the Maturity Bonus. This elimination of interest obligations of the Company under the terms of the New Notes will substantially reduce the Company’s annual interest expense and improve its liquidity.

Improve Liquidity by Extending the Maturity for Principal Repayments — Pursuant to the Arrangement, principal repayment obligations on the New Notes will be extended by three years (as compared to the existing Notes) to the Maturity Date. This, together with the elimination of interest payments, will enable the Company to preserve its liquidity for a longer period of time to allow the Company to realize the benefits of any oil and gas price improvements that may occur in the future.

Improve Balance Sheet through Opportunities to Convert to Equity - Under the Arrangement, upon maturity, Noteholders are entitled to a Maturity Bonus, which bonus shall, at the option of the Company, be payable in cash or through the issuance of common shares of the Company.

Recommendations of the Board of Directors

The Board of Directors, after careful consideration of a number of factors and consultation with its advisors, has determined that the exchange of the Notes for the New Notes to be received by the Noteholders pursuant to the Arrangement is fair to the Noteholders and that the Arrangement is in the best interests of the Company and the Noteholders and has authorized the submission of the Arrangement Resolution to the Noteholders for their approval at the Meeting.  The Board of Directors recommends that the Noteholders vote in favour of the Arrangement.

In reaching its determination and making its recommendation, the Board of Directors considered a number of factors described under the section titled “Reasons for the Arrangement” in this Circular.

Stock Exchange Listing

The New Notes are expected to be listed on the Exchange.

Payment of Accrued and Unpaid Interest on Notes

Pursuant to the Arrangement, the Noteholders will forgive all accrued interest and penalties on the Notes up to and including the Effective Date and no cash payment in respect of accrued interest or penalties on the outstanding Notes as at the Effective Time will be made to the Noteholders. The New Notes shall be interest free, but subject to the Maturity Bonus.

Conditions Precedent

The Plan of Arrangement provides that the Company’s obligation to complete the Arrangement is subject to the satisfaction, on or before the Effective Date, of certain conditions precedent, including the following, which may only be waived by the consent of the Company:

(a)         all necessary approvals of the Noteholders shall have been obtained in respect of the

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Arrangement;

(b)         all other consents, orders and approvals required, necessary or desirable for the completion of the Arrangement, including any required approval of the Exchange, must have been obtained or received, each in a form acceptable to the Company;

(c)          the Final Order and any other necessary order(s) of the Court with respect to the Arrangement shall have been obtained from the Court on terms acceptable to the Company, acting reasonably; and

(d)         no action shall have been instituted and be continuing, on the Effective Date, for an injunction to restrain, a declaratory judgment in respect of, or damages on account of, or relating to, the Plan of Arrangement or the Notes and no cease trading or similar order with respect to any securities of the Company shall have become effective or threatened.

The Depositary

Computershare Investor Services Inc. is acting as Depositary under the Arrangement.  The Depositary will receive, at the offices specified in the Letter of Transmittal, deposits of certificates which, immediately prior to the Effective Time, represented outstanding Notes and of accompanying Letters of Transmittal, and the Depositary will be responsible for distributing the New Notes under the Arrangement.

Termination

The Company can elect, at any time prior to the Effective Time, not to proceed with the Arrangement.

Income Tax Considerations

A summary of certain Canadian federal income tax considerations for Noteholders whose Notes are exchanged for New Notes pursuant to the Arrangement is set out in the section of this Circular entitled “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada.”

Noteholders should carefully review the tax considerations applicable to them under the Arrangement and are urged to consult their own legal, tax and financial advisors in regard to their particular circumstances.

Certain Canadian Securities Laws Matters

The exchange of the outstanding Notes for the New Notes pursuant to the Arrangement will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable provincial securities legislation in Canada.  Under applicable provincial securities laws, the New Notes may be resold in Canada without hold period restrictions, provided the sale is not a “control distribution” as defined by applicable securities laws, no unusual effort is made to prepare the market or create demand for the securities, no extraordinary commission or consideration is paid in respect of the sale and, if the selling holder of New Notes is an insider or officer of the Company, such selling holder has no reasonable grounds to believe that the Company is in default of securities legislation.

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Certain United States Securities Laws Matters

The New Notes to be distributed pursuant to the Arrangement will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and will be distributed in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act. The New Notes will generally not be subject to resale restrictions under U.S. federal securities laws for persons who are not affiliates of the Company following the Arrangement or within 90 days prior to the Arrangement.

Old Notes

Pursuant to the 2014 Arrangement as approved by the 2014 Order, the Old Notes were cancelled and represent only a right to be exchanged for the Notes. Holders of Old Notes who exchange their Old Notes for Notes by returning the certificate representing the Old Notes along with the applicable letter of transmittal, together with any other documents required thereunder on or before 10:00 a.m. (Vancouver time) on May 5, 2016, may attend and vote at the Meeting. If such holders of Old Notes wish to appoint a proxyholder to vote their Notes at the Meeting, they must also submit a valid form of proxy to the Company, c/o Computershare Trust Company of Canada, Attn: Corporate Trust Department, 3rd Floor — 510 Burrard Street, Vancouver, British Columbia V6C 3B9 by the deadline for submission of proxies set forth herein. As of the date hereof, certificates that prior to the effectiveness of the 2014 Arrangement represented $4,795,000 in principal amount of Old Notes have not yet been surrendered for cancellation in accordance with the 2014 Arrangement.

Risk Factors

Please refer to “Risk Factors” below for a discussion respecting certain risks related to the subject matter hereof.

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MANAGEMENT INFORMATION CIRCULAR

GENERAL

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of the Company for use at the Meetings and any adjournments or postponements thereof.

These meeting materials are being sent to both registered and non-registered Noteholders. If you are a non-registered Noteholder and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of Notes have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding such Notes on your behalf.

By choosing to send these materials to you directly, the Company has assumed responsibility for: (i) delivering these materials to you; and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Information contained in this Circular is given as of April 8, 2016, except as otherwise noted.

REPORTING CURRENCY

All amounts in this Circular are expressed in Canadian dollars, unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

Statements in this Circular that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Forward-looking statements that concern the Arrangement include, but are not limited to, statements with respect to: the anticipated benefits and effects of the Arrangement, including the liquidity created by the New Notes; the expected timing and completion of the Arrangement; the listing of the New Notes; and the anticipated tax treatment of the Arrangement on Noteholders.

Such forward-looking statements represent the Company’s assumptions, internal projections, estimates or beliefs concerning, among other things: the ability of the Company to obtain, and the timing of receipt of, any necessary regulatory, court, the Exchange and Noteholder approvals; the time necessary to satisfy the conditions to the closing of the Arrangement; the occurrence of any event, change or other circumstances that could give rise to the Company electing not to proceed with the Arrangement; the effects of general and industry-specific economic conditions, Court approval of the Arrangement, the Company’s funding requirement, actions by government authorities and other risks detailed in the Company’s filings with the Canadian Securities Administrators.  In addition, there may also be known and unknown risk factors which may cause actual events or results to differ from those expressed or implied by the forward-looking statements. Actual events or results may differ materially from the future results expressed or implied by such forward-looking statements. There can be no assurance that the forward-looking statements will prove to be accurate.

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All forward-looking statements in this Circular are qualified by these cautionary statements.  These statements are made as of the date of this Circular and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by applicable law.  Additionally, the Company undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of the Company, its financial or operating results or its securities.

GENERAL PROXY INFORMATION

Record Date and Quorum

The Board of Directors has fixed the close of business (Vancouver time) on April 1, 2016 as the Record Date for the determination of Noteholders of record that are entitled to receive notice of, attend and vote at the Meeting or any adjournment(s) or postponement(s) thereof.  The failure of any Noteholder to receive notice of the Meeting does not deprive such Noteholder of the right to vote at the Meeting.

The quorum required at the Meeting is two or more Noteholders, who are present in person or by proxy, who hold at least 5% of the outstanding principal amount of Notes and who are authorized to cast a vote at the Meeting.

Appointment and Revocation of Proxies

The form of proxy accompanying this Circular gives discretionary authority to the proxy nominee for any amendments or variations to the matter identified in the Notice of Meeting and any other matters which may properly come before the Meeting. On any ballot or poll, the Notes represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy for any matter to be acted on. If a choice is not so specified for any such matter, the Notes represented by a proxy given to management will be voted in favour of the Arrangement Resolution. A Noteholder has the right to appoint a person (who need not be a Noteholder) to attend and act for such Noteholder and on the Noteholder’s behalf at the Meeting other than the persons named in the proxy and may exercise such right by inserting the name in full of the desired person in the blank space provided in the proxy and striking out the names now designated.

The proxy confers discretionary authority upon the person(s) named therein with respect to: (i) each matter or group of matters identified therein for which a choice is not specified; (ii) any amendment to or variation of any matter identified therein; and (iii) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.  As of the date of this Circular, the Board of Directors knows of no such amendments, variations or other matters to come before the Meeting, other than matters referred to in the Notice of Meeting.   However, if other matters should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the person(s) voting the proxy.

Proxies must be delivered to the Company, c/o the Scrutineer, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournments or postponements thereof.  The time limit for the deposit of proxies may be waived by the chair of the Meeting at his or her discretion without notice.

Management is not aware of any amendments to the matter to be presented for action at the Meeting or of any other matters to be presented for action at the Meeting.

A Noteholder executing and delivering a proxy can revoke it by an instrument in writing signed by the

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Noteholder, or by his or her attorney authorized in writing, and delivered: (i) to the chair of the Meeting prior to the commencement of the Meeting or any adjournment(s) or postponement(s) thereof; (ii) to the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment(s) or postponement(s) thereof, at which the proxy is to be used; or (iii) in any other manner provided by law. A proxy is valid only in respect of the Meeting.  A Noteholder can also revoke the proxy by completing and signing a proxy bearing a later date and depositing it with the Scrutineer as described above.

Advice to Beneficial Holders of the Notes

Only Registered Noteholders or the persons they appoint as their proxies are permitted to vote at the Meeting.  Certain Noteholders are “non-registered” Noteholders because they may hold their Note through their brokers, custodian, banks, trustees or other persons (collectively, a “Nominee”).  Noteholders who do not hold their respective Notes in their own name should note that only proxies deposited by Registered Noteholders whose name appear on the records of the Company as the Registered Noteholder are permitted to vote at the Meeting.  If Notes are listed in an account statement provided to a Noteholder by a broker, then, in almost all cases, those Notes will not be registered in the Noteholder’s name on the records of the Company.

Nominees should seek voting instructions from non-registered Noteholders in advance of the Meeting.  In this case, each Nominee should have its own form of voting instruction form, mailing procedures and provide its own return instructions to clients, which should be carefully followed by non-registered Noteholders to ensure that their Notes are voted at the Meeting.

If you, as a non-registered Noteholder, wish to vote by proxy, you should carefully follow the instructions from the Nominee in order to ensure that your Notes are voted at the Meeting.  If you, as a non-registered Noteholder, wish to vote at the Meeting in person, you should appoint yourself as proxyholder by writing your name in the space provided on the request for voting instructions or proxy provided by the Nominee and return the form to the Nominee in accordance with the instructions provided.

Only Registered Noteholders have the right to revoke a proxy; non-registered Noteholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their respective Nominees to change their vote and if necessary revoke their proxy in accordance with the revocation procedures set out above.

NOTES AND PRINCIPAL HOLDERS THEREOF

The Record Date for the determination of the Noteholders entitled to receive notice of, attend and vote at the Meeting is the close of business (Vancouver time) on April 1, 2016.  Only Noteholders whose names have been entered in the respective register(s) of Noteholders on the close of business (Vancouver time) on the Record Date will be entitled to receive notice of and to attend and vote at the Meeting. Holders of Notes who acquire Notes after the Record Date will not be entitled to vote such Notes at the Meeting.

As of the Record Date, the Company had an aggregate of $38,590,000 principal amount of Notes issued and outstanding.

The Arrangement Resolution requires the affirmative vote of: (i) a majority in number of the Noteholders voting, in person or by proxy, at the Meeting; and (ii) Noteholders holding not less than 75% in value of the Notes held by Noteholders voting, in person or by proxy, at the Meeting.  Each Noteholder will be entitled to one vote at the Meeting.

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To the knowledge of the directors and executive officers of the Company, and based solely upon a review of the register of Noteholders maintained by the Company, as at the Record Date, there were no Noteholders who owned, or controlled or directed, directly or indirectly, more than 10% of the outstanding Notes.

REASONS FOR THE ARRANGEMENT

The Company issued the Notes on October 15, 2014 in exchange for the Old Notes pursuant to the terms of the 2014 Arrangement. The Old Notes were issued during 2013 on a private placement basis without an indenture and on a non-transferrable basis.

The oil and gas exploration and production industry has historically been, and continues to be, a highly cyclical industry and the ongoing market fluctuations in the prices of oil and gas have been adversely affecting the business of the Company. Oil and gas prices have decreased materially since the Notes were issued. As of March 1, 2016, prices for West Texas Intermediate Crude were down approximately 58% compared to October 15, 2014 and recently reached multi-year lows. This has had a materially adverse effect on the Company’s business, results of operations and cash flows. Additionally, the Company’s shortfalls in revenue and cash flow deficits are forcing it to minimize its capital expenditures and reduce operating expenditures in order to preserve liquidity. By preserving its liquidity, the Company seeks to preserve its ongoing viability to realize upon any oil and gas price improvements that may occur in the future. There can be no assurance of the Company’s ongoing near-term viability if the Arrangement is not implemented.

Given current market conditions in the oil and gas industry and the projected outlook, the Board of Directors determined that an amendment to the structure of the Notes that would provide the Company with a degree of liquidity while providing the Noteholders with a degree of security was in the best interests of the Company and the Noteholders.  The Board of Directors, in consultation with its advisors, considered several options and determined that exchanging the Notes for the secured interest-free New Notes with an extended Maturity Date and a lower conversion price was the preferred method by which its goals could be achieved.

The Board of Directors has reviewed the terms and conditions of the Plan of Arrangement and has unanimously concluded that they are fair and reasonable to, and are in the best interests of, the Company and the Noteholders.  In arriving at its recommendation with respect to the Arrangement, the Board of Directors considered, among other things, the following factors:

New Notes are Secured and Have Higher Ranking than Outstanding Notes — Pursuant to the Arrangement, the New Notes are the Company’s secured obligations and will be guaranteed by a general security agreement against all of the property of the Company. Accordingly, the New Notes will rank: (a) equal in right of payment to all of the Company’s existing and future secured indebtedness, subject to Permitted Encumbrances as set forth under the New Indenture; and (b) senior in right of payment with all of the Company’s existing and future unsecured indebtedness.

Lower Conversion Price — Pursuant to the Arrangement, the price at which the New Notes may be converted into common shares of the Company will be $0.50 per share compared to $2.00 per share under the existing Notes.

Improve Liquidity by Eliminating Interest Expense — Under the Arrangement, the Noteholders will forgive all accrued and unpaid interest and penalties on the outstanding Notes. However, upon the Maturity Date, Noteholders are entitled to the Maturity Bonus. This elimination of interest obligations of the Company under the terms of the New Notes will substantially reduce the Company’s annual interest expense and

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improve its liquidity.

Improve Liquidity by Extending the Maturity for Principal Repayments — Pursuant to the Arrangement, principal repayment obligations on the New Notes will be extended by three years (as compared to the existing Notes) to the Maturity Date. This, together with the elimination of interest payments, will enable the Company to preserve its liquidity for a longer period of time to allow the Company to realize the benefits of any oil and gas price improvements that may occur in the future.

Improve Balance Sheet through Opportunities to Convert to Equity - Under the Arrangement, upon maturity, Noteholders are entitled to a Maturity Bonus, which bonus shall, at the option of the Company, be payable in cash or through the issuance of common shares of the Company.

The foregoing discussion of the information and factors reviewed by the Board of Directors is not, and is not intended to be, exhaustive.  The Board of Directors’ recommendations were made after consideration of the above noted factors in light of the Board of Directors’ collective knowledge of the business, financial condition and prospects of the Company.  The Board of Directors believes that each of the factors set out above supports its decision to recommend that the Noteholders vote in favour of the Arrangement Resolution.

Recommendation of the Board of Directors

The Board of Directors, after careful consideration of a number of factors, including consultation with its outside advisors, determined that the exchange of the Notes for the New Notes to be received by the Noteholders in respect of the Arrangement is fair to the Noteholders and that the Arrangement is in the best interests of the Company and the Noteholders.  Accordingly, the Board of Directors has authorized the submission of the Arrangement Resolution to the Noteholders for their approval at the Meeting.  The Board of Directors has determined to recommend to the Noteholders that they vote in FAVOUR of the Arrangement Resolution.

Fairness of the Arrangement

The Arrangement was determined to be fair to the Noteholders by the Board of Directors based upon the following factors, among others:

(a)         the procedures by which the Arrangement will be approved, including the requirement for a majority in number and 75% in value of the Noteholders to approve the Arrangement, and approval by the Court after a hearing at which fairness will be considered; and

(b)         each Noteholder as at the Effective Time will participate in the Arrangement such that each Noteholder, upon completion of the Arrangement, will continue to hold an equal principal amount of New Notes as such Noteholder holds Notes prior to completion of the Arrangement.

COMPARISON OF CERTAIN TERMS OF OUTSTANDING NOTES AND NEW NOTES

The following table sets forth a summary of certain terms of the outstanding Notes compared to the New Notes, which is qualified in its entirety by reference to the Indenture and the New Indenture, which is attached as Appendix “C”, and which Noteholders are encouraged to read in their entirety:

Term	Outstanding Notes	New Notes

Maturity Date	April 2, 2018.	April 2, 2021.

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Interest

8% per annum (based on a year of 365 days and the actual number of days in the relevant interest period) payable quarterly in arrears on the last day of January, April, July and October in each fiscal year. Interest on the Notes accruing from July 31, 2014.

Interest free but subject to a Maturity Bonus, which bonus shall be payable in cash or, at the option of the Company, through the issuance of the common shares of the Company. In the event that the Company elects to pay the Maturity Bonus in common shares, such common shares will be issued at a price equal to the volume weighted average price of the common shares of the Company on its principal stock exchange over the ten consecutive trading days prior to the date of issuance. The Noteholders shall forgive all outstanding interest and penalties accrued on the outstanding Notes up to and including the Effective Date.

Indenture	The terms and conditions of the Notes are governed by the Indenture entered into among the Company, the Trustee and the co-Trustee on October 15, 2014.	The terms and conditions of the New Notes will be governed by a New Indenture to be entered into among the Company, the Trustee and the co-Trustee.

Conversion Privilege

The Notes are convertible into fully paid and non-assessable common shares of the Company at the option of the holder thereof at any time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the business day before eight business days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the business day before eight business days immediately preceding the redemption date specified by the Company for redemption of the Notes at a conversion price in effect on the date of conversion, which as of the date of issuance of the Notes has been $2.00 per common share, subject to adjustment as provided in the Indenture (the “Conversion Price”). Holders converting their Notes received accrued and unpaid interest thereon from the period of the last interest payment date of their Notes prior to the date of conversion up to but not including the date of conversion by way of cash payment (less any taxes required to be deducted).

The New Notes will be convertible into fully paid and non-assessable common shares of the Company at the option of the holder thereof at any time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the business day before eight business days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the business day before eight business days immediately preceding the redemption date specified by the Company for redemption of the New Notes at a conversion price in effect on the date of conversion, which as of the date of issuance of the Notes will be $0.50 per common share, subject to adjustment as provided in the New Indenture (the “Conversion Price”).

Ranking

The Notes are the Company’s unsecured obligations and are not guaranteed by any of its operating subsidiaries. Accordingly, the Notes rank:

•                  except as discussed below under “Certain Covenants”, effectively

The New Notes are the Company’s secured obligations and are guaranteed by a general security agreement against all of the property of the Company. Accordingly, the New Notes will rank:

•                  equal in right of payment to all of the

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junior in right of payment to all of the Company’s and its subsidiaries existing and future secured indebtedness and all indebtedness and liabilities of the Company’s subsidiaries; and

•                  equal in right of payment with all of the Company’s existing and future unsecured indebtedness.

Company’s existing and future secured indebtedness, subject to Permitted Encumbrances as set forth under the New Indenture; and

•                  senior in right of payment with all of the Company’s existing and future unsecured indebtedness.

Redemption at the Option of the Company

The Notes may be redeemed for cash in whole or in part from time to time at the option of the Company, except under certain circumstances in the event of a change of control or after sale or other disposal of all or substantially all of the assets of the Company, on not more than 50 days and not less than 30 days prior notice at a price equal to:

(a) if such notice is given prior to April 2, 2015, 108% of the par amount of the Notes (without any corresponding adjustment to accrued but unpaid interest payable on such outstanding principal amount); or

(b) if such notice is given on or after April 2, 2015, at par;

(c) and, in each case, together with any accrued but unpaid interest thereon up to (but excluding) the redemption date.

The New Notes may be redeemed for cash in whole or in part at any time and from time to time at the option of the Company, except under certain circumstances after the sale or other disposal of all or substantially all of the assets of the Company, on not more than 50 days and not less than 30 days prior notice at a price equal to:

(a) if such notice is given within 180 days prior to the Maturity Date, 102.5% of the par amount of the New Notes; or

(b) if such notice is given prior to 180 days prior to the Maturity Date, at par.

Common Share Redemption

If, prior to the Maturity Date, the closing price of the Company’s common shares on the Exchange is equal to or greater than 140% of the Conversion Price for 30 consecutive trading days, the Notes may be redeemed for common shares of the Company at the Conversion Price on the redemption date in whole or in part from time to time at the option of the Company on not less than 30 days prior notice, provided that the date of such notice is no later than five trading days following the last trading day of the 30 consecutive trading day period. Holders of Notes redeemed will receive, in addition to the applicable number of common shares, accrued and unpaid interest by way of a cash payment (less any taxes required to be deducted) from the last interest payment date up to, but not including, the redemption date.

If, prior to the Maturity Date, the closing price of the Company’s common shares on the Exchange is equal to or greater than 140% of the Conversion Price for 30 consecutive trading days, the New Notes may be redeemed for common shares of the Company at the Conversion Price on the redemption date in whole or in part from time to time at the option of the Company on not less than 30 days prior notice, provided that the date of such notice is no later than five trading days following the last trading day of the 30 consecutive trading day period.

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Certain Covenants

The Company issued the Notes under the Indenture, which, among other things, restricts its ability and the ability of its subsidiaries to, among other things, consolidate, amalgamate or merge with or into other companies or, subject to certain provisions in the Indenture, sell or transfer all or substantially all of its assets.

These limitations will be subject to a number of important qualifications and exceptions.

The Company will issue the New Notes under the New Indenture, which, among other things, restricts its ability and the ability of its subsidiaries to, among other things, consolidate, amalgamate or merge with or into other companies or, subject to certain provisions in the New Indenture, sell or transfer all or substantially all of its assets.

These limitations will be subject to a number of important qualifications and exceptions.

Change of Control

In the event that, prior to the Maturity Date, any person, together with its associates and affiliates (as defined in the Securities Act (British Columbia)) acquires more than 50% of the issued and outstanding common shares of the Company, the Company will offer to repurchase the outstanding Notes at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase on the terms and conditions set forth in the Indenture.

N/A

Offer on Sale of Assets

In certain circumstances, if the Company sells, transfers, leases, conveys, or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis (a “Sale Transaction”) and does not reinvest all or substantially all of the net proceeds thereof in the business of the Company within 180 days of the closing date of such Sale Transaction, the Company will be required to offer to purchase all of the outstanding Notes at a cash purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase on the terms and conditions set forth in the Indenture.

In certain circumstances, if the Company sells, transfers, leases, conveys, or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis (a “Sale Transaction”) and does not: (i) utilize the net proceeds (less reasonable selling costs and any associated taxes) to repay the secured indebtedness of the Company and/or its affiliates; or (ii) reinvest at least 50% of the net proceeds thereof (less reasonable selling costs and any associated taxes) in the business of the Company and/or its affiliates within 365 days of the closing date of such Sale Transaction, the Company will be required to offer to purchase all of the outstanding New Notes at a cash purchase price equal to 100% of the principal amount of the New Notes on the terms and conditions set forth in the New Indenture.

Transfers	The Notes are transferrable, subject to the terms and conditions of the Indenture and compliance with applicable securities laws and regulations.	The New Notes will be transferrable, subject to the terms and conditions of the New Indenture and compliance with applicable securities laws and regulations.

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Events of Default

If any of the following conditions or events with respect to the Notes shall occur and be continuing:

•                  the Company fails to make an interest payment on or before the cure deadline in respect of two consecutive interest payment dates;

•                  the Company defaults in the payment of any principal on the Notes when the same becomes due and payable, whether at maturity or any other date fixed for prepayment pursuant to the terms of the Notes and the Indenture;

•                  the Company defaults in the performance of or compliance with any term, condition or covenant contained in the Notes or the Indenture and such default shall not have been remedied and the Company shall not have taken timely steps to diligently remedy such default within thirty days after such failure shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company;

•                  any representation or warranty of the Company made in writing by or on behalf of the Company in the Notes or the Indenture shall prove to have been false or incorrect in any material respect on the date as of which made;

•                  the Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or otherwise takes advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) makes an assignment, an arrangement or a compromise for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (iv) takes corporate action for the purpose of any of the foregoing; or

If any of the following conditions or events with respect to the New Notes shall occur and be continuing:

•                  the Company defaults in the payment of any failure to pay any principal on the New Notes or premium (if any) or Maturity Bonus (if any) under the New Indenture when the same becomes due and payable, whether at maturity or any other date fixed for prepayment pursuant to the terms of the New Notes and the New Indenture;

•                  the Company defaults in the performance of or compliance with any term, condition or covenant contained in the New Notes or the New Indenture and such default shall not have been remedied and the Company shall not have taken timely steps to diligently remedy such default within thirty days after such failure shall first have become known to any officer of the Company or written notice thereof shall have been received by the Company;

•                  any representation or warranty of the Company made in writing by or on behalf of the Company in the New Notes or the New Indenture shall prove to have been false or incorrect in any material respect on the date as of which made;

•                the Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or otherwise takes advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) makes an assignment, an arrangement or a compromise for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (iv) takes corporate action for the purpose of any of the foregoing; or

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•                  a court or governmental authority of competent jurisdiction enters a final order appointing, without the consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or a final order for relief is entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any petition for any such relief is filed against the Company and such petition is not dismissed within ninety days.

In each and every such event the Trustee may, in its discretion, but subject to the provisions of the Indenture, and shall, upon prior funding and indemnity and receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding, subject to the provisions of the Indenture, declare the principal of, premium, if any, on and interest on all Notes then outstanding and all other monies outstanding under the Indenture to be due and payable and the same will become immediately due and payable to the Trustee, and the Company will pay to the Trustee for the benefit of the holders of the Note such principal (and premium, if any), accrued and unpaid interest and interest on amounts in default on such Notes (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Company, the premium, if any, on the Notes then outstanding which would have been payable upon the redemption thereof by the Company on the date of such declaration) and all other monies outstanding under the Indenture, together with subsequent interest at the rate borne by the Notes on such principal (and premium, if any), interest and such other monies from the date of such declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Notes.

•                  a court or governmental authority of competent jurisdiction enters a final order appointing, without the consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or a final order for relief is entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any petition for any such relief is filed against the Company and such petition is not dismissed within ninety days.

In each and every such event the Trustee may, in its discretion, but subject to the provisions of the New Indenture, and shall, upon prior funding and indemnity and receipt of a request in writing signed by the holders of not less than 25% in principal amount of the New Notes then outstanding, subject to the provisions of the New Indenture, by notice in writing to the Company, declare the principal of and premium, if any, and Maturity Bonus, if any, on all New Notes then outstanding and all other monies outstanding under the New Indenture to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, and the Company shall forthwith pay to the Trustee for the benefit of the Noteholders such principal (and premium and Maturity Bonus, if any) and all other monies outstanding under the New Indenture. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations under the New Indenture and any monies so received by the Trustee shall be applied in the manner provided in the New Indenture.

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Amendments

The holders of the Notes have the following powers, among others, exercisable from time to time by Extraordinary Resolution (as defined below), subject to the approval of the Exchange in certain matters:

•                  to authorize the Trustee to grant extension of time for payment of any principal, premium or interest on the Notes, whether due or overdue;

•                  to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the holders of the Notes or the Trustee and the co-Trustee against the Company, or against its property, whether such rights arise under the Indenture or the Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee and, in the case of the co-Trustee, the co-Trustee shall have the right to refuse any actions that affect the co-Trustee’s rights, immunities, duties or obligations;

•                  to assent to any modification of or change in or addition to or omission from the provisions contained in the Indenture or the Notes which shall be agreed to by the Company and to authorize the Trustee and the co-Trustee to concur in and execute any indenture supplemental to the Indenture embodying any modification, change, addition or omission, provided that such modification, change, addition or omission is not prejudicial to the Trustee and the co-Trustee, and, in the case of the co-Trustee, the co-Trustee shall have the right to refuse any actions that affect the co-Trustee’s rights, immunities, duties or obligations;

•                  to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation, arrangement, combination or merger

The holders of the New Notes shall have the following powers, among others, exercisable from time to time by Extraordinary Resolution (as defined below), subject to the approval of the Exchange in certain matters:

•                  to authorize the Trustee to grant extension of time for payment of any principal amounts or premium, if any, on the New Notes, whether due or overdue;

•                  to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the holders of the New Notes or the Trustee and the co-Trustee against the Company, or against its property, whether such rights arise under the New Indenture or the New Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee and, in the case of the co-Trustee, the co-Trustee shall have the right to refuse any actions that affect the co-Trustee’s rights, immunities, duties or obligations;

•                  to assent to any modification of or change in or addition to or omission from the provisions contained in the New Indenture or the New Notes which shall be agreed to by the Company and to authorize the Trustee and the co-Trustee to concur in and execute any indenture supplemental to the New Indenture embodying any modification, change, addition or omission, provided that such modification, change, addition or omission is not prejudicial to the Trustee and the co-Trustee, and, in the case of the co-Trustee, the co-Trustee shall have the right to refuse any actions that affect the co-Trustee’s rights, immunities, duties or obligations;

•                  to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation,

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of the Company with any other person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of the Indenture shall have been complied with;

•                  to direct or authorize the Trustee and the co-Trustee to exercise any power, right, remedy or authority given to them by the Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority, provided that such direction shall not be in conflict with any rule of law or with the Indenture, expose the co-Trustee to personal liability or be unduly prejudicial to the holders not joining therein;

•                  to waive, and direct the Trustee to waive, any default under the Indenture and/or cancel any declaration made by the Trustee pursuant to the terms of the Indenture either unconditionally or upon any condition specified in such Extraordinary Resolution;

•                  to remove the Trustee from office and to appoint a new Trustee provided that no such removal shall be effective unless and until a new Trustee shall have become bound by the Indenture;

•                  to sanction the exchange of the Notes for or the conversion thereof into common shares, bonds, debentures or other securities or obligations of the Company or of any other person formed or to be formed;

•                  to remove each of the Trustee and co-Trustee from office and to appoint a new Trustee or a new co-Trustee, as applicable, provided that no such removal shall be effective unless and until a new Trustee or a new co-Trustee, as applicable, shall have arrangement, combination or merger of the Company with any other person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of the New Indenture shall have been complied with;

•                  to effect the release and discharge of all or substantially all of the security interest in the collateral under the security documents;

•                  to direct or authorize the Trustee and the co-Trustee to exercise any power, right, remedy or authority given to them by the New Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority, provided that such direction shall not be in conflict with any rule of law or with the New Indenture, expose the co-Trustee to personal liability or be unduly prejudicial to the holders not joining therein;

•                  to waive, and direct the Trustee to waive, any default under the New Indenture and/or cancel any declaration made by the Trustee pursuant to the terms of the New Indenture either unconditionally or upon any condition specified in such Extraordinary Resolution;

•                  to remove the Trustee from office and to appoint a new Trustee provided that no such removal shall be effective unless and until a new Trustee shall have become bound by the New Indenture;

•                  to sanction the exchange of the New Notes for or the conversion thereof into common shares, bonds, debentures or other securities or obligations of the Company or of any other person formed or to be formed;

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become bound by the Indenture; and

•                  to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the holders of Notes.

“Extraordinary Resolution” means either (i) a resolution proposed to be passed as an extraordinary resolution at a meeting of holders of Notes duly convened for the purpose and held in accordance with the provisions of the Indenture at which the holders of not less than 25% of the principal amount of the Notes then outstanding represent in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the outstanding Notes present or represented by proxy at the meeting and voted upon on a poll on such resolution, or (ii) a resolution in writing signed by the holders of not less than 66 2/3% of the principal amount of the outstanding Notes.

Subject to any approval of the Exchange, from time to time the Trustee and, when authorized by a resolution of its directors, the Company may, and shall when required by the Indenture, execute, acknowledge and deliver deeds or supplemental indentures for any one or more of the following purposes:

•                  subject to any required approval of the Exchange, lower the Conversion Price;

•                  adding to the covenants of the Company contained in the Indenture for the protection of the holders of Notes or providing for additional events of default;

•                  make such provisions not inconsistent with the Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of counsel will not be prejudicial to the interests of the

•                  to remove each of the Trustee and co-Trustee from office and to appoint a new Trustee or a new co-Trustee, as applicable, provided that no such removal shall be effective unless and until a new Trustee or a new co-Trustee, as applicable, shall have become bound by the New Indenture; and

•                  to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the holders of New Notes.

“Extraordinary Resolution” means either (i) a resolution proposed to be passed as an extraordinary resolution at a meeting of holders of New Notes duly convened for the purpose and held in accordance with the provisions of the New Indenture at which the holders of not less than 25% of the principal amount of the New Notes then outstanding represent in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the outstanding New Notes present or represented by proxy at the meeting and voted upon on a poll on such resolution, or (ii) a resolution in writing signed by the holders of not less than 66 2/3% of the principal amount of the outstanding New Notes.

Subject to any approval of the Exchange, from time to time the Trustee and, when authorized by a resolution of its directors, the Company may, and shall when required by the New Indenture, execute, acknowledge and deliver deeds or supplemental indentures for any one or more of the following purposes:

•                  subject to any required approval of the Exchange, lower the Conversion Price;

•                  adding to the covenants of the Company contained in the New Indenture for the protection of the holders of New Notes or providing for additional events of default;

•                  make such provisions not inconsistent with the New Indenture as may be necessary or desirable with respect to matters or questions arising

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holders of Notes; and

•                  giving effect to any Extraordinary Resolution passed by the holders of Notes as provided in the Indenture;

and for any other purpose not inconsistent with the terms of the Indenture.

hereunder, including the making of any modifications in the form of the New Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of counsel will not be prejudicial to the interests of the holders of New Notes; and

•                  giving effect to any Extraordinary Resolution passed by the holders of New Notes as provided in the New Indenture;

and for any other purpose not inconsistent with the terms of the New Indenture.

Form

The Notes were issued in denominations of $1,000 and integral multiples of $1,000. The Notes were initially issued in the form of one or more Global Notes and/or one or more Definitive Notes at the option of the Company. The Global Notes were registered in the name of the Depository, CDS, or any nominee of the Depository. The Definitive Notes were registered in the names of each holder thereof. The Notes were issued in certificate or uncertificated form. All Notes bearing a U.S. legend as set forth in the Indenture were in certificated form only. Notes may be issued in certificate or uncertificated form. All Notes bearing a U.S. legend as set forth in the Indenture shall be in certificated form only.

The New Notes will be issued in denominations of $1,000 and integral multiples of $1,000. The New Notes will initially be issued in the form of one or more Global Notes and/or one or more Definitive Notes at the option of the Company. The Global Notes will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository). The Definitive Notes will be registered in the names of each holder thereof. New Notes may be issued in certificate or uncertificated form. All New Notes bearing a U.S. legend as set forth in the New Indenture shall be in certificated form only.

PARTICULARS OF THE ARRANGEMENT

The following is a description of the material aspects of the Arrangement, including an outline of the material terms of the Plan of Arrangement. While the Company believes that the following description outlines the material terms of the Plan of Arrangement, the description may not contain all of the information that is important to all Noteholders. Each Noteholder is encouraged to carefully read this entire Circular, the New Indenture and the Plan of Arrangement for a more complete understanding of the transaction. The following description of the material terms of the Plan of Arrangement is not complete and is qualified in its entirety by reference to the copy of the Plan of Arrangement and the New Indenture which are appended to this Circular and form a part hereof.

The Arrangement

The Plan of Arrangement is an arrangement under Division 5, Part 9 of the Act and will become effective at, and be binding at and after, the Effective Time on the Company and the Noteholders.

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If the Arrangement receives the requisite approval by the Noteholders at the Meeting, Court approval of the Arrangement is obtained and all of the other conditions set out in the Plan of Arrangement are satisfied or waived, the Arrangement will be implemented by way of a plan of arrangement under Division 5, Part 9 of the Act.  Upon completion of the Arrangement, all of the outstanding Notes will be exchanged for New Notes and the issued and outstanding Notes shall be cancelled and be of no further force and effect as at the Effective Date.

Because the Arrangement is subject to a number of conditions, some of which are beyond the Company’s control, the exact timing and implementation of the Arrangement is not currently known.  The Company currently expects the closing of the Arrangement to occur on or about May 13, 2016.

Assuming the conditions set out in the Plan of Arrangement have been satisfied or waived by the Company pursuant to the Plan of Arrangement, commencing at the Effective Time, the following transactions, among others, will occur, or be deemed to occur, consecutively, in the following order, without any further authorization, act or formality:

(a)         the Company, the Trustee and the co-Trustee shall enter into the New Indenture;

(b)         each $1,000 of principal amount of outstanding Notes will be irrevocably and finally exchanged for one (1) New Note and the holders of the Notes will be removed from the register(s) of Notes of the Company and will be added to the register of New Notes as the holders of the number of New Notes that they have received on the exchange; and

(c)          all of the issued Notes outstanding immediately prior to the Effective Time, and any interest and penalties accrued thereunder, will be cancelled with the appropriate entries being made in the register(s) of Notes of the Company.

As a result of the Arrangement, each Noteholder will hold New Notes with a principal amount equal to the principal amount of Notes held by such Noteholder immediately before the Effective Time.

Court Approval of the Arrangement

The Arrangement requires Court approval under the Act.  On April 8, 2016, prior to the mailing of this Circular, the Company obtained the Interim Order, which provides for the calling and holding of the Meeting and other procedural matters.  A copy of the Interim Order is attached as Appendix “D” to this Circular.  A copy of the Notice of Application for Final Order in respect of the Final Order is attached as Appendix “E” to this Circular.

Subject to obtaining the requisite approval of the Arrangement by the Noteholders at the Meeting, the hearing in respect of the Final Order is scheduled to take place on May 11, 2016 at 9:45 a.m. (Vancouver time) in the Court at 800 Smithe Street, Vancouver, British Columbia, at which hearing any Noteholder or other interested party may appear and be heard.  Any Noteholder or other interested party desiring to appear at the hearing is required to file with the Court and serve upon the Company, on or before 4:00 p.m. (Vancouver time) on May 9, 2016, a notice of its intention to appear, including an address for service in Vancouver, British Columbia (or alternatively, a facsimile number for service by facsimile or an email address for service by email), together with any evidence or materials which are to be presented to the Court, in accordance with the Rules of Court and the provisions of the Interim Order.  Service on the Company is to be effected by delivery to the Company c/o its solicitors, 1000 - 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, Attention: H. S. Sangra.

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The Court will consider, among other things, the fairness of the Arrangement and, in particular, the fairness to the Noteholders of the exchange of the Notes for New Notes under the Arrangement.  The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit. In the event that the hearing is postponed, adjourned or rescheduled, then, subject to any further order of the Court, only those persons having previously filed a notice of intention to appear in compliance with the notice of intention to appear and the Interim Order will be given notice of the postponement, adjournment or rescheduled date.

If: (a) requisite Noteholder approval is obtained; (b) the Final Order is obtained; and (c) all other conditions under the Plan of Arrangement are satisfied or waived, the Arrangement will become effective on the Effective Date. The Company currently expects that the Effective Date will occur on or about May 13, 2016.

Approval of Arrangement Resolution

At the Meeting, the Noteholders will be asked to approve the Arrangement Resolution, substantially in the form set out in Appendix “A” to this Circular. In order for the Arrangement Resolution to be approved, it must be passed by: (i) a majority in number of the Noteholders voting, in person or by proxy, at the Meeting; and (ii) Noteholders holding not less than 75% in value of the Notes held by Noteholders voting, in person or by proxy, at the Meeting.  Each Noteholder will be entitled to one vote at the Meeting.

Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board of Directors, without further notice to or approval of the Noteholders, to amend the Plan of Arrangement or to decide not to proceed with the Arrangement at any time prior to the Effective Date.

In the absence of any instruction to the contrary, the Notes represented by proxies appointing the management designees named in the accompanying form of proxy will be voted in favour of the Arrangement Resolution.

Support Agreements

The Company has entered into Support Agreements with Noteholders representing approximately $14.5 million in principal amount of the Notes, representing approximately 37% of the outstanding Notes as of the date hereof. The Support Agreements require the voting support and reasonable cooperation of the Noteholders with the Company to complete the Arrangement and set forth, among other things, the agreement of such Noteholders to vote their Notes in favour of the Arrangement Resolution.

Old Notes

Pursuant to the 2014 Arrangement as approved by the 2014 Order, the Old Notes were cancelled and represent only a right to be exchanged for the Notes. Holders of Old Notes who exchange their Old Notes for Notes by returning the certificate representing the Old Notes along with the applicable letter of transmittal, together with any other documents required thereunder on or before 10:00 a.m. (Vancouver time) on May 5, 2016, may attend and vote at the Meeting. If such holders of Old Notes wish to appoint a proxyholder to vote their Notes at the Meeting, they must also submit a valid form of proxy to the Company, c/o Computershare Trust Company of Canada, Attn: Corporate Trust Department, 3rd Floor — 510 Burrard Street, Vancouver, British Columbia V6C 3B9 by the deadline for submission of proxies set forth herein. As of the date hereof, certificates that prior to the effectiveness of the 2014 Arrangement represented $4,795,000 in principal amount of Old Notes have not yet been surrendered for cancellation in accordance with the 2014 Arrangement.

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Conditions to the Arrangement

The Plan of Arrangement provides that the Company’s obligation to complete the Arrangement is subject to the satisfaction, on or before the Effective Date, of certain conditions precedent, including the following, which may only be waived by the consent of the Company:

(a)         all necessary approvals of the Noteholders shall have been obtained in respect of the Arrangement;

(b)         all other consents, orders and approvals required, necessary or desirable for the completion of the Arrangement, including any required approval of the Exchange, must have been obtained or received, each in a form acceptable to the Company;

(c)          the Final Order and any other necessary order(s) of the Court with respect to the Arrangement shall have been obtained from the Court on terms acceptable to the Company, acting reasonably; and

(d)         no action shall have been instituted and be continuing, on the Effective Date, for an injunction to restrain, a declaratory judgment in respect of, or damages on account of, or relating to, the Plan of Arrangement or the Notes and no cease trading or similar order with respect to any securities of the Company shall have become effective or threatened.

If any of the conditions of the Arrangement set out herein are not fulfilled or performed the Arrangement may be terminated, or, in certain cases, the Company may waive the condition in whole or in part.  Management of the Company presently expects that all material consents, orders, regulations, approvals or assurances required for the completion of the Arrangement will be obtained in the ordinary course upon application therefor.

Payment of Accrued and Unpaid Interest on Notes

Pursuant to the Arrangement, the Noteholders will forgive all accrued interest and penalties on the Notes up to and including the Effective Date and no cash payment in respect of accrued interest or penalties on the outstanding Notes as at the Effective Time will be made to the Noteholders. The New Notes shall be interest free, but subject to the Maturity Bonus.

Letters of Transmittal

Included with this Circular is a Letter of Transmittal to be delivered to each Registered Noteholder, which letter provides for the delivery of the Notes, which immediately prior to Effective Time represented Notes, to the Depositary. In order to receive the New Notes under the Plan of Arrangement, a Registered Noteholder must complete and sign the Letter of Transmittal and deliver such Letter of Transmittal, together with certificates which, immediately prior to Effective Time, represented Notes and any other documents required by the Letter of Transmittal, to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

The Letter of Transmittal contains procedural information relating to the Arrangement and should be reviewed carefully.  Copies of the Letter of Transmittal may be obtained by contacting the Depositary and will also be available on SEDAR at www.sedar.com.  A Registered Noteholder may withdraw a Letter of Transmittal at any time prior to the Effective Date by notice in writing delivered to the Depositary.

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Noteholders whose Notes are registered in the name of a broker, investment dealer, bank, trust company or other intermediary should contact the intermediary for instructions and assistance in delivering certificates and any other required documentation to the Depositary.

Delivery of New Notes

Subject to any applicable withholdings, as soon as practicable following the later of the Effective Date and the date on which the Registered Noteholder delivers the applicable Letter of Transmittal and any required documentation to the Depositary, the New Notes issuable to such Noteholder will be: (i) forwarded by first class mail to the applicable Registered Noteholder at the address specified in the applicable Letter of Transmittal; or (ii) made available for pick-up at the offices of the Depositary specified in the applicable Letter of Transmittal.

Until surrendered as contemplated by the Plan of Arrangement, each certificate which immediately prior to the Effective Time represented a Note will be deemed, in accordance with the provisions of the Plan of Arrangement, to represent only the right to receive, upon such surrender, the New Notes issuable to such Registered Noteholder under the Plan of Arrangement. To the extent that a Registered Noteholder fails to deliver a Letter of Transmittal and any required documentation to the Depositary within six years of the Effective Date, such holder will forfeit its right to receive any New Notes or principal in respect of the Notes held by such holder immediately prior to the Effective Time.

Lost Certificates

If any certificate representing outstanding Notes has been lost, stolen or destroyed, the holder thereof must deliver an affidavit stating such fact to the Depositary.  As a condition precedent to issuance of the New Notes in respect of such Notes, the holder thereof shall give a bond satisfactory to the Company and the Depositary in such amount as the Company and the Depositary may direct or otherwise indemnify the Company and the Depositary in a manner satisfactory to the Company and the Depositary against any claim that may be made against the Company and the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

Exchange of Securities

Pursuant to the Plan of Arrangement, on the Effective Date, the Company, the Trustee and the co-Trustee will enter into the New Indenture, which provides for the issuance of up to $38,590,000 principal amount of New Notes.

INTERESTS OF CERTAIN PERSONS IN THE ARRANGEMENT

Except as otherwise disclosed herein, no director or executive officer of the Company or any of their associates or affiliates, has any material interest, direct or indirect, other than by way of beneficial ownership of Notes, in any matter to be acted upon at the Meeting.

As of the Record Date, directors and executive officers held, directly or indirectly, Notes as follows:

Name	Principal Amount of Notes	Percentage of Issued and Outstanding Notes
Ken Shannon	$500,000	1.29%
Daniel Carriere	$2,440,000	6.31%
Murray Oliver	$50,000	0.13%
William McCartney	$150,000	0.39%

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RISK FACTORS

The following risk factors should be considered by the Noteholders in evaluating whether to approve the Arrangement.  These risk factors should be considered in conjunction with the other information included in this Circular and the risk factors disclosed under the heading “Risk Factors” in the Company’s most recent annual information form dated June 1, 2015, annual MD&A and interim MD&A, all of which are hereby incorporated herein by reference, copies of which are available on SEDAR at www.sedar.com.

Whether or not the Arrangement is completed, the Company will continue to face substantially the same risks that it currently faces with respect to its business and affairs including the risk that the Company may not have access to capital sufficient to realize the value of the Company’s assets, changes in commodity prices, financing risks, risks generally affecting the oil and gas industry, competitive risks, potential environmental liabilities and risks relating to any changes in laws.  Additionally, a number of the risk factors identified below under “Certain Risks Associated With the New Notes” are equally applicable to the existing Notes.

Certain Risks Associated with the Arrangement

There may be income tax consequences to a holder of Notes on exchange of the New Notes

If the fair market value of the New Notes received by a Resident Holder exceeds (or is less than) the adjusted cost base to the Resident Holder of the outstanding Notes exchanged for the New Notes, the Resident Holder will realize a capital gain (or capital loss) equal to the amount, net of any reasonable costs of disposition, by which the fair market value of the New Notes received by a Resident Holder exceeds (or is less than) the adjusted cost base to the Resident Holder of the outstanding Notes exchanged for the New Notes.  No formal valuation of either the outstanding Notes or New Notes has been sought or obtained, and Noteholders are advised to consult their own tax advisors regarding the potential tax consequences.  See “Certain Canadian Federal Income Tax Considerations” below.

The Company may not obtain any required pre-Arrangement consents and approvals, which may delay the Arrangement, or cause the Company to abandon the Arrangement

The Company continues to seek and obtain certain necessary or desirable consents and approvals in order to implement the Arrangement, including Noteholder approval and any required approval of the Exchange. The Company believes that it will obtain such consents and approvals prior to the Effective Time. However, if certain approvals and consents are not received prior to the Effective Time, the Company may decide to proceed nonetheless, or it may determine to either delay or amend the implementation of the Arrangement, including possibly delaying the completion of the Arrangement in order to allow sufficient time to receive such consents. A substantial delay in obtaining the required approvals and consents could have an adverse effect on the business, financial condition or results of operations of the Company and the Company may elect not to proceed with the Arrangement.

Level of Noteholder approval required

There can be no certainty, nor can the Company provide assurance, that the requisite Noteholder approvals of the Arrangement Resolution will be obtained. If such approvals are not obtained and the Arrangement is not completed, the market price of the Notes may be adversely affected.

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Certain Risks Associated with the Company

Failure to complete the Arrangement could negatively impact the Company’s share price, future business and operations

The Company currently faces debt, lack of financial flexibility and extremely limited access to new capital. There are a number of material risks to which the Company is subject to relating to the Arrangement not being completed, including the following:

•                  the market price of the Notes may be adversely affected;

•                  certain costs related to the Arrangement, such as legal costs will be payable by the Company even if the Arrangement is not completed;

•                  if the Arrangement is not implemented and the Company’s business operations continue at their current levels, the Company will have limited access to capital and is not expected to have working capital sufficient to finance its ongoing operations or fund its other obligations or to realize the value of its assets. The Company will eventually need to raise additional capital to continue as a going concern. The Company can give no assurances that additional capital will be available to the Company on accretive or non-accretive terms, or at all. The Company’s inability to obtain additional capital, if and when needed, would have a material adverse effect on the Company’s financial condition and the Company’s ability to realize the value of its assets;

•                  the Company will still be obligated to repay existing debt obligations, which restrict the Company’s available cash flow;

•                  the Company’s available working capital will be insufficient to provide adequate funds to finance its operations, including, but not limited to, the development of assets, and accordingly, the Company may be unable to meet its obligations as they generally become due; and

•                  the Company may be required to pursue other alternatives to funding its operations which could have a negative effect on the Company and its stakeholders, including non-consensual proceedings under creditor protection legislation.

Completion of the Arrangement does not guarantee sufficient liquidity

Even if the Arrangement is implemented, the Company will still require additional access to capital to finance its ongoing operations and repay existing debt obligations. Even with the completion of the Arrangement, there can be no assurance of the Company’s on-going viability.

Requirement for additional financing

The development and exploration of additional Company projects depends upon the Company’s ability to obtain financing through equity financing, joint ventures, debt financing or other means. There is no assurance that the Company will be successful in obtaining the required new capital as and when needed. Volatile markets for oil and gas may make it difficult or impossible for the Company to obtain financing on favourable terms or at all. Failure to obtain additional financing on a timely basis may cause the Company to postpone its development plans, forfeit rights in some or all of its properties or reduce or terminate some or all of its operations.

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Long-term cash flow and profitability of the Company will be affected by changes in the price of oil and gas

The marketability and price of oil and gas acquired or discovered is and will be affected by numerous factors beyond the control of the Company. These factors include reservoir characteristics, market fluctuations, the proximity and capacity of oil and gas pipelines and processing equipment and government regulation. Oil and gas operations (exploration, production, pricing, marketing and transportation) are subject to extensive controls and regulations imposed by various levels of government relating to price, taxes, royalties, land tenure, allowable production, the export of oil and natural gas and many other aspects of the oil and gas business which may be amended from time to time. The Company’s oil and gas operations may also be subject to compliance with federal, provincial and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. Changes to such regulations may have a material adverse effect on the Company.

Both oil and gas prices are unstable and are subject to fluctuation. Any material decline in prices could result in a reduction of the Company’s net production revenue. The economics of producing from some wells may change as a result of lower prices, which could result in a reduction in the volumes of the Company’s reserves. The Company might also elect not to produce from certain wells at lower prices. All of these factors could result in a material decrease in the Company’s net production revenue causing a reduction in its oil and gas acquisition and development and exploration activities. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include economic conditions in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, risks of supply disruption, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil and gas would have an adverse effect on the Company’s carrying value of its proved reserves, borrowing capacity, revenues, profitability and cash flows from operations.

Certain Risks Associated with the New Notes

The market price of the New Notes may be subject to wide price fluctuations

The market price of the New Notes may be subject to wide fluctuations in response to many factors, including variations in the operating results of the Company, changes in the market price of the Company’s common shares, changes in the creditworthiness of the Company, changes in interest rates, changes in the expected volatility of the market price of the Company’s common shares, divergence in financial results from expectations, changes in any earnings estimates, changes in the business prospects for the Company, general economic conditions, legislative changes and other events and factors outside of the Company’s control.  In addition, securities markets have from time to time experienced extreme price and volume fluctuations, which, as well as general economic and political conditions, could adversely affect the market price for the New Notes.

The Company may be unable to repay or refinance the principal amount of the New Notes

The Company may not be able to refinance the principal amount of the New Notes in order to repay the principal outstanding or may not have generated enough cash from operations and/or sale of assets to meet this obligation. There is no guarantee that the Company will be able to repay the outstanding principal amount in cash upon maturity of the New Notes.  The Company may not generate sufficient cash flow to service all of its obligations, including the Maturity Bonus on the New Notes.  The

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Company’s cash flow is subject to general economic, industry, financial, competitive, operating, regulatory and other factors outside of the Company’s control.

The Company may be required to offer to repurchase the New Notes upon certain sales of all or substantially all of its assets

The Company will be required, in certain circumstances, to offer to purchase for cash all outstanding New Notes if the Company sells or otherwise disposes of all or substantially all of its assets on a consolidated basis and does not: (i) utilize the net proceeds (less reasonable selling costs and any associated taxes) to repay the secured indebtedness of the Company and/or its affiliates; or (ii) reinvest at least 50% of the net proceeds thereof (less reasonable selling costs and any associated taxes) in the business of the Company and/or its affiliates within 365 days of the closing date of such sale or disposal. However, it is possible that following such a sale, the Company will not have sufficient funds at that time to make the required purchase of outstanding New Notes or that restrictions contained in any other indebtedness will restrict such purchase. In addition, the Company’s ability to purchase the New Notes in such an event may be limited by law by the terms of other present or future agreements relating to indebtedness and agreements that the Company may enter into in the future which may replace, supplement or amend the Company’s future debt. The Company’s future credit agreements or other agreements may contain provisions that could prohibit the purchase of the New Notes by the Company. The Company’s failure to purchase the New Notes would constitute an event of default under the Indenture, which might constitute a default under the terms of any other indebtedness of the Company at that time.

The New Indenture will not contain covenants restricting additional indebtedness or securing indebtedness

The New Indenture will not restrict the Company or any of its subsidiaries from incurring additional indebtedness or from mortgaging, pledging or charging its assets to secure any indebtedness. The New Indenture will not contain any provisions specifically intended to protect holders of the New Notes in the event of a future leveraged transaction involving the Company or any of its subsidiaries.

The Company may, at its option, redeem the New Notes prior to maturity

The New Notes may be redeemed at the option of the Company and prior to the Maturity Date, at any time and from time to time, at the redemption prices set forth in the New Indenture. Holders of New Notes should assume that this redemption option will be exercised if it is in the best interest of the Company to redeem the New Notes. The Company may, in certain circumstances, determine to require holders of New Notes to convert such notes into common shares of the Company. Accordingly, holders of common shares of the Company may suffer dilution.

The New Notes are subject to credit risk

The likelihood that holders of the New Notes will receive payments owing to them under the terms of the New Notes will depend on the Company’s financial health and creditworthiness at the time of such payments.

The Trustee’s ability to enforce remedies may be limited in certain circumstances

The rights of the Trustee to enforce remedies may be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to the Company.  For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions

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enabling an “insolvent person” to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan for consideration by all or some of its creditors to be voted on by the various classes of its creditors.  Such a restructuring proposal or plan, if accepted by the requisite majorities of creditors and approved by the court, may be binding on persons, such as holders of the New Notes, who may not otherwise be willing to accept it.

The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties.  Accordingly, in certain circumstances, payments under the New Notes may be discontinued, the Trustee may be unable to exercise its rights under the New Indenture and holders of the New Notes may not be compensated for any delays in payments, if any, of principal.  Further, the holders of the New Notes may receive in exchange for their claims a recovery that could be substantially less than the amounts of their claims (potentially there could be no recovery at all) and any such recovery could be in the form of cash, new debt instruments or some other security.

STOCK EXCHANGE LISTING

The Exchange has conditionally approved the listing of the New Notes.

CERTAIN CANADIAN SECURITIES LAW MATTERS

The following discussion is only a general overview of certain requirements of Canadian securities laws applicable to the resale of the New Notes received upon completion of the Arrangement. All Noteholders are urged to consult with their own legal counsel to ensure that any resale of their New Notes complies with applicable securities legislation.

Resale of New Notes

The issuance of the New Notes will be exempt from the prospectus and registration requirements under Canadian securities legislation.  As a consequence of these exemptions, certain protections, rights and remedies provided by Canadian securities legislation, including statutory rights of recession or damages, will not be available in respect of the New Notes to be issued pursuant to the Arrangement.

Under applicable provincial securities laws, the New Notes may be resold in Canada without hold period restrictions, provided the sale is not a “control distribution” as defined by applicable securities laws, no unusual effort is made to prepare the market or create demand for the securities, no extraordinary commission or consideration is paid in respect of the sale and, if the selling holder of New Notes is an insider or officer of the Company, such selling holder has no reasonable grounds to believe that the Company is in default of securities legislation.  Noteholders are advised to seek legal advice prior to any resale of the New Notes.

Multilateral Instrument 61-101

Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”) regulates certain types of transactions to ensure fair treatment of security holders when, in relation to a transaction, there are persons in a position that could cause them to have an actual or reasonably perceived conflict of interest or informational advantage over other security holders. If MI 61-101 applies to a proposed transaction of a reporting issuer, then enhanced disclosure in documents sent to securityholders, the approval of securityholders excluding, among others, the “interested parties” (as defined in MI 61-101), and a formal valuation prepared by an independent and qualified valuator, are all

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mandated (subject to certain exemptions).

The protections afforded by MI 61-101 apply to, among other transactions, “related party transactions” (as defined in MI 61-101) which include issuances of securities to “related parties” of the issuer (as defined in MI 61-101).

The directors and the senior officers of the Company, any person that has beneficial ownership of, or control or direction over, directly or indirectly, or a combination of beneficial ownership of, and control or direction over, directly or indirectly, more than 20% of the voting securities, and the directors or senior officers of such persons are all related parties of the Company for the purposes of MI 61-101. Since certain related parties of the Company hold Notes and, under the Arrangement, will be issued New Notes, the Arrangement will be considered a “related party transaction” within the meaning of MI 61-101.

Absent an exemption, the Company would be required to, among other things, obtain a formal valuation in connection with the Arrangement and, in addition to any other required securityholder approval, to obtain “minority approval” (as defined in MI 61-101) of every class of “affected securities” (as defined in MI 61-101) of the Company.

The Company is relying on the financial hardship exemption from the requirements to obtain a formal valuation and minority approval, pursuant to sections 5.5(g) and 5.7(e) of MI 61-101, respectively, based on the following: (i) the Company is in serious financial difficulty; (ii) the Arrangement is designed to improve the financial position of the Company; (iii) the Company has one or more independent directors (as defined in MI 61-101) in respect of the Arrangement; and (iv) the Board of Directors and at least two-thirds of such independent directors, acting in good faith, have determined that items (i) and (ii) above apply and that the terms of the Arrangement are reasonable in the circumstances of the Company.

CERTAIN UNITED STATES SECURITIES LAW MATTERS

The following discussion is only a general overview of certain requirements of United States securities laws applicable to the resale of the New Notes received upon completion of the Arrangement. All Noteholders are urged to consult with their own legal counsel to ensure that any resale of their New Notes complies with applicable securities legislation.

Resale of New Notes

The offer and sale of the New Notes to be distributed pursuant to the Arrangement will not be registered under the U.S. Securities Act or the securities laws of any state of the United States. Such securities will be distributed in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act. Section 3(a)(10) of the U.S. Securities Act exempts the offer and sale of securities issued in exchange transactions from the general requirement of registration where, among other things, the fairness of the terms and conditions of such issuance and exchange are approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the fairness of such terms and conditions at which all persons to whom the securities will be issued have the right to appear and receive timely notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court granted the Interim Order on April 8, 2016 and, subject to the approval of the Arrangement by the Noteholders and satisfaction of certain other conditions, a hearing on the Arrangement is anticipated to be held on May 11, 2016 by the Court. The Final Order, if granted, will constitute the basis for the Section 3(a)(10) exemption from the registration requirements of the U.S. Securities Act with respect to the New Notes.

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The New Notes to be distributed pursuant to the Arrangement will (to the extent such securities are, by their terms, transferrable) be freely transferrable under U.S. federal securities laws, except by persons who are “affiliates” of the Company after the Arrangement or were “affiliates” of the Company within 90 days prior to the Arrangement. Persons who may be deemed to be “affiliates” of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer. Any resale of such securities by such an affiliate (or, if applicable, former affiliate) may be subject to the registration requirements of the U.S. Securities Act, absent an exemption therefrom. Subject to certain limitations, such affiliates (and, if applicable, former affiliates) may be able to resell such securities outside the United States without registration under the U.S. Securities Act pursuant to the requirements and restrictions under Regulation S. If available, such affiliates (and former affiliates) may also resell such securities pursuant to Rule 144 under the U.S. Securities Act subject to compliance with all of the requirements of Rule 144.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations applicable to a beneficial holder of Notes who disposes of Notes under the Arrangement and who, for the purposes of the Tax Act, and at all relevant times: (i) holds the Notes as capital property; (ii) deals at arm’s length with the Company; and (iii) is not “affiliated” with the Company (a “Holder”). Generally, the Notes will be capital property to a Holder unless such Notes are held by the Holder in the course of carrying on a business of buying and selling securities, or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder of Notes: (a) that is a “financial institution” for purposes of “mark to market property” rules contained in the Tax Act; (b) that is a “specified financial institution” or a “restricted financial institution” for purposes of the Tax Act; (c) an interest in which is, or whose Notes are, a “tax shelter investment” within the meaning of the Tax Act; or (d) that has elected under the Tax Act to determine its Canadian tax results in a currency other than Canadian currency. Such securityholders should consult their own tax advisors with respect to the tax consequences of the Arrangement.

This summary is based upon the current provisions of the Tax Act, the regulations thereunder (the “Regulations”) and the current published administrative policies and assessing practices of the Canada Revenue Agency. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder and no representations with respect to the tax consequences to any particular Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Holders of Notes should consult their own tax advisors to determine the particular tax consequences to them of the Arrangement.

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Holders Resident in Canada

The following portion of this summary is applicable to a Holder who, at all relevant times, for the purposes of the application of the Tax Act, is a Resident Holder. Certain Resident Holders whose Notes might not otherwise be capital property may, in certain circumstances, be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have such notes, and every other “Canadian security” as defined in the Tax Act owned by such Holder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Any Resident Holder contemplating making a subsection 39(4) election should consult their tax advisor for advice as to whether the election is available or advisable in their particular circumstances.

Disposition of Notes

Generally, a Resident Holder who disposes of a Note under the Arrangement will realize a capital gain (or capital loss) equal to the amount, if any, by which the New Notes received by the Resident Holder on the disposition of such note under the Arrangement, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of such note to the Resident Holder.  No formal valuation of the Notes or the New Notes has been sought or obtained, and the Company is not able to provide any guidance as to the fair market value of the Notes or the New Notes.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder will be required to include in computing the Resident Holder’s income for a taxation year one—half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in the year. A Resident Holder will generally be required to deduct one—half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains for a year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized by the Resident Holder in such years to the extent and in the circumstances permitted under the Tax Act.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 10 2/3% refundable tax on certain investment income, including certain amounts in respect of net taxable capital gains and interest.

Capital gains realized by an individual (including certain trusts and estates) may give rise to liability to alternative minimum tax under the Tax Act.

Forgiveness of Interest and Penalties

Generally, a Resident Holder who has included unpaid interest and penalties in computing the Resident Holder’s income for the year or preceding taxation year will be entitled to a deduction for such amounts that are established to have become bad debts in the year.

Exercise of Conversion Privilege

Generally, a Resident Holder who converts a New Note into common shares of the Company (or common shares and cash delivered in lieu of a fraction of a common share) pursuant to the conversion privilege will be deemed not to have disposed of the New Note and, accordingly, will not be considered to realize a capital gain (or capital loss) on such conversion. Under the current administrative practice of the Canada Revenue Agency, a Resident Holder who, upon conversion of a New Note, receives cash not in excess of

35

$200 in lieu of a fraction of a common share may either treat this amount as proceeds of disposition of a portion of the New Note, thereby realizing a capital gain (or capital loss), or reduce the adjusted cost base of the common shares that the Resident Holder receives on the conversion by the amount of the cash received.

The aggregate cost to a Resident Holder of the common shares acquired on the conversion of a New Note will generally be equal to the aggregate of the Resident Holder’s adjusted cost base of the New Note immediately before the conversion. The adjusted cost base to a Resident Holder of common shares at any time will be determined by averaging the cost of such common shares with the adjusted cost base of any other common shares owned by the Resident Holder as capital property at the time.

Disposition of Common Shares

A disposition or a deemed disposition of a common share by a Resident Holder (except to the Company) will generally result in the Resident Holder realizing a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the common share are greater (or less) than the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described above under “Taxation of Capital Gains and Capital Losses”.

Receipt of Dividends on Common Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on common shares, unless in the case of Canadian resident companies, the application of a specific anti-avoidance rule re-characterizes such dividends as proceeds of disposition or a capital gain.

In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian companies, including the enhanced gross-up and dividend tax credit rules for “eligible dividends”. Eligible dividends will generally include dividends paid by taxable Canadian companies, such as the Company, where those dividends have been designated as “eligible dividends” by the company at or prior to the time the dividends are paid. There are limitations on the ability of a company to designate dividends as eligible dividends.

Taxable dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

In the case of a Resident Holder that is a company, dividends received (or deemed to be received) on common shares by the Resident Holder will generally be included in the Resident Holder’s gross income for the taxation year in which such dividends are received and will generally be deductible in computing the Resident Holder’s taxable income. A “private company”, as defined in the Tax Act, or any other company controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable to pay a refundable tax of 38 1/3% under Part IV of the Tax Act on dividends received (or deemed to be received) on common shares to the extent such dividends are deductible in computing taxable income for the year.

Non-Resident Holders should consult their own tax advisors with respect to the tax consequences in their jurisdiction of residence of holding or disposing of the New Notes and the receipt of interest thereon.

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BENEFITS TO INSIDERS, AFFILIATES AND ASSOCIATES

Other than any benefits accruing as a Noteholder on the same terms as the other Noteholders, none of the directors or officers of the Company and, to the knowledge of the Company after reasonable inquiry, no associate or affiliate of the Company, no insider of the Company (other than a director or officer of the Company), no associate or affiliate of an insider of the Company, and no person or company acting jointly or in concert with the Company, will receive any direct or indirect benefit from voting for or against the Arrangement Resolution, other than the New Notes available to holders of the Notes pursuant to the Arrangement.  See “Particulars of the Arrangement — Interests of Certain Persons in the Arrangement”.

AUDITORS

Smythe LLP, Chartered Accountants of Vancouver, British Columbia are the auditors of the Company.

ADDITIONAL INFORMATION AND AVAILABILITY OF DOCUMENTS

Financial information concerning the Company is contained in its annual financial statements and management’s discussion and analysis for the year ended January 31, 2015 and can be found at www.sedar.com. Additional information concerning the Company, including the most recent annual information form dated June 1, 2015 filed with certain of the provincial securities commissions in Canada, can also be found at www.sedar.com.

INFORMATION CONTAINED IN THIS CIRCULAR

No person has been authorized to give any information or to make representations in connection with the Arrangement other than those contained in this Circular and, if given or made, any such information or representation should be considered not to have been authorized by the Company.  This Circular does not constitute the solicitation of a proxy by any person in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

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DIRECTOR’S APPROVAL

The undersigned director of the Company certifies that the contents of this Circular have been approved by the Board of Directors of the Company.

Vancouver, British Columbia

April 8, 2016

BY ORDER OF THE BOARD OF DIRECTORS

Yours very truly,

(signed) “Daniel Carriere”

Daniel Carriere
Chairman of the Board

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Appendix “A”

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.                                      The arrangement (the “Arrangement”) under Division 5, Part 9 of the Business Corporations Act (British Columbia), S.B.C., 2002, c.57 involving Terrace Energy Corp. (the “Company”), as more particularly described and set forth in the Management Information Circular dated April 8, 2016 (the “Circular”) of the Company accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

2.                                      The plan of Arrangement (the “Plan of Arrangement”) involving the Company, the full text of which is set out in Appendix “B” to the Circular (as the Plan of Arrangement may be or may have been amended) is hereby authorized, approved and adopted.

3.                                      The Company be, and is hereby, authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Circular).

4.                                      Notwithstanding that this resolution has been passed by the noteholders of the Company or has received the approval of the Supreme Court of British Columbia, the board of directors of the Company may amend the Plan of Arrangement to the extent permitted by the Plan of Arrangement and/or decide not to proceed with the Arrangement or revoke this resolution at any time prior to the effective time of the Arrangement without further approval of the noteholders of the Company.

5.                                      Any one director or officer of the Company is hereby authorized, for and on behalf of the Company, to execute and deliver all documents and instruments and take all such other actions as may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

A-1

Appendix “B”

PLAN OF ARRANGEMENT

(See attached)

PLAN OF ARRANGEMENT

UNDER DIVISION 5 OF PART 9 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

S.B.C. 2002, c.57

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1          Definitions: In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)                                 “2014 Arrangement” means the plan of arrangement of the Company previously completed on October 15, 2014, whereby the Old Notes were exchanged for the Notes;

(b)                                 “Accrued Note Interest” means all accrued and unpaid interest under the Old Notes, the Notes or the Indenture, up to and including, the Effective Date;

(c)                                  “Arrangement” means the arrangement under the Arrangement Provisions pursuant to which the Company is proposing to distribute to the Terrace Noteholders the New Notes in exchange for the Notes, and which is set out in detail in this Plan of Arrangement;

(d)                                 “Arrangement Provisions” means Division 5 of Part 9 — Arrangements of the BCBCA;

(e)                                  “Arrangement Resolution” means the resolution of the Terrace Noteholders approving the Plan of Arrangement which is to be considered at the Meeting;

(f)                                   “BCBCA” means the Business Corporations Act (British Columbia), S.B.C. 2002, c.57, as may be amended, restated or replaced from time to time;

(g)                                  “Board” means the board of directors of Terrace;

(h)                                 “Business Day” means a day which is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(i)                                     “Circular” means the notice of the Meeting and accompany management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Terrace Noteholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time;

(j)                                    “co-Trustee” means Computershare Trust Company, N.A., as United States co-trustee under the New Indenture;

(k)                                 “Court” means the Supreme Court of the British Columbia;

(l)                                     “Effective Date” means the date upon the Arrangement becomes effective;

(m)                             “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date (or such other time on the Effective Date that the Board determines);

(n)                                 “Final Order” means the final order of the Court, after a hearing upon the fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or amended on appeal (provided that any such amendment is acceptable to the Company);

(o)                                 “Indenture” means the indenture entered into between the Company, Computershare Trust Company of Canada, as trustee and Computershare Trust Company, N.A., as U.S. co-trustee on October 15, 2014 pursuant to which the Notes were issued, which contains the terms and conditions governing the Notes and such other terms and conditions customary for such indentures;

(p)                                 “Interim Order” means the interim order of the Court made pursuant to section 291 of the BCBCA, providing for, among other things, the calling and holding of the Meeting;

(q)                                 “Letter of Transmittal” means the letter of transmittal forwarded by the Company to the Terrace Noteholders together with the Circular;

(r)                                    “Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(s)                                   “Meeting” means the special meeting of Terrace Noteholders, including any adjournment(s) or postponement(s) thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution;

(t)                                    “New Indenture” means the new indenture to be entered into between the Company, the Trustee and the co-Trustee pursuant to which the New Notes are to be issued, which shall contain the terms and conditions governing the New Notes including those set forth in Schedule “A” hereto and such other terms and conditions customary for such indentures in a form and substance satisfactory to Terrace and the Trustee and as set forth in the Circular;

(u)                                 “New Notes” means new convertible secured notes of the Company due April 2, 2021, in the aggregate principal amount of up to $38,590,000, which notes shall be issued under the New Indenture, having substantially the terms and conditions set forth in Schedule “A” hereto, which notes the Company plans to distribute to the holders of Notes pursuant to section 3.1(c) of this Plan of Arrangement;

(v)                                 “Notes” means the aggregate of $38,590,000 outstanding 8% convertible unsecured notes of the Company due April 2, 2018;

(w)                               “Old Notes” means the 8% convertible unsecured notes issued on April 2, 2013, June 3, 2013 and June 26, 2013, which were cancelled pursuant to the 2014 Arrangement and, prior to the Effective Time, represent the right to receive Notes pursuant to the 2014 Arrangement;

(x)                                 “Plan of Arrangement” means this Plan of Arrangement, as may be amended or restated from time to time;

(y)                                 “Tax Act” means the Income Tax Act (Canada), as may be amended, restated or replaced from time to time;

(z)                                  “Terrace” or the “Company” means Terrace Energy Corp., a company existing under the BCBCA;

(aa)                          “Terrace Noteholders” means the holders of the Notes as of the Effective Time;

(bb)                          “Trustee” means Computershare Trust Company of Canada, the trustee under the New Indenture; and

(cc)                            “TSX-V” means the TSX Venture Exchange.

1.2          Interpretation Not Affected by Headings: The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.  Unless otherwise specifically indicated, the terms “this Plan of Arrangement”, “hereof”, “hereunder” and similar expressions refer to

2

this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto.

1.3          Number, Gender and Persons: Unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter, and words importing a person shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4          Meaning: Undefined words and phrases used herein that are defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.5          Date for any Action:  If the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6          Currency:  Unless otherwise stated, all references herein to amounts of money are expressed in lawful currency of Canada.

1.7          Governing Law: This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ARTICLE 2
PURPOSE AND EFFECT

2.1          Binding Effect: The Arrangement will become effective and, and be binding at and after, the Effective Time in accordance with its terms on the Company and all Terrace Noteholders, without any further act or formality required on the part of any person, except as expressly provided herein.

2.2          Corporate Authorizations: The adoption, execution, delivery, implementation and consummation of all matters contemplated under this Plan of Arrangement involving corporate action of Terrace will occur and be effective as of the Effective Date, and will be authorized and approved under the Arrangement and by the Court, where appropriate, as part of the Final Order, in all respects and for all purposes without any requirement of further action by holders of Notes, shareholders, directors or officers of Terrace, other than as contemplated herein or in the Final Order.

ARTICLE 3
THE ARRANGEMENT

3.1          The Arrangement: At the Effective Time, the following shall occur and be deemed to occur in the following chronological order without further act or formality, notwithstanding anything contained in the provisions attaching to any of the Notes:

(a)                                 Terrace, the Trustee and the co-Trustee shall enter into the New Indenture;

(b)                                 all Accrued Note Interest shall be previously cancelled;

(c)                                  each $1,000 of principal amount of outstanding Notes will be irrevocably and finally exchanged for one (1) New Note and the holders of the Notes will be removed from the register(s) of Notes of the Company and will be added to the register of New Notes as the holders of the number of New Notes that they have received on the exchange;

(d)                                 all of the issued Notes outstanding immediately prior to the Effective Time and any Accrued Note Interest or penalties accrued thereunder will be cancelled with the appropriate entries being made in the register(s) of Notes of the Company;

(e)                                  each holder of Notes, as at the Effective Time shall and shall be deemed to irrevocably and finally exchange its Notes for the foregoing consideration which shall and shall be deemed to be received

3

in full and final settlement of its Notes, including the cancellation of Accrued Note Interest referenced in section 3.1(b) hereof;

(f)                                   the obligations of Terrace with respect to the Notes of each holder of Notes shall, and shall be deemed to, have been irrevocably and finally extinguished and each holder of Notes shall have no further right, title or interest in or to the Notes, including in respect of the Accrued Note Interest; and

(g)                                  the Notes will not entitle any holder of Notes to any compensation or participation other than as expressly provided for in this Plan of Arrangement and shall be cancelled and will thereupon be null and void, and the obligations of Terrace thereunder or in any way related thereto shall be satisfied and discharged.

3.2          No Fractional Notes: Notwithstanding section 3.1, no fractional New Notes shall be distributed to the Terrace Noteholders and, as a result, all fractional amounts arising under such sections shall be rounded down to the next whole number.

3.3          Arrangement Effectiveness: The Arrangement shall become final and conclusively binding on the Terrace Noteholders and the Company at the Effective Time.

3.4          Post-Effective Time Procedures:  Subject to the provisions of Article 4, and upon the return of a properly completed Letter of Transmittal by a registered former Terrace Noteholder together with the certificate(s) representing Notes and such other documents as the Trustee may require, former Terrace Noteholders shall be entitled to receive delivery of the certificate(s) representing the New Notes to which they are entitled pursuant to section 3.1(c).

3.5          Supplementary Actions: Notwithstanding that the transactions and events set out in section 3.1 shall occur and shall be deemed to occur in the chronological order therein set out without any act or formality, the Company shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to give effect to, or further document or evidence, any of the transactions or events set out in section 3.1, including, without limitation, any resolutions of directors authorizing the issuance, transfer or redemption of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, and any necessary additions to or deletions from share registers.

ARTICLE 4
DELIVERY OF NEW NOTES

4.1          Surrender of Notes: Following the later of the Effective Date and the surrender to the Trustee for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Notes that were exchanged under the Arrangement, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Trustee may reasonably require, the Terrace Noteholder of such surrendered certificate will be entitled to receive in exchange therefor, the New Notes which such Terrace Noteholder has the right to receive under the Arrangement for such Notes, and any certificate so surrendered will forthwith be cancelled.

4.2          Issue of New Notes:  Upon surrender to the Trustee for cancellation of a certificate that immediately before the Effective Time represented one or more outstanding Notes that were exchanged for New Notes in accordance with section 4.1 hereof together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Trustee may reasonably require, the Trustee shall deliver to such holder following the Effective Time, a certificate or certificates representing the New Notes that such holder is entitled to receive in accordance with section 3.1(c).

4.3          Right to Exchange:  After the Effective Time and until surrendered for cancellation as contemplated by section 4.2, each certificate that immediately prior to the Effective Time represented Notes shall be deemed at all times to represent only the right to receive in exchange therefor the New Notes that the holder of such certificate is entitled to receive in accordance with section 3.1(c).  Notwithstanding the foregoing, if, prior to the time of surrender of the certificate representing Notes, the New Notes have been redeemed or matured in accordance with

4

their terms, the Notes shall then be deemed to represent only the right to receive in exchange therefor an amount, without interest, in cash equal to the aggregate amount of the principal payment with a payment date after the Effective Time theretofore paid with respect to such New Notes.

4.4          Old Notes: The rights of holders of certificates that represented Old Notes prior to the effectiveness of the 2014 Arrangement to receive certificates representing Notes who have not surrendered and exchanged such certificates in accordance with the 2014 Arrangement prior to the Effective Time shall, after the Effective Time, be deemed to represent the right to receive certificates representing New Notes instead of Notes.

4.5          Lost Certificates:  If any certificate, that immediately prior to the Effective Time represented Notes that were exchanged for New Notes in accordance with section 3.1(c), shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Trustee shall deliver in exchange for such lost, stolen or destroyed certificate, the New Notes that such holder is entitled to receive in accordance with section 3.1(c).  When authorizing such delivery of New Notes that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such New Notes are to be delivered shall, as a condition precedent to the delivery of such New Notes, give a bond satisfactory to the Company and the Trustee in such amount as the Company and the Trustee may direct, or otherwise indemnify the Company and the Trustee in a manner satisfactory to the Company and the Trustee, against any claim that may be made against the Company or the Trustee with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles and notice of articles of Terrace.

4.6          Principal Payments: No principal payment made after the Effective Time with respect to the New Notes shall be delivered to the holder of any un-surrendered certificate that, immediately prior to the Effective Time, represented outstanding Notes unless and until the holder of such certificate shall have complied with the provisions of sections 4.1 and 4.2.  Subject to applicable law and section 4.6, at the time of such compliance, there shall, in addition to the delivery of the New Notes to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the principal payment with a payment date after the Effective Time theretofore paid with respect to such New Notes.

4.7          Withholding Rights:  Terrace and the Trustee shall be entitled to deduct and withhold from any New Notes deliverable to any person hereunder and from any other amounts payable to any Terrace Noteholder such amounts as Terrace or the Trustee is required or permitted to deduct and withhold therefrom under any provision of applicable laws in respect of taxes.  To the extent that such amounts are so deducted, withheld and remitted, such amounts shall be treated for all purposes under this Plan of Arrangement as having been paid to the person to whom such amounts would otherwise have been paid.

4.8          Limitation and Proscription: To the extent that a holder of Notes as of immediately preceding the Effective Time shall not have complied with the provisions of sections 4.1 or 4.4 on or before the date that is six (6) years after the Effective Date (the “Final Proscription Date”), then the New Notes that such former holder of Notes was entitled to receive shall automatically be cancelled without any payment of principal or any other amounts in respect thereof and the Trustee shall cancel any certificates in respect of such New Notes. The payment of principal and interest in respect of the Notes to which the Terrace Noteholder was entitled shall be terminated as of the Final Proscription Date.

4.9          No Liens:  Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, restrictions, adverse claims or other claims of third parties of any kind.

4.10        Paramountcy:  From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Notes and the Indenture issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of Notes and Terrace in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (iii) all actions, causes of actions, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Notes shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

4.11        Deeming Provision: In this Plan of Arrangement, the deeming provisions are not rebuttable and are conclusive and irrevocable.

5

ARTICLE 5
CONDITIONS PRECEDENT

5.1          Conditions Precedent: The implementation of this Plan of Arrangement shall be conditional upon the fulfillment, satisfaction or waiver by the Company of the following conditions precedent:

(a)                                 this Plan of Arrangement shall have been approved at the Meeting, with or without amendment, in accordance with the Interim Order;

(b)                                 all other consents, orders, regulations and approvals required, necessary or desirable for the completion of the Arrangement, including any required approval of the TSX-V, must have been obtained or received, each in a form acceptable to the Company;

(c)                                  the Final Order and any other necessary order(s) of the Court with respect to the Arrangement shall have been obtained in a form and substance satisfactory to Terrace, acting reasonably; and

(d)                                 no action shall have been instituted and be continuing, on the Effective Date, for an injunction to restrain, a declaratory judgment in respect of, or damages on account of, or relating to, this Plan of Arrangement or the Notes and no cease trading or similar order with respect to any securities of Terrace shall have become effective or threatened.

ARTICLE 6
AMENDMENTS

6.1          Amendments Prior to Effective Time: Terrace may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be: (i) filed with the Court and, if made following the Meeting, approved by the Court; and (ii) communicated to the Terrace Noteholders, if and as required by the Court.

6.2          No Notice: Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Terrace at any time prior to or at the Meeting with or without any other prior notice or communication, and, if so proposed and accepted by the Terrace Noteholders voting at the Meeting (other than as may be required under the Interim Order), such amendment, modification or supplement shall become part of this Plan of Arrangement for all purposes.

6.3          Approval by the Court: Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by Terrace.

6.4          Administrative Amendments: Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time by Terrace, provided that it concerns a matter which, in the reasonable opinion of Terrace, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Terrace Noteholder.

6.5          Withdrawal: This Plan of Arrangement may be withdrawn prior to the Effective Time in the sole discretion of the Company.

ARTICLE 7
REFERENCE DATE

7.1          Reference Date: This Plan of Arrangement is dated for reference the 6th day of April, 2016.

6

SCHEDULE “A”

SUMMARY OF TERMS OF THE NEW NOTES

Issuer:	Terrace Energy Corp.

Notes:	Convertible secured notes (the “New Notes”).

Indenture:

The terms and conditions of the New Notes will be governed by a New Indenture to be entered into between the Issuer and Computershare Trust Company of Canada, as trustee (the “Trustee”) and Computershare Trust Company, N.A., as United States co-trustee.

Interest Rate:

Interest free, but subject to the Maturity Bonus (as described below). The noteholders shall forgive all outstanding interest and penalties accrued on the Notes up to and including the effective date of the note exchange.

Conversion:

The New Notes will be convertible into fully paid and non-assessable common shares of the Issuer at the option of the holder thereof at any time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the business day before eight business days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the last Business Day immediately preceding the date fixed for redemption specified by the Issuer for redemption of the New Notes at the conversion price in effect on the date of conversion, which shall be $0.50 per common share as of the date of issuance of the New Notes, subject to adjustment as provided in the New Indenture (the “Conversion Price”).

Maturity Date:	April 2, 2021.

Redemption at the Option of the Issuer:

The New Notes may be redeemed for cash in whole or in part at any time and from time to time at the option of the Issuer, except under certain circumstances after the sale or other disposal of all or substantially all of the assets of the Company, on not more than 50 days and not less than 30 days prior notice at a price equal to:

(a) if such notice is given within 180 days prior to the Maturity Date, 102.5% of the par amount of the New Notes; or

(b) if such notice is given prior to 180 days prior to the Maturity Date, at par.

Optional Common Share Redemption:

If, prior to the Maturity Date, the closing price the Issuer’s common shares on the TSX-V (or such other stock exchange or quotation system on which the Issuer’s common shares are then listed or quoted) is equal to or greater than 140% of the Conversion Price for 30 consecutive trading days, the New Notes may be redeemed for common shares of the Issuer at the Conversion Price in whole or in part from time to time at the option of the Issuer on not less than 30 days prior notice, provided that the date of such notice is no later than five trading days following the last trading day of such 30 consecutive trading day period.

7

Maturity Bonus:

On the Maturity Date, the Issuer will deliver to the Trustee a certified cheque or wire transfer in the aggregate total principal amount payable in respect of the New Notes then outstanding, along with a bonus payment (the “Maturity Bonus”), equal to 5% of the aggregate total principal amount of the New Notes. The Maturity Bonus will be payable, at the Issuer’s election, in cash or through the issuance of common shares of the Issuer at a price equal to the volume weighted average of the Issuer’s common shares on its principal stock exchange for the 10 trading days prior to any such issuance.

Ranking:

The New Notes are the Issuer’s secured obligations and are guaranteed by a general security agreement against all of the property of the Issuer. Accordingly, the New Notes will rank:

•                  equal in right of payment to all of the Issuer’s existing and future secured indebtedness, subject to customary permitted encumbrances; and

•                  senior in right of payment with all of the Issuer’s existing and future unsecured indebtedness.

Offer on Sale of Assets

In certain circumstances, if the Issuer sells, transfers, leases, conveys, or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis (a “Sale Transaction”) and does not: (i) utilize the net proceeds (less reasonable selling costs and any associated taxes) to repay the secured indebtedness of the Issuer and/or its affiliates; or (ii) reinvest at least 50% of the net proceeds thereof (less reasonable selling costs and any associated taxes) in the business of the Issuer and/or its affiliates within 365 days of the closing date of such Sale Transaction, the Issuer will be required to offer to purchase all of the outstanding New Notes at a cash purchase price equal to 100% of the principal amount of the New Notes on the terms and conditions set forth in the New Indenture.

Other Terms of New Notes:	Customary/substantially the same terms as the Issuer’s Notes.

Form of the New Notes:

The New Notes will be issued in denominations of $1,000 and integral multiples of $1,000. The New Notes will initially be issued in the form of one or more global notes and/or one or more definitive notes at the option of the Issuer. The global notes will be registered in the name of the depository which, as of the date hereof, shall be CDS Clearing and Depository Services Inc. (or any nominee of the depository). The definitive notes will be registered in the names of each holder thereof. New Notes may be issued in certificate or uncertificated form. All New Notes bearing a U.S. legend as set forth in the New Indenture shall be in certificated form only.

8

Appendix “C”

NEW INDENTURE

(See attached)

INDENTURE

DATED AS OF THE • DAY OF •, 2016

AMONG

TERRACE ENERGY CORP., AS ISSUER,

COMPUTERSHARE TRUST COMPANY OF CANADA, AS TRUSTEE

AND

COMPUTERSHARE TRUST COMPANY, N.A., AS U.S. TRUSTEE

PROVIDING FOR THE ISSUE OF 2021 CONVERTIBLE SECURED NOTES

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	13.23
	(a)(2)	13.23
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	13.23
	(b)	13.23
311	(a)	13.24
	(b)	13.24
312	(a)	3.5
	(b)	13.25
	(c)	13.25
313	(a)	13.26
	(b)(1)	13.26
	(b)(2)	13.26
	(c)	13.26; 12.2
	(d)	13.26
314	(a)	7.6; 7.10
	(b)	5.13
	(c)(1)	13.5
	(c)(2)	13.5
	(c)(3)	N.A.
	(d)	5.13
	(e)	13.5
	(f)	N.A.
315	(a)	13.3, 13.6, 13.7
	(b)	8.2
	(c)	13.3
	(d)	13.3
	(e)	8.12
316	(a) (last sentence)	N.A.
	(a)(1)(A)	11.11
	(a)(1)(B)	11.11
	(a)(2)	N.A.
	(b)	8.13
	(c)	N.A.
317	(a)(1)	8.4
	(a)(2)	8.4
	(b)	13.3
318	(a)	15.3
	(b)	N.A.
	(c)	15.3

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

i

(continued)

ii

(continued)

iii

(continued)

Schedule “A” — Form of Note

Schedule “B-1” — Form of Redemption Notice

Schedule “B-2” — Form of Redemption Notice

Schedule “C” — Form of Notice of Conversion

Schedule “D” — Common Share Legends

Schedule “E” — Form of Declaration for Removal of U.S. Legend

Schedule “F” — Form of Security Agreement

iv

THIS INDENTURE made as of the • day of •, 2016.

AMONG:

TERRACE ENERGY CORP., a corporation existing under the laws of British Columbia and having its head office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Corporation”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company continued under the laws of Canada and having an office in the City of Vancouver, in the Province of British Columbia (hereinafter called the “Trustee”)

AND

COMPUTERSHARE TRUST COMPANY, N.A., a national banking association formed under the laws of the United States (hereinafter called the “U.S. Trustee” or “Co-Trustee”)

WITNESSETH THAT:

WHEREAS the Corporation wishes to create and issue the Notes in the manner and subject to the terms and conditions of this Indenture;

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the respective covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Corporation, the Trustee and the U.S. Trustee covenant and agree, for the benefit of each other and for the equal and rateable benefit of the holders, as follows:

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)                                 “this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)                                 “Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the provinces of Canada;

(c)                                  “Arrangement” has the meaning set forth in the Plan of Arrangement;

(d)                                 “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(e)                                  “Authenticated” means, with respect to the issuance of Uncertificated Notes, that the Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Notes as required by Section 2.7 are entered in the register of holders of Notes, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(f)                                   “BCSA” means the Securities Act (British Columbia), as amended;

(g)                                  “Beneficial Holder” means any Person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a Depository Participant;

(h)                                 “Board of Directors” means the board of directors of the Corporation or any committee thereof;

(i)                                     “Business” means the business and operations carried on by the Corporation and/or its Subsidiaries, including oil and gas exploration, drilling, processing, joint ventures, investments in oil and gas properties, interests, joint ventures, marketing, sales, reclamation and other activities related or ancillary thereto;

(j)                                    “Business Day” means any day other than a Saturday, Sunday or any other day that the Trustee in Vancouver, British Columbia or Toronto, Ontario or the Co-Trustee in New York, New York is not open for business or any other day on which the principal chartered banks located in Vancouver, British Columbia, Toronto, Ontario or New York, New York are not open for business;

(k)                                 “Capital Reorganization” has the meaning ascribed thereto in Section 6.4(b);

(l)                                     “Canadian Commissions” has the meaning ascribed thereto in Section 7.11(a);

(m)                             “CDS” means the CDS Clearing and Depository Services Inc.;

(n)                                 “Collateral” means all present and after-acquired real and personal property of the Corporation;

(o)                                 “Common Shares” means common shares in the capital of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.4, “Common Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

(p)                                 “Common Share Redemption Right” has the meaning ascribed thereto in Section 4.1(b);

(q)                                 “Conversion Price” means $0.50, being the dollar amount for which each Common Share may be issued from time to time upon the conversion of Notes which are by their terms convertible in accordance with the provisions of Article 6;

(r)                                    “Corporation” means Terrace Energy Corp. and includes any successor to or of Terrace Energy Corp. which shall have complied with the provisions of Article 10;

(s)                                   “Counsel” means a barrister or solicitor or counsel or firm of barristers or solicitors or counsel retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(t)                                    “Current Market Price” on any date means the VWAP for the 20 consecutive trading days ending on the fifth trading day preceding such date (or, if the Common Shares are not listed on the TSX Venture Exchange, on such stock exchange on which the Common Shares are listed as may be selected by the Board of Directors or, if the Common Shares are not listed on any Exchange, then on the over-the-counter market or, if there is no market, fair value as determined by an independent financial advisor selected by the Board of Directors);

(u)                                 “Date of Conversion” has the meaning ascribed thereto in Section 6.3(b);

(v)                                 “Defeased Notes” has the meaning ascribed thereto in Section 9.6(b);

(w)                               “Definitive Note” means a certificated Note fully registered in the name of the holder thereof;

(x)                                 “Depository” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Notes shall mean each depository with respect to the Global Notes and, in the case of the Notes, the Depository shall initially be CDS;

(y)                                 “Depository Participant” means a broker, dealer, bank, other financial institution or other Person for whom, from time to time, a Depository effects book entry for a Global Note deposited with the Depository;

(z)                                  “Encumbrance” means in respect of any Person, any mortgage, debenture, pledge, hypothec, lien, charge, encumbrance, assignment by way of security, hypothecation or security interest granted by that Person or arising by operation of law, in respect of any of that Person’s Property, or any consignment or capital lease of property by that Person as consignee or lessee or any other security agreement, trust or arrangement intended by such Person to have the effect of granting security for the payment of any debt, liability or obligation, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” shall have corresponding meanings;

(aa)                          “Event of Default” has the meaning ascribed thereto in Section 8.1;

(bb)                          “Exchange” means the TSX Venture Exchange or any other exchange or quotation system on which the Common Shares or Notes, as applicable, are then listed or quoted;

(cc)                            “Extraordinary Resolution” has the meaning ascribed thereto in Section 11.12;

(dd)                          “Freely Tradeable” means, in respect of shares of capital of any class of any corporation, which can be traded by the recipient thereof without any restriction under Applicable Securities Legislation, such as hold periods, except in the case of a “control distribution” (as that term is defined in Applicable Securities Legislation), or a transaction or series of transactions incidental to a control distribution;

(ee)                            “generally accepted accounting principles” or “GAAP” means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants (including as further described in Section 1.16);

(ff)                              “Global Note” means a Note that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.4 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system;

(gg)                            “Global Note Legend” means the legend identified as such in Schedule “A”;

(hh)                          “IFRS” means International Financial Reporting Standards;

(ii)                                  “Indemnified Parties” has the meaning ascribed thereto in Section 13.29;

(jj)                                “Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Trustee’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Trustee, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(kk)                          “Maturity Account” means an account required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for the Notes issued pursuant to and in accordance with this Indenture;

(ll)                                  “Maturity Bonus” means the bonus equal to 5% of the aggregate total outstanding principal amount of Notes outstanding on the Maturity Date in accordance with Section 2.3;

(mm)                  “Maturity Date” means April 2, 2021;

(nn)                          “MI 62-104” means Multilateral Instrument 62-104 — Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;

(oo)                          “NCI Letter of Instruction” means the Non-Certificated Inventory system letter of instruction provided by CDS to the Trustee in connection with the conversion of the Notes;

(pp)                          “Net Proceeds” means the net cash proceeds received by the Corporation and/or its Subsidiaries as a result of a Sale Transaction after deductions and/or accruals of costs, expenses, liabilities and taxes;

(qq)                          “Noteholders” or “holders” means the Persons for the time being entered in the register for Notes as registered holders of Notes or any transferees of such Persons by endorsement or delivery;

(rr)                                “Notes” means the notes designated as “2021 Convertible Secured Notes” of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive or interim form. Notwithstanding anything contained herein, any Notes may be in uncertificated form;

(ss)                              “Offer on Sale of Assets” has the meaning ascribed thereto in Section 7.10;

(tt)                                “Officers’ Certificate” means a certificate of the Corporation signed by any two authorized officers or directors of the Corporation, in their capacities as officers or directors of the Corporation, and not in their personal capacities;

(uu)                          “Paying Agent” has the meaning ascribed thereto in Section 2.5;

(vv)                          “Permitted Encumbrances” means:

(1)                                 Encumbrances securing amounts not to exceed $100,000 in the aggregate (or the foreign currency equivalent), which exist on the date hereof and which, for greater certainty, are in addition to the Permitted Encumbrances set forth in the other paragraphs of this definition;

(2)                                 Encumbrances securing any indebtedness of the Corporation ranking pari passu to the Notes and the Security Interest and which are subject to a Pari Passu Agreement contemplated under Section 5.12 hereof;

(3)                                 Encumbrances on property of a Person existing at the time such Person is merged with or into or consolidated with the Corporation; provided that such Encumbrances were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Corporation;

(4)                                 Encumbrances on property (including capital stock) existing at the time of acquisition of the property by the Corporation; provided that such Encumbrances were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)                                 Encumbrances to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business (including Encumbrances to secure letters of credit issued to assure payment of such obligations);

(6)                                 Encumbrances for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded;

(7)                                 Encumbrances imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ liens, in each case, incurred in the ordinary course of business;

(8)                                 survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)                                 Grants of software and technology licenses in the ordinary course of business;

(10)                          Encumbrances arising out of conditional sale, title retention or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(11)                          Encumbrances arising as a result of litigation or legal proceedings that are currently being contested in good faith by appropriate and diligent action, including any Lien arising as a result of a judgment against the Corporation.

(ww)                      “Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(xx)                          “Plan of Arrangement” means the plan of arrangement dated April 6, 2016 and any amendments or variations made thereto as of the date on which the Notes are issued, in each case made in accordance with the Plan of Arrangement or at the direction of the Supreme Court of British Columbia;

(yy)                          “Property” means with respect to any Person, all or any portion of that Person’s undertaking, property and assets, both real and personal, including, for greater certainty, equity interests;

(zz)                            “Redemption Date” has the meaning ascribed thereto in Section 4.3;

(aaa)                   “Redemption Notice” means a notice of redemption substantially in the form of Schedule “B-1” or Schedule “B-2”, as applicable;

(bbb)                   “Redemption Price” means, in respect of a Note, the amount payable on the Redemption Date fixed for such Note, which shall equal:

(i)                                     if such notice is given within 180 days prior to the Maturity Date, 102.5% of the par amount of the Notes; or

(ii)                                  if such notice is given prior to 180 days prior to the Maturity Date, at par.

(ccc)                      “Registrar” has the meaning ascribed thereto in Section 2.5;

(ddd)                   “Regulation S” means Regulation S adopted by the SEC;

(eee)                      “Restricted Definitive Note” means a Definitive Note that bears the U.S. Legend;

(fff)                         “Restricted Global Note” means a Global Note that bears the U.S. Legend;

(ggg)                      “Restricted Physical Note” means a definitive certificate representing Notes, including without limitation, a definitive certificate issued in accordance with Section 2.4(d) or Section 3.2(b) that bears a U.S. Legend;

(hhh)                   “Sale of Assets Payment” has the meaning ascribed thereto in Section 7.10;

(iii)                               “Sale Notice” has the meaning ascribed thereto in Section 7.10(a);

(jjj)                            “Sale Payment Date” has the ascribed thereto in Section 7.10(a)(ii);

(kkk)                   “Sale Transaction” has the meaning ascribed thereto in Section 7.10;

(lll)                               “SEC” means the United States Securities and Exchange Commission under the 1933 Act;

(mmm)       “Securities” has the meaning ascribed thereto in Section 2.12(a);

(nnn)                   “Security Agreement” means the general security agreement between the Corporation and the Trustee, on behalf of the U.S. Trustee and the Noteholders, providing for a security interest in the Collateral, securing or intended to secure the due payment of the principal and other amounts owing under the Notes and this Indenture when and as due and payable, as may be amended, restated, supplemented or modified from time to time pursuant to the Security Agreement and Indenture in accordance therewith;

(ooo)                   “Security Documents” means the Security Agreement and any other security document entered into by the Corporation in favour of the Trustee for the benefit of the U.S. Trustee and the Noteholders delivered pursuant to Article 5 of this Indenture, pursuant to which the Corporation grants an Encumbrance in the Collateral, in each case, as may be amended, restated, supplemented or modified from time to time pursuant to the Security Documents and Indenture in accordance therewith;

(ppp)                   “Security Interest” means the Encumbrances created pursuant to or under the Security Documents;

(qqq)                   “Subsidiary” has the meaning ascribed thereto in the BCSA;

(rrr)                            “Tax Act” means the Income Tax Act (Canada), R.S.C. 1985, c.1, including the regulations promulgated thereunder, each as amended from time to time;

(sss)                         “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb);

(ttt)                            “Time of Expiry” has the meaning ascribed thereto in Section 6.1;

(uuu)                   “trading day” means, with respect to the Exchange or other market for securities, any day on which the Exchange or market is open for trading or quotation;

(vvv)                   “Transaction Instruction” means written notice signed by the Noteholders or holders entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Trustee, requesting one or more such actions to be taken in respect of an Uncertificated Note;

(www)             “Trigger Date” has the meaning ascribed thereto in Section 4.1(b);

(xxx)                   “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder;

(yyy)                   “Uncertificated Note” means (i) any Note which is not in certificated form and (ii) one or more Notes in certificated form while retained by or surrendered to the Corporation, its transfer agent or the Trustee, for reasons other than registration of transfer, other temporary purpose, payment, exchange or acquisition by the Corporation; provided that the Trustee shall not be required to treat any such Note as an Uncertificated Note unless such retention or surrender is known to an authorized officer of the Trustee;

(zzz)                      “United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(aaaa)            “Unrestricted Definitive Note” means a Definitive Note that does not bear the U.S. Legend;

(bbbb)            “Unrestricted Global Note” means a Global Note that does not bear the U.S. Legend;

(cccc)                “U.S. Legend” has the meaning ascribed thereto in Section 2.12;

(dddd)            “U.S. Trustee” or “Co-Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean or include each Person who is then a U.S. Trustee hereunder;

(eeee)                “VWAP” means the volume-weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade). The VWAP shall be determined by dividing the aggregate sale price of all Common Shares sold on the applicable Exchange over the applicable period by the total number of Common Shares so sold;

(ffff)                    “Written Direction of the Corporation” means an instrument in writing signed by any one officer or director of the Corporation;

(gggg)                “1933 Act” means the United States Securities Act of 1933, as amended; and

(hhhh)            “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

1.2                               Meaning of “Outstanding”

Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption or monies and/or Common Shares, as the case may be, for the payment thereof shall have been set aside under Section 9.2, provided that:

(a)                                 Notes which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)                                 when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(c)                                  for the purposes of any provision of this Indenture entitling holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Noteholders, Notes owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)                                    for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Notes present or represented at any meeting of Noteholders, only the Notes which the Trustee knows are so owned shall be so disregarded; and

(ii)                                 Notes so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3                               Interpretation

In this Indenture:

(a)                                 words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)                                 all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)                                  all references to Sections refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d)                                 words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)                                  reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)                                   unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g)                                  unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4                               Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Notes.

1.5                               Time of Essence

Time shall be of the essence of this Indenture.

1.6                               Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.7                               Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.8                               Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including the form of Note attached hereto as Schedule “A”, be drawn up in the English language only. Chacune des parties aux présentes reconnaît avoir accepté et demandé que cette acte de fiducie et tous les documents y reliés, y compris le modèle de débenture joint aux présentes à titre d’Annexe « B », soient rédigés en anglais seulement.

1.9                               Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee and Co-Trustee in this Indenture shall bind its successors.

1.10                        Severability

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

1.11                        Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Notes issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Notes and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Notes.

1.12                        Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Notes, and (to the extent provided in Section 8.11) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13                        Applicable Law and Attornment

This Indenture, any supplemental indenture and the Notes shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts; provided that, notwithstanding any provision of this Indenture or the Notes to the contrary, the rights, immunities, privileges, powers, duties and obligations of the U.S. Trustee shall be governed only by the law of the State of New York and the TIA. With respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Note, the Corporation, the Trustee, Co-Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.14                        Currency of Payment

Unless otherwise indicated in a supplemental indenture, all payments to be made under this Indenture or a supplemental indenture shall be made in Canadian dollars.

1.15                        Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

1.16                        Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with GAAP. For greater certainty, GAAP shall include any accounting standards, including IFRS, that may from time to time be approved for general application by the Canadian Institute of Chartered Accountants.

1.17                        Calculations

The Corporation shall be responsible for making all calculations called for hereunder. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation’s calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

1.18                        Schedules

The following Schedules are incorporated into and form part of this Indenture:

Schedule “A” — Form of Note

Schedule “B-1” — Form of Redemption Notice

Schedule “B-2” — Form of Redemption Notice

Schedule “C” — Form of Notice of Conversion

Schedule “D” — Common Share Legends

Schedule “E” — Form of Declaration for Removal of U.S. Legend

Schedule “F” — Form of Security Agreement

In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2
THE NOTES

2.1                               Limit of Notes

The aggregate principal amount of Notes authorized to be issued under this Indenture is unlimited, but Notes may be issued only upon and subject to the conditions and limitations herein set forth.

2.2                               Form and Terms of Notes

(a)                                 The Notes authorized for issuance hereunder shall be designated as “2021 Convertible Secured Notes” and shall initially be issued pursuant to and subject to the terms and conditions hereof.

(b)                                 The Notes shall be dated as of the date of the closing of the Arrangement, or such other date or dates of issuance as provided herein, as confirmed in a Written Direction of the Corporation to issue the Notes in all instances.

(c)                                  The Notes shall mature upon the Maturity Date.

(d)                                 The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000. Each Note and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Board of Directors executing such Note in accordance with Section 2.6, as conclusively evidenced by their execution of a Note. Each Note shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, a Note may be in such other form or forms as may, from time to time, be approved by a resolution of the Board of Directors, or as specified in an Officers’ Certificate. The Notes may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(e)                                  The Notes shall be issued in the form of one or more Global Notes and/or one or more Definitive Notes at the option of the Corporation.

(f)                                   The Global Notes will be registered in the name of the Depository which, as of the date hereof, shall be CDS (or any nominee of the Depository). No beneficial holder will receive definitive certificates representing their interest in Notes except as provided in this Section 2.2 and Section 3.2. A Global Note may be exchanged for Definitive Notes, or transferred to and registered in the name of a Person other than the Depository for such Global Notes or a nominee thereof, as provided in Section 3.2.

(g)                                  The Definitive Notes will be registered in the names of each holder thereof as provided in Section 3.1. A Definitive Note may be exchanged, or transferred to and registered in the name of a Person other than the registered holder thereof, as provided in Section 3.2.

(h)                                 Notes may be issued in certificated or uncertificated form. All Notes bearing the legend within Section 2.12 shall be in certificated form only.  All Notes issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Noteholders to be maintained by the Trustee in accordance with Section 2.7.  Notwithstanding anything to the contrary in this Indenture, subject to Applicable Securities Legislation, the Global Note will be issued as an Uncertificated Note, unless otherwise requested in writing by the Depository or the Corporation.

2.3                               Maturity Bonus

(a)                                 The Notes shall be subject to a Maturity Bonus payable to the Noteholders in respect of Notes held by them on the Maturity Date. For the sake of clarity, the Maturity Bonus shall not be payable prior to the Maturity Date. The Notes shall not bear interest.

(b)                                 The Corporation may elect to pay the Maturity Bonus either by: (i) electronic funds transfer or certified cheque in accordance with Section 2.10 of this Agreement; or (ii) through the issuance of Common Shares of the Corporation in accordance with Section 2.3(c) of this Agreement.

(c)                                  In the event that the Corporation elects to pay any Maturity Bonus in Common Shares pursuant to Section 2.3(b) of this Agreement, such shares will be issued at a price equal to the VWAP of the Common Shares on the Corporation’s principal stock exchange over the 10 consecutive trading days ending on the 5th trading day prior to the date of payment due (in this Section 2.3, the “Market Price”). The issuance of the Common Shares as Maturity Bonus shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares. Such additional Freely Tradeable Common Shares shall be listed on each stock exchange on which the Common Shares are then listed. The Corporation shall be a reporting issuer, or the equivalent, in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs.

The Corporation’s right to elect to pay any Maturity Bonus in Common Shares shall be conditional upon the above noted conditions being met on the Business Day preceding the applicable date payment is due and:

(i)                                     the receipt by the Trustee of an Officers’ Certificate stating that such conditions above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Notes and the Market Price of the Common Shares on the payment date due; and

(ii)                                  the receipt by the Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment for the Corporation’s Maturity Bonus will be validly issued as fully paid and non-assessable, that the conditions above have been satisfied and that, relying exclusively on a list of issuers in default maintained by the relevant securities authorities condition regarding good standing above is satisfied, except that the opinion in respect of condition regarding good standing need not be expressed with respect to those provinces where such lists are not maintained.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the payment date due, the Corporation shall pay the Maturity Bonus in cash in accordance with Section 2.3(b)(i)unless the Noteholders waive the conditions which are not satisfied by way of Extraordinary Resolution.  The Corporation may not change the form of components or percentage of consideration to be paid for the Notes except as described in the preceding sentence. When the Corporation determines the actual number of the Common Shares to be issued pursuant to the Corporation’s exercise of its right under Section 2.3(b)(ii) and 2.3(c) to elect payment of Maturity Bonus through the issuance of Common Shares it will issue a press release on a national newswire disclosing the Market Price and such actual number of Common Shares.

If Common Shares issuable upon the Corporation’s exercise of its rights under section 2.3(c) to which a holder is entitled is subject to withholding taxes, then the Corporation shall deliver to the Trustee sufficient funds to pay any withholding tax. Any fractional shares shall be rounded down with no cash payment in lieu thereof and the Trustee shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

Each certificate representing Common Shares issued in payment of the Corporation’s exercise of its right under section 2.3(b) with respect to Notes bearing the U.S. Legend, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the U.S. Legend; provided that if the Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the transfer agent for the Common Shares, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the transfer agent, which evidence may include a written opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any such securities are being sold within the United States in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the transfer agent for the Common Shares, of an opinion of counsel of recognized standing, in form and substance, reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

2.4                               Issue of Global Notes

(a)                                 In the event that the Notes are to be issued in whole or in part as one or more Global Notes, the Corporation shall execute and the Trustee shall certify and deliver one or more Global Notes that shall:

(i)                                    represent an aggregate amount equal to the principal amount of the outstanding Notes to be represented by one or more Global Notes;

(ii)                                 be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)                              in addition to any legend required by Applicable Securities Legislation, bear a legend substantially to the following effect:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TERRACE ENERGY CORP.  (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

(b)                                 Each Depository designated for a Global Note must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

(c)                                  Global Notes issued to the Depository may be surrendered to the Trustee for an electronic position on the register of Noteholders to be maintained by the Trustee in accordance with Section 3.2(a). All Notes maintained in such electronic position will be valid and binding obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Notes in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Notes held in such electronic position.

(d)                                 Notwithstanding anything to the contrary herein, Notes required to bear the U.S. Legend, and Common Shares issuable upon conversion or redemption thereof, may be issued as a Global Note or, in the case of such Common Shares, as a global certificate, only if such Notes are initially issued pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144A thereunder. Other Notes, including the Common Shares issuable upon conversion or redemption thereof, that are required to bear the U.S. Legend, shall be issued as Restricted Physical Notes.

2.5                               Registrar and Paying Agent

The Corporation shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange or conversion (the “Registrar”) and an office or agency where Notes may be presented for payment of the principal (and premium, if any) of any Note on behalf of the Corporation (the “Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Corporation may appoint one or more co-registrars and one or more additional paying agents, with the consent of the Trustee.

The Corporation initially appoints the Trustee to act as the Registrar and Paying Agent.

2.6                               Execution of Notes

All Notes issued in certificated form shall be signed (either manually or by facsimile signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the certification and delivery thereof, such Note shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.7                               Certification

The Corporation shall request the Trustee to issue, certify and deliver the Notes in accordance with a Written Direction of the Corporation. No Note shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification on any Note shall be conclusive evidence that such Note is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The Trustee, as applicable, shall Authenticate Uncertificated Notes (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Notes under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Notes have been duly issued hereunder and that the Noteholder or Noteholders are entitled to the benefits of this Indenture.  The register described in Section 3.1 shall be final and conclusive evidence as to all matters relating to Uncertificated Notes with respect to which this Indenture requires the Trustee to maintain records or accounts.  In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Notes are binding on the Corporation. Authenticating by way of entry on the applicable register shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Notes (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Uncertificated Notes or any of them or the proceeds thereof.

The certificate of the Trustee signed on the Notes, or interim Notes hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes or interim Notes or as to the issuance of the Notes or interim Notes and the Trustee shall in no respect be liable or answerable for the use made of the Notes or interim Notes or any of them or the proceeds thereof. The certificate of the Trustee on the Notes or interim Notes shall, however, be a representation and warranty by the Trustee that the Notes or interim Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8                               Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

2.9                               Notes to Rank Pari Passu

The Notes will be direct secured obligations of the Corporation, secured by the Security Agreement, the form of which is attached hereto as Schedule “F”, against the Collateral. Each Note will rank pari passu with each other Note (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions and Permitted Encumbrances, with all other present and future secured indebtedness of the Corporation.

2.10                        Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of the Notes, payments of amounts due upon maturity of the Notes will be made in the following manner. The Corporation will establish and maintain with the Trustee a Maturity Account for the Notes. The Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 10:00 a.m. (Vancouver time) on the Business Day immediately prior to the Maturity Date, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the Maturity Account in an amount sufficient to pay the cash amount payable in respect of the Notes and the Maturity Bonus, if applicable which shall include any tax required by law to be deducted or withheld, or certificates representing such Common Shares, as may be sufficient to pay the Maturity Bonus amount pursuant to Section 2.3(c) hereof, as applicable. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.  The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with any such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee, on behalf of the Corporation, will pay to each holder entitled to receive payment the principal amount of the Note , premium (if any) and the Maturity Bonus, (less applicable withholding tax), upon surrender of the Note at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the Maturity Account will satisfy and discharge the liability of the Corporation for the Notes to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and such Notes will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any fees, charges and expenses which may be due to the Trustee and the U.S. Trustee and incurred by the Trustee in connection with the payment to holders entitled to receive payment as set forth in this Section 2.10.

2.11                        Withholding Tax

Notwithstanding anything else in this Indenture, the Corporation will be entitled or cause the Trustee to deduct and withhold any applicable taxes or similar charges (including penalties or similar amounts in respect thereof) imposed or levied by or on behalf of any government including the Canadian government or of any Province or territory thereof or any authority or agency therein or thereof having power to tax, from any payment to be made on or in connection with the Notes, including any payment on redemption or maturity that is satisfied by the Corporation issuing freely tradeable Common Shares and, provided that the Corporation forthwith remits or causes the Trustee to remit such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Trustee and the relevant Noteholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Notes and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Trustee when acting as paying agent shall itself make such remittances, deductions and filings directly to the governmental authorities and shall act as the agent of the Corporation. The Corporation shall provide directions to the Trustee concerning its obligations to make such deductions, remittances and filings and the Trustee may rely on such directions to be indemnified for such reliance.

The Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, state, local or foreign tax law. The Trustee shall at all times be indemnified and held harmless by the Corporation from and against any liabilities of the Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes as required by the Tax Act or any provision of provincial, state, local or foreign tax law, or otherwise failing to comply with the Tax Act or any provision of provincial, state, local or foreign tax law. This indemnification shall survive the resignation or removal of the Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

2.12                        U.S. Legend on the Notes and Common Shares

(a)                                 The Notes and the Common Shares issuable upon conversion thereof or in connection with the Maturity Bonus (collectively, the “Securities”) have not been and will not be registered under the 1933 Act or any securities laws of any state or other jurisdiction within the U.S. Certificates representing Notes originally issued and sold in the United States in reliance on an exemption from registration under Rule 144A under the 1933 Act or under Section 4(a)(2) of the 1933 Act and Rule 506 thereunder, and certificates representing Common Shares issuable upon conversion thereof or in connection with the Maturity Bonus, shall, for so long as required by applicable requirements of the 1933 Act or applicable state securities laws, bear the following legend (the “U.S. Legend”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO TERRACE ENERGY CORP. (“THE COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED THAT AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY AND THE TRUSTEE, IS PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

provided, that if Securities are being sold in compliance with Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a duly completed and signed declaration to the Trustee or the transfer agent for the Common Shares, as applicable, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the Trustee or transfer agent, which evidence may include an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that such U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any Securities are being sold in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the Trustee or transfer agent, for the Common Shares, as applicable, of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation and the Trustee, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws. Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, the Trustee shall be entitled to rely on such opinion of counsel without further inquiry. Notwithstanding the foregoing, the Trustee may impose additional requirements for the removal of legends from the Notes.

(b)                                 Prior to the issuance of the Notes, the Corporation shall notify the Trustee, in writing, concerning which Notes are represented by certificates that bear the U.S. Legend. The Trustee will thereafter maintain a list of all registered holders from time to time of such legended Notes.

(c)                                  Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Notes, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee with the terms of the legend contained in Sections 2.12 or 2.4, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Trustee shall be entitled to assume that all transfers are legal and proper.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1                               Definitive Notes

(a)                                 With respect to Notes issuable as Definitive Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Definitive Notes and particulars of the Notes held by them respectively and of all transfers of Definitive Notes. Such registration shall be noted on the Notes by the Trustee or other registrar unless a new Note shall be issued upon such transfer.

(b)                                 No transfer of a Definitive Note shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Note by the Trustee or other registrar.

3.2                               Global Notes

(a)                                 With respect to Notes issuable in whole or in part as one or more Global Notes, the Corporation shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Note (being the Depository, or its nominee, for such Global Note) as holder thereof and particulars of the Global Note held by it, and of all transfers thereof.

(b)                                 Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the registered holder thereof and accordingly, except to the extent contemplated by Section 2.4(d), no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Trustee, a resolution of the Board of Directors, Officers’ Certificate or supplemental indenture:

(i)            Global Notes may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)           Global Notes may be transferred at any time after the Depository for such Global Notes (i) has notified the Trustee, or the Corporation has notified the Trustee, that it is unwilling or unable to continue as Depository for such Global Notes, or (ii) ceases to be eligible to be a Depository under Section 2.4(b), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Notes;

(iii)          Global Notes may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination to the Trustee in writing;

(iv)          Global Notes may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes issued as a Global Note, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Notes advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such Notes is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)           Global Notes may be transferred or exchanged for definitive certificates at any time after a Depository has determined, in its sole discretion, that such transfer or exchange is required to effect conversion and/or redemption rights in accordance with the terms hereof and has communicated such determination to the Trustee in writing;

(vi)          Global Notes may be transferred if required by applicable law; or

(vii)         Global Notes may be transferred if the book-entry only registration system ceases to exist.

(c)           With respect to the Global Notes, unless and until definitive certificates have been issued to Beneficial Holders pursuant to Subsection 3.2(b):

(i)            the Corporation and the Trustee may deal with the Depository for all purposes as the sole holder of the Notes and the authorized representative of the Beneficial Holders;

(ii)           the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)          the Depository will make book-entry transfers among the Depository Participants; and

(iv)          whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Noteholders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustee.

(d)                                 Whenever a notice or other communication is required to be provided to Noteholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to the Notes issued hereunder, the Depository shall notify all applicable Depository Participants, through the Depository, of the availability of definitive certificates. Upon surrender by the Depository of the certificate(s) representing the Global Notes and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive certificates for such Notes to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.1 and the remaining Sections of this Article 3, provided that any Definitive Notes that are issued in exchange for a Restricted Global Note shall bear the U.S. Legend.

3.3                               Transferee Entitled to Registration

(a)                                 The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the transferor or any previous holder of such Note, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(b)                                 If a Note certificate (or Uncertificated Note) tendered for transfer bears the legend set forth in Section 2.11, the Trustee shall not register such transfer unless the transferor has provided the Trustee with the Note certificate (if certificated) and (A) the transfer is made to the Corporation or (B) a declaration, in a form satisfactory to the Corporation and the Trustee to the effect that such sale is being made in accordance with Rule 904 of Regulation S under the 1933 Act, is delivered to the Trustee,  and if required by the Trustee, the transferor provides an opinion of Counsel of recognized standing, reasonably satisfactory to the Corporation and the Trustee that the transfer is in compliance with applicable state laws and the 1933 Act.

3.4                               No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Note, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

3.5                               Holder Lists; Registers Open for Inspection

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders as maintained on the registers referred to in Sections 3.1 and 3.2.  The Corporation shall, or shall cause the Trustee to, furnish to the U.S. Trustee on each April 30 and October 31 copies of the registers referred to in Sections 3.1 and 3.2, and the U.S. Trustee shall comply with TIA Section 312(a).  If the Trustee is not the registrar, the Corporation will furnish to the Trustee at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders and the Corporation shall otherwise comply with TIA Section 312(a).

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee, the U.S. Trustee or any Noteholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, the Trustee or the Co-Trustee, in writing, furnish the Corporation, the Trustee or the Co-Trustee, as the case may be, with a list of names and addresses of holders of registered Notes entered on the register kept by them and showing the principal amount and serial numbers of the Notes held by each such holder, provided the registrar shall be entitled to charge a reasonable fee to provide such a list.

3.6                               Exchanges of Notes

(a)                                 Subject to Sections 3.1, 3.2 and 3.7, Notes in any authorized form or denomination, other than Global Notes, may be exchanged for Notes in any other authorized form or denomination, of the same date of maturity and of the same aggregate principal amount as the Notes so exchanged.

(b)                                 In respect of exchanges of Notes permitted by Section 3.6(a), Notes may be exchanged only at the principal offices of the Trustee in the cities of Vancouver, British Columbia and Toronto, Ontario or at such other place or places, if any, as may be specified in the Notes and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Notes tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out exchanges as aforesaid. All Notes surrendered for exchange shall be cancelled.

(c)                                  Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7                               Closing of Registers

(a)                                 Neither the Corporation nor the Trustee nor any registrar shall be required to:

(i)                                     make transfers or exchanges or convert any Definitive Notes on any of the Maturity Date, Redemption Date or Sale Payment Date for such Notes or during the eight preceding Business Days;

(ii)           make transfers or exchanges of, or convert any Notes on the day of any selection by the Trustee of Notes to be redeemed or during the eight preceding Business Days; or

(iii)          make transfers or exchanges of any Notes which will have been selected or called for redemption unless upon due presentation thereof for redemption such Notes shall not be redeemed.

(b)                                 Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any Notes, other than those kept at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario, and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Notes.

3.8                               Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Noteholder hereunder:

(a)           for any exchange of a Global Note as contemplated in Section 3.2; or

(b)           for any exchange of any Note resulting from a partial redemption under Section 4.2.

3.9                               Ownership of Notes

(a)                                 Unless otherwise required by law, the Person in whose name any registered Note is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of such Note and any Maturity Bonus shall be made to such registered holder.

(b)                                 Neither of the Corporation nor the Trustee nor the Co-Trustee shall have any liability for:

(i)            any aspect of the records relating to the beneficial ownership of the Notes held by a Depository or of the payments relating thereto; or

(ii)           maintaining, supervising or reviewing any such records relating to the Notes.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants.  As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Notes must look solely to the Depository Participants for the payment of principal and premium, if any, on the Notes paid by or on behalf of the Corporation to the Depository.

(c)                                  Beneficial holders of Notes:

(i)                                     may not have Note certificates registered in their name; and

(ii)                                  may not have physical certificates representing their interest in the Notes.

(d)                                 The registered holder for the time being of any registered Note shall be entitled to the principal and premium, if any, evidenced by such instruments, respectively, free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal  or premium shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(e)                                  Where Notes are registered in more than one name, the principal, premium, if any, and any Maturity Bonus payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(f)                                   In the case of the death of one or more joint holders of any Note the principal, premium, if any, and any Maturity Bonus payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF NOTES

4.1                               Redemption

The Notes will be redeemable by the Corporation in accordance with the terms of Article 4, except in the event of the satisfaction of certain conditions after a Sale Transaction has occurred as outlined in Section 7.10 hereof, as follows:

(a)                                 At any time prior to the Maturity Date, the Notes may be redeemed for cash at the option of the Corporation in whole or in part, being $1,000 or an integral multiple thereof, on a Redemption Notice as provided for in Section 4.3 at the Redemption Price on the Redemption Date. The Redemption Notice for such Notes shall be substantially in the form of Schedule “B-1” to this Indenture.

(b)                                 In the event that at any time prior to the Maturity Date the closing price of the Common Shares on the Exchange is equal to or greater than 140% of the Conversion Price of the Notes for 30 consecutive trading days (the last such trading day being referred to as a “Trigger Date”), the Corporation shall have the right at its option to redeem any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note in exchange for the issuance of Common Shares at the Conversion Price on the Redemption Date (the “Common Share Redemption Right”) on giving the holder of the Note not less than 30 days’ notice thereof on a Redemption Notice as per the provisions in Section 4.3 hereof. The Redemption Notice for such Notes shall be substantially in the form of Schedule “B-2” to this Indenture. The date of such Redemption Notice shall be no later than five trading days following the respective Trigger Date.

(c)                                  Except as provided below, no adjustment in the number of Common Shares to be issued upon redemption pursuant to paragraph (b) of this Section 4.1 will be made for dividends or distributions on Common Shares issuable upon redemption of the Notes surrendered. No fractional Common Shares will be issued, and no cash payment in lieu thereof, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price applicable to, and the Common Shares receivable on the redemption of, such Notes is subject to adjustment pursuant to the provisions of Section 6.4.

4.2                               Partial Redemption

If less than all the Notes for the time being outstanding are at any time to be redeemed, the Notes to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Notes registered in the name of each holder or in such other manner as the Trustee deems equitable, subject to the approval of the Exchange, as may be required from time to time. Unless otherwise specifically provided in the terms of the Notes, no Note shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Notes may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Notes notwithstanding that as a result thereof one or more of such Notes may become subject to redemption in part only or for cash only. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price or Common Shares at the Conversion Price, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Notes for the unredeemed part of the principal amount of the Note or Notes so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Note of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

4.3                               Notice of Redemption

A Redemption Notice shall be given to the holders of the Notes so to be redeemed not more than 50 days nor less than 30 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 12.2. Every such notice shall specify the aggregate principal amount of Notes called for redemption, the Redemption Date, the Redemption Price or the Conversion Price for Common Shares, as the case may be, and the places of payment. In addition, unless all the outstanding Notes are to be redeemed, the Redemption Notice shall specify:

(a)                                 the distinguishing letters and numbers of the registered Notes which are to be redeemed (or of such thereof as are registered in the name of such Noteholder);

(b)                                 in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)                                  in the case of a Global Note, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Corporation; and

(d)                                 in all cases, the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

In the event that all Notes to be redeemed are registered Notes, publication shall not be required.

4.4                               Notes Due on Redemption Dates

Notice having been given as aforesaid, all the Notes so called for redemption shall thereupon be and become due and payable on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Notes shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.5                               Right to Exercise Common Share Redemption Right

The Corporation’s right to exercise the Common Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the applicable Redemption Date:

(a)                                 the issuance of the Common Shares on the exercise of the Common Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Freely Tradeable Common Shares;

(b)                                 such additional Freely Tradeable Common Shares shall be listed on each stock exchange on which the Common Shares are then listed;

(c)                                  the Corporation shall be a reporting issuer, or the equivalent, in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs;

(d)                                 no Event of Default shall have occurred and be continuing;

(e)                                  the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Notes and the Current Market Price of the Common Shares on the Redemption Date; and

(f)                                   the receipt by the Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment for the Corporation’s exercise of the Common Share Redemption Right, will be validly issued as fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on a list of issuers in default maintained by the relevant securities authorities, condition (c) above is satisfied, except that the opinion in respect of condition (c) need not be expressed with respect to those provinces where such lists are not maintained.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Redemption Date, the Corporation shall pay the Redemption Price in cash in accordance with Section 4.6 unless the Noteholders waive the conditions which are not satisfied by way of Extraordinary Resolution.  The Corporation may not change the form of components or percentage of consideration to be paid for the Notes except as described in the preceding sentence. When the Corporation determines the actual number of the Common Shares to be issued pursuant to the Corporation’s exercise of its Common Share Redemption Right, it will issue a press release on a national newswire disclosing the Current Market Price and such actual number of Common Shares.

4.6                               Deposit of Redemption Monies or Common Shares

(a)                                 Redemption of Notes shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 10:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money or certificates representing Common Shares, as the case may be, as may be sufficient to pay the Redemption Price or Common Shares, as the case may be, of the Notes so called for redemption pursuant to Section 4.1(a) and Section 4.1(b) or certificates representing such Common Shares, as may be sufficient to pay the principal amount of the Notes so called for redemption pursuant to Section 4.1(b) hereof, as applicable. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.  The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with any such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Notes so called for redemption, upon surrender of such Notes, the principal and premium, if any, to which they are respectively entitled on redemption.

(b)                                 The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Common Shares upon exercise of the Common Share Redemption Right and shall cause to be listed and posted for trading such Common Shares on each stock exchange on which the Common Shares are then listed.

(c)                                  If Common Shares issuable upon the Corporation’s exercise of its Common Share Redemption Right to which a holder is entitled is subject to withholding taxes, then the Corporation shall deliver to the Trustee sufficient funds to pay any withholding tax. Any fractional shares shall be rounded down with no cash payment in lieu thereof and the Trustee shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(d)                                 Each certificate representing Common Shares issued in payment of the Corporation’s exercise of its Common Share Redemption Right with respect to Notes bearing the U.S. Legend, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the U.S. Legend; provided that if the Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a declaration to the transfer agent for the Common Shares, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the transfer agent, which evidence may include a written opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any such securities are being sold within the United States in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the transfer agent for the Common Shares, of an opinion of counsel of recognized standing, in form and substance, reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

4.7                               Failure to Surrender Notes Called for Redemption

In case the holder of any Note so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Note, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Noteholder of the sum or Common Shares so set aside and, to that extent, the Note shall thereafter not be considered as outstanding hereunder and the Noteholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery of such holder’s Note.  In the event that any money or certificates representing Common Shares required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal or premium, if any, on Notes issued hereunder shall remain so deposited for a period of five years less one day from the Redemption Date, then such monies or certificates representing Common Shares, together with any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand, and thereupon the Trustee shall not be responsible to Noteholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Note in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any prescription period provided by the laws of British Columbia.

4.8                               Cancellation of Notes Redeemed

Subject to the provisions of Sections 4.2 and 4.9 as to Notes redeemed or purchased in part, all Notes redeemed and paid under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution for those redeemed.

4.9                               Purchase of Notes by the Corporation

The Corporation may, at any time and from time to time, purchase Notes in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price. All Notes so purchased will be delivered to the Trustee and shall be cancelled and no Notes shall be issued in substitution therefor.

If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis or in such other manner as consented to by the Exchange which the Trustee considers appropriate, from the Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Note of the principal amount thereof so purchased.

ARTICLE 5
COLLATERAL AND SECURITY OF NOTES

5.1                               Security

In order to secure the due and punctual payment of the principal of and other amounts owing on the Notes when due and payable at maturity, by acceleration, purchase, redemption or otherwise and the payment and performance of all other obligations of the Corporation to the holders, the Trustee and the U.S. Trustee under this Indenture and the Notes, the Corporation and the Trustee will enter into the Security Agreement in the form of Schedule “F”. In case of any conflict between the provisions of the Security Agreement or any Security Documents and this Indenture, the provisions of this Indenture shall prevail and bind.

5.2                               Security for Benefit of Noteholders

(a)                                 The Trustee and the Corporation hereby agree, and each holder by receipt of any Notes agrees, that the Trustee holds its interest in the Collateral and the Security Documents in trust for itself and the U.S. Trustee and the rateable benefit of the Noteholders for the uses and purposes and with the powers and authorities and subject to the terms and conditions set forth in this Indenture. The Trustee is also hereby appointed as collateral agent and trustee as set out thereunder, with powers to receive, hold, administer, perform, exercise and enforce against collateral and any and all rights and remedies of the Noteholders in its own name, acting on behalf and for the benefit of the U.S. Trustee and Noteholders, including for the Security Interest created hereunder, among other powers as set forth herein.

(b)                                 The Encumbrances created by the Security Agreement are for the equal and rateable benefit and security of all of the Noteholders, without any preference or priority of any Note over any other Note.

(c)                                  The Trustee, acting on behalf of the Noteholders and for their benefit, in accordance with and subject to the terms and conditions of this Indenture, will hold and administer the Security Interest in connection herein and perform its duties as set forth herein and in the Security Documents; and

(d)                                 All references to the Trustee in the Security Documents shall be construed as references to the Trustee acting on behalf of the Noteholders in its capacity as Trustee and in its capacity as collateral agent. All indemnities and protective provisions provided to the Trustee hereunder shall also apply to the Trustee in its capacity as collateral agent.

5.3                               Agreement by Noteholders

Each Noteholder, by accepting a Note, agrees to all the terms and provisions of the Security Documents, including any Security Agreement or Security Documents executed after the date hereof, as the same may be amended, restated, supplemented or modified from time to time pursuant to the provisions of the Security Documents and this Indenture and directs the Trustee to perform its obligations and exercise its rights and powers under the Security Documents and Indenture in accordance therewith.

5.4                               Recording, Registration and Opinions

(a)                                 The Corporation will promptly take or cause to be taken all action reasonably required to duly register, file or record or cause to be registered, filed or recorded a notice of all security interests created by the Security Documents and Indenture in every office of public record in which it is necessary to register such notice in order to create, perfect, maintain, preserve and protect the Security Interest held for the benefit of the Noteholders in respect of the Collateral consisting of personal property and real property as valid Encumbrances (subject to Permitted Encumbrances) in each jurisdiction in which the Corporation carries on business. The Corporation shall promptly duly re-register, re-file, re-record or renew any registration, filing and recording of notice of the security interests created by the Security Documents and Indenture made by it in accordance with this section as and when the re-registration, re-filing, re-recording or renewal of such registration, filing or recording may be by applicable law required to perfect, preserve and protect such security interests. Promptly upon execution of this Indenture, and at any other time as requested by the Trustee the Issuer shall furnish the Trustee with a Counsel’s Opinion that the provisions of this section have been complied with.

(b)                                 The Corporation will furnish to the Trustee 15 days’ prior written notice of any change in (i) any such organizational name, (ii) the jurisdiction of such organization or formation or of such chief executive office (or place of business, if only one place of business), (iii) such identity or organizational structure, (iv) such organizational identification number or (v) the location of any tangible property constituting Collateral (unless such tangible property continues to be subject to the perfected security interest of the Trustee pursuant to the Security Documents and Indenture following such change in location).

(c)                                  By way of supplement to the provisions of any law for the time being relating to the Trustee, it is expressly declared and agreed as follows:

(i)            The Trustee shall not be liable for registration, filing or recording of this Indenture or any other Security Documents or any other deed or writing delivered hereunder, or any notice, caveat or financing statement with respect to the foregoing;

(ii)           The Trustee shall not be bound to give notice to any Person of the execution hereof.

(d)                                 The Corporation will, from time to time, promptly pay (or reimburse the Trustee to the extent the Trustee has incurred such expenses) all financing statement recording, registration or filing fees (including any renewal fees), charges relating to this Indenture and the Security Documents, any supplements or amendments thereto and any other instruments of further assurance required pursuant to this Indenture and the Security Documents. The Trustee will not be responsible for any failure to so register, file or record, nor shall it be required to inquire as to the obligation for such documents to be so registered, filed or recorded. The Trustee will not be responsible for any obligation on the part of the Corporation to perfect, maintain, preserve and protect the Encumbrances in the Collateral created by the Security Agreement and Security Documents and Indenture.

(e)                                  The Noteholders authorize and direct the Trustee on their behalf to take such action as may be necessary or appropriate to execute any Security Document and appoint the Trustee as their attorney-in-fact for any and all such purposes.

5.5                               Release of Collateral

The Trustee shall release the Collateral from the Security Interest under any one or more of the following circumstances:

(a)                                 in whole or in part, as applicable, as to all or any portion of the Collateral, which has been taken by eminent domain, condemnation or other similar circumstances;

(b)                                 in connection with any disposition of assets that is permitted or not prohibited by this Indenture;

(c)                                  if required in accordance with the terms of the Security Documents;

(d)                                 upon legal defeasance or discharge of this Indenture as described in Section 9.4 of this Indenture; or

(e)                                  with the consent of the Noteholders of the requisite percentage of Notes in accordance with Section 11.11 of this Indenture.

5.6                               Form and Sufficiency of Release

In the event that the Corporation has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Indenture may be sold, exchanged or otherwise disposed of by the Corporation, and the Corporation requests the Trustee to furnish a disclaimer, release or quitclaim of any interest in such property under the Security Documents and the Indenture, the Trustee shall execute such an instrument promptly after satisfaction of the conditions set forth for delivery of such instrument as confirmed by delivery of Officer’s Certificate by the Corporation pursuant to Section 5.7. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Security Interest under the Security Documents.

5.7                               Possession, Use of Collateral

Notwithstanding any other provision of this Indenture, so long as no Event of Default has occurred and is continuing, the Corporation will have the right to remain in possession and retain full and exclusive control of the Collateral (other than trust moneys held by the Trustee or another Person pursuant to this Indenture), to operate, manage, develop, use, exchange, sell or otherwise dispose or deal with the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof without the consent of the Trustee as permitted by the Security Agreement, Security Documents, and the terms of this Indenture.  Upon compliance by the Corporation with the conditions precedent thereto required by this Indenture, the Security Agreement and Security Documents, upon written request and at the expense of the Corporation and delivery to the Trustee of an Officer’s Certificate of the Corporation confirming that the release and discharge of assets is permitted by the Security Agreement and Security Documents and the Indenture and that all conditions precedent under the Security Agreement, Security Documents and Indenture for the release and discharge have been satisfied, the Trustee shall execute and deliver from time to time releases and discharges, in form and substance satisfactory to it and Counsel, that are necessary or required as advised by Counsel with respect to the foregoing release of assets under the Security Agreement, Security Documents and Indenture thereof.

5.8                               Purchaser Protected

In no event shall any purchaser in good faith of any property purported to be released hereunder or under the Security Documents be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights constituting Collateral permitted or not prohibited by this Indenture to be sold be under any obligation to ascertain or inquire into the authority of the Corporation to make any such sale or other such transfer.

5.9                               Authorization of Actions to be Taken by the Trustee Under the Security Agreement and Security Documents

Upon the occurrence and during the continuance of an Event of Default, subject to the provisions of this Indenture and the Security Agreement and Security Documents:

(a)                                 the Trustee may but is not obligated to, take all actions as it deems necessary or appropriate in order to collect and receive any and all amounts payable in respect of the obligations arising hereunder of the Corporation, hereunder; and

(b)                                 the Trustee will have power to institute and to maintain such proceedings as, in the opinion of counsel to the Trustee, may be deemed expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture, and such proceedings as, in the opinion of counsel to the Trustee may be deemed expedient to preserve or protect the Trustee’s interests and the interests of the holders in the Collateral. No duty beyond that of a reasonably prudent trustee will rest upon the Trustee in taking any such action or instituting and maintaining any such proceedings pursuant to this Section 5.9 and the Trustee shall not be liable for any act taken or omitted to be taken by the Trustee in compliance with such duty.

5.10                        Exculpatory Provisions

The Trustee makes no representation as to the value or condition of the Collateral or any part thereof, or as to the title of the borrower or any other Person or obligor thereto or as to the rights and interests granted or the Collateral afforded by this Indenture or any other Security Document or as to the validity, execution (except by itself), enforceability (except as to itself), legality or sufficiency of this Indenture or any other Security Document, and the Trustee shall not incur any liability or responsibility in respect of any such matters.  The Trustee shall have no responsibility to ensure that any registrations necessary or advisable in connection with this Indenture or any other Security Documents are made or maintained, or for monitoring the expiry or ensuring any renewal.

The Trustee will not be liable for or by reason of any failure or defect of title to or any encumbrance upon any property or for or by reason of the statements or implication of fact or Applicable Law contained in or arising out of anything contained in this Indenture or in the Notes or the Security Documents or be required to verify the same, but all statements or implications will be deemed to have been made by the Issuer only, and it will not be the duty of the Trustee to see to or require evidence of the registration or filing or renewal of this Indenture, or any other Security Document or writing by way of mortgage, pledge, charge, transfer or assignment of or upon any property of the obligors, or to procure any mortgage, pledge or charge or other additional instrument of further assurance, or to do any other act for the continuance of the Collateral or for giving notice of the existence of any of the Collateral or for extending or supplementing the same, or to insure or keep insured or require evidence of insurance against loss or damage by fire or otherwise any such property, or to keep itself informed or advised as to the payment by the Issuer or obligors of any Taxes or assessments or premiums of insurance or other payments which the Issuer or obligors should make or to require payments to be made.

5.11                        Delegation of Duties

The Trustee may execute any of its duties under this Indenture or any Security Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Trustee shall not be responsible for the negligence or misconduct of any agent, sub-agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

5.12                        Pari Passu Agreement

In the event that the Corporation wishes to grant an Encumbrance against the Collateral securing indebtedness that will be pari passu to the Notes (in this Section, the “Pari Passu Security”), so long as no Event of Default has occurred or is continuing, upon written request by the Corporation and delivery to the Trustee of an Officer’s Certificate of the Corporation confirming that such Encumbrance requested is a Permitted Encumbrance permitted by the Indenture and Security Agreement and Security Documents and that all conditions precedent under the Indenture, the Security Agreement and Security Documents have been satisfied, the Trustee will enter into such agreements, including amendments to the Security Agreement or other Security Documents, evidencing the pari passu ranking of such Pari Passu Security (a “Pari Passu Agreement”) in the form and substance satisfactory to it and Counsel, that are necessary or required as advised by Counsel.

5.13                        Compliance with TIA

(a)                                 The Corporation shall, to the extent applicable, comply with the provisions of TIA Section 314. To the extent applicable, the Corporation will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subject to the Security Interest, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Corporation except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person. Notwithstanding anything to the contrary in this paragraph, the Corporation will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of Counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

(b)                                 In the event that the Corporation wishes to release Collateral in accordance with this Indenture and the Security Documents and the Corporation has delivered the certificates and documents required by this Indenture and the Security Documents, if TIA Section 314(d) is applicable to such releases (as determined by the Corporation), the Corporation shall deliver an opinion of Counsel pursuant to this Indenture to the Trustee and the U.S. Trustee stating whether all documentation required by TIA Section 314(d) has been delivered in connection with such release.  The Trustee and the U.S. Trustee shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein).

ARTICLE 6
CONVERSION OF NOTES

6.1                               Conversion

(a)                                 Upon and subject to the provisions and conditions of this Article 6 and Section 3.7, the holder of each Note shall have the right at such holder’s option, at any time and from time to time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Day immediately preceding the Redemption Date specified by the Corporation for redemption of the Notes by notice to Holders in accordance with Article 4 (the earlier of which will be the “Time of Expiry”) for the purposes of this Article 6, to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note into Common Shares at the Conversion Price in effect on the Date of Conversion.

(b)                                 The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Notes shall be equal to $0.50 such that 2,000 Common Shares shall be issued for each $1,000 principal amount of Notes so converted. Except as provided below, no adjustment in the number of Common Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 6. No fractional Common Shares will be issued, and no cash payment in lieu thereof, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price, and the Common Shares, securities or other property receivable on the conversion of the Notes, is subject to adjustment pursuant to the provisions of Section 6.4.

(c)                                  A Note in respect of which a holder has accepted a notice in respect of an Offer on Sale of Assets pursuant to the provisions of Section 7.10 may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

6.2                               Revival of Right to Convert

If the redemption of any Note called for redemption by the Corporation is not made or the payment of the purchase price of any Note which has been tendered in acceptance of an offer by the Corporation to purchase Notes for cancellation is not made, in the case of a redemption upon due surrender of such Note or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Notes shall revive and continue as if such Note had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

6.3                               Manner of Exercise of Right to Convert

(a)                                 The holder of a Note desiring to convert such Note in whole or in part into Common Shares shall surrender such Note to the Trustee at either of its principal offices in the City of Vancouver, British Columbia or the City of Toronto, Ontario together with the conversion notice attached hereto as Schedule “C” or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Note in accordance with the provisions of this Article; provided that with respect to a Global Note, the obligation to surrender a Note to the Trustee shall be satisfied if the Trustee makes notation on the Global Note of the principal amount thereof so converted and the Trustee is provided with all other documentation which it may request. Thereupon such Noteholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.3(b)) as the holder of the number of Common Shares into which such Note is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter within three Business Days, the Corporation shall deliver to such Noteholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

(b)                                 For the purposes of this Article, a Note shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered, together with the conversion notice required under Section 6.3(a), when the register of the Trustee is open and in accordance with the provisions of this Article or, in the case of a Global Note which the Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Note so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in Section 6.3(a); provided that if a Note is surrendered for conversion on a day on which the register of Common Shares or Notes is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c)                                  The holder of any Note of which only a part is converted shall, upon the exercise of his right of conversion surrender such Note to the Trustee in accordance with Section 6.3(a), and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Note or Notes in an aggregate principal amount equal to the unconverted part of the principal amount of the Note so surrendered or, with respect to a Global Note, the Trustee shall make notations on the Global Notes of the principal amount thereof so converted. It is understood and agreed by the parties hereto that, unless the Trustee is otherwise in a position to perform electronic conversions, in every instance where Notes held in an electronic position through the Depository are to be converted in whole or in part, such Notes being converted shall not be certificated, and it shall be sufficient for the Trustee to convert such Notes upon receiving either the attached conversion notice executed by the Depository or an NCI Letter of Instruction in a form agreed upon by the Trustee and the Depository, or such other form that they may require from time to time.

(d)                                 The Common Shares issued upon conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 6.3(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

6.4                               Adjustment of Conversion Price

Subject to the requirements of the Exchange, the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)                                 Subject to the approval of the Exchange, any time prior to the Maturity Date, the Corporation may decrease the Conversion Price by any amount as determined by the Board of Directors as would be in the best interests of the Corporation, which determination shall be conclusive, in which case a notice of the decrease in the Conversion Price must be mailed to the Noteholders at least two Business Days prior to the date the decreased Conversion Price takes effect, which notice shall state the decreased Conversion Price and the period during which such decreased Conversion Price will be in effect.

(b)                                 If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares) (any such event, a “Capital Reorganization”), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the effective date of such event referred to in (i) or (ii) or on the record date of such dividend or distribution referred to (iii), as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding before giving effect to such Capital Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Capital Reorganization. Such adjustment shall be made successively whenever any Capital Reorganization shall occur.

(c)                                  If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 6.4(b) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned Subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any holder of a Note who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Note would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 6.4(c), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Notes to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Notes is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 6.4(c) shall be a supplemental indenture entered into pursuant to the provisions of Article 14. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.4(c) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this Section 6.4(c) shall affect or reduce the requirement for an Offer on Sale of Assets in accordance with Section 7.10, and notice of any transaction to which this Section 6.4(c) applies shall be given in accordance with Section 6.9.

(d)                                 In any case in which this Section 6.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.4(d), have become the holder of record of such additional Common Shares pursuant to Section 6.3(b).

(e)                                  The adjustments provided for in this Section 6.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 6.4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f)                                   For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(g)                                  In the event of any question arising with respect to the adjustments provided in this Section 6.4, such question shall be conclusively determined by the then current Auditors of the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Noteholders.

(h)                                 In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 6.4, which in the opinion of the Board of Directors, would materially affect the rights of Noteholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, subject to the prior written consent of the Exchange, as the Board of Directors, in their sole discretion acting reasonably may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(i)                                     Subject to the prior written consent of the Exchange, no adjustment in the Conversion Price shall be made in respect of any event described in Sections 6.4(b) other than the events described in Sections 6.4(b)(i) or 6.4(b)(ii) if the holders of the Notes are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Notes prior to the effective date or record date, as the case may be, of such event.

6.5                               No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares, or pay cash in lieu thereof, upon the conversion of Notes pursuant to this Article. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Notes to be converted. Any fractions resulting from a conversion will be rounded down to the next whole number.

6.6                               Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Notes as in this Article provided, and conditionally allot to Noteholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Notes. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

6.7                               Cancellation of Converted Notes

Subject to the provisions of Section 6.3 as to Notes converted in part, all Notes converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Note shall be issued in substitution for those converted.

6.8                               Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.4, deliver an Officers’ Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Noteholders in the manner provided in Section 12.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

6.9                               Notice of Special Matters

The Corporation covenants with the Trustee that so long as any Note remains outstanding, it will give notice to the Trustee, and to the Noteholders in the manner provided in Section 12.2, of its intention to fix a record date for any event referred to in Sections 6.4(a), 6.4(b) or 6.4(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date, the agreement date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than seven days in each case prior to such applicable record date. The Corporation shall not during the period of such notice close the transfer books for Common Shares so as to prevent the conversion of the Notes. Nothing in this Section 6.9 shall in any manner derogate from or compromise the holder’s rights to receive notice pursuant to any applicable laws.

In addition, the Corporation covenants with the Trustee that so long as any Note remains outstanding, it will give notice to the Trustee, and to the Noteholders in the manner provided in Section 12.2, at least 30 days prior to the effective date of any transaction referred to in Section 6.4(c) stating the consideration into which the Notes will be convertible after the effective date of such transaction.

6.10                        Protection of Trustee

The Trustee:

(a)                                 shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)                                 shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Note;

(c)                                  shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Note for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

(d)                                 shall be entitled to act and rely on any adjustment calculation of the Corporation.

6.11                        U.S. Legend on Common Shares

Each certificate representing Common Shares issued upon conversion of Notes or in satisfaction of any Maturity Bonus bearing the U.S. Legend shall have imprinted or otherwise reproduced thereon such legend or legends in substantially the form of Schedule “D” attached hereto; provided, that if the Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the U.S. Legend may be removed by providing a duly completed and signed declaration to the transfer agent for the Common Shares, substantially as set forth in Schedule “E” hereto (or as the Corporation may prescribe from time to time), together with any additional documentation as may be required by the Corporation or the transfer agent, which evidence may include a written opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required pursuant to the requirements of the 1933 Act; and provided further that, if any such securities are being sold in accordance with Rule 144 under the 1933 Act, the U.S. Legend may be removed by delivery to the transfer agent for the Common Shares, of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

ARTICLE 7
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee and the U.S. Trustee for the benefit of the Trustee, the U.S. Trustee and the Noteholders, that so long as any Notes remain outstanding:

7.1                               To Pay Principal and Premium (if any) and Maturity Bonus (if any)

The Corporation will duly and punctually pay or cause to be paid to every Noteholder the principal of and premium, if any, and Maturity Bonus (if any) on the Notes of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Notes.

7.2                               To Pay Trustee’s and U.S. Trustee’s Remuneration

The Corporation will pay each of the Trustee and the U.S. Trustee reasonable remuneration for its services as the Trustee and the U.S. Trustee, respectively hereunder and will repay to each of the Trustee and the U.S. Trustee on demand all monies which shall have been paid by the Trustee and the U.S. Trustee, respectively, in connection with the execution and administration of this Indenture and such monies including the Trustee’s and the U.S. Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee or the U.S. Trustee in priority to payment of any principal of the Notes or premium thereon. Such remuneration shall continue to be payable until this Indenture shall be discharged and whether or not this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount owing hereunder and remaining unpaid 30 days from the invoice date will bear interest at the then current rate charges by the Trustee or the U.S. Trustee, respectively, against unpaid invoices and shall be payable upon demand. This section shall survive the termination of this Indenture and the removal or resignation of the Trustee and the U.S. Trustee.

7.3                               To Give Notice of Default

The Corporation shall notify in writing the Trustee and the U.S. Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

7.4                               Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in good standing and to qualify and remain duly qualified to do business and own or lease property and assets in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Corporation’s consolidated business or operations.

7.5                               Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

7.6                               Annual Certificate of Compliance

(a)                                 The Corporation shall deliver to the Trustee and the Co-Trustee, within 120 days after the end of each calendar year (and at any reasonable time upon demand by the Trustee), an Officers’ Certificate as to the knowledge of such officers of the Corporation who execute the Officers’ Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture, certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

(b)                                 The Officers’ Certificate delivered under Section 7.6(a) to the U.S. Trustee shall comply with TIA Section 314(a)(4).

7.7                               Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Noteholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 15.3) shall be under no obligation to do so or to notify the Noteholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

7.8                               No Dividends on Common Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of its issued and outstanding Common Shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

7.9                               Maintain Listing; SEC Reporting Status

(a)                                 The Corporation will use reasonable commercial efforts to maintain the listing of the Common Shares and the Notes on the Exchange, and to maintain the Corporation’s status as a “reporting issuer” not in default of the requirements of the Applicable Securities Legislation; provided that the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 10 would apply if carried out in compliance with Article 10 even if as a result of such transaction the Corporation ceases to be a “reporting issuer” in all or any of the provinces or territories of Canada or the Common Shares or Notes cease to be listed on the Exchange.

(b)                                 The Corporation confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the 1934 Act or have a reporting obligation pursuant to Section 15(d) of the 1934 Act. The Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the 1934 Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the 1934 Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the 1934 Act, the Corporation shall promptly deliver to the Trustee and the U.S. Trustee an Officers’ Certificate (in a form provided by the Trustee) notifying the Trustee and the U.S. Trustee of such registration or termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

7.10                        Sale of Assets

If the Corporation sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis to any Person (other than a direct or indirect Subsidiary of the Corporation) (a “Sale Transaction”) and the Corporation does not (i) utilize the net proceeds (less reasonable selling costs and any associated taxes) to repay the secured indebtedness of the Corporation and/or its affiliates; or (ii) reinvest at least 50% of the net proceeds thereof (less reasonable selling costs and any associated taxes) in the business of the Corporation and/or its affiliates within 365 days of the closing date of such Sale Transaction, then the Corporation shall offer (the “Offer on Sale of Assets”) to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes then outstanding at a purchase price in cash equal to 100% of the aggregate principle amount of the Notes repurchased (the “Sale of Assets Payment”), on the terms and conditions set forth below:

(a)                                 Within 30 days following the end of such 365 day period, the Corporation shall deliver to the Trustee a notice (a “Sale Notice”) describing the Offer and stating:

(i)                                     that the Offer on Sale of Assets is being made pursuant to this Section 7.10 and that all Notes tendered will be accepted for payment;

(ii)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such Sale Notice is mailed (the “Sale Payment Date”);

(iii)          that holders of Notes electing to have any Notes purchased pursuant to an Offer on Sale of Assets will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book entry transfer, to the Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the Sale Payment Date;

(iv)          that holders of Notes will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Sale Payment Date, a facsimile transmission or letter setting forth the name of the holder of Notes, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

(v)           that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

Trustee will promptly thereafter on receipt of the Sale Notice deliver by prepaid courier or mail the Sale Notice to holders of Notes at their addresses appearing on the registers of the holders of Notes maintained by the Trustee.

(b)                                 On the date that is one Business Day before the Sale Payment Date, the Corporation will, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Offer on Sale of Assets;

(ii)           prior to 10:00 a.m. (Vancouver time), deposit with the Trustee or any paying agent to the order of the Trustee an amount equal to the Sale of Assets Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Corporation.

(c)                                  Provided that the Trustee has received funds from the Corporation as provided in Section 7.10(b)(ii) hereof, the Trustee will promptly mail (but in any case not later than five days after the Sale Payment Date) to each holder of Notes properly tendered the Sale of Assets Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Corporation will publicly announce the results of the Offer on Sale of Assets on or as soon as practicable after the Sale Payment Date.

(d)                                 Notwithstanding anything to the contrary in this Section 7.10, the Corporation will not be required to make an Offer on Sale of Assets if notice of redemption has been given pursuant to Section 4.3 hereof, unless and until there is a default in payment of the applicable Redemption Price.

7.11                        Reports to Noteholders

So long as any Notes are outstanding:

(a)                                 if the Corporation is subject to the reporting requirements under the Applicable Securities Laws and is required to file information with one or more securities commissions in Canada (the “Canadian Commissions”), the Corporation will furnish to the Trustee and the Co-Trustee (and the Noteholders and,

upon request, beneficial owners of the Notes, in each case to the extent not otherwise available on the Canadian System for Electronic Document Analysis and Retrieval), as promptly as practicable after such information has been filed:

(i)            all quarterly and annual financial information that the Corporation is required to file with the Canadian Commissions under Applicable Securities Laws; and

(ii)           all material change reports (other than confidential material change reports) that the Corporation is required to file with the Canadian Commissions under Applicable Securities Laws.

(b)                                 if the Corporation is not subject to the reporting requirements of Applicable Securities Laws or is otherwise not required to file information with the Canadian Commissions, the Corporation will furnish to the Trustee, the Co-Trustee and the Noteholders, and will post on a publicly available website maintained by the Corporation, a copy of all the financial information and reports required to be delivered in subclauses (i) and (ii) of Section 7.11(a), on or before the date such financial information and reports would have been required to be filed for the applicable period, quarter or year if it were so subject to such securities laws.

Notwithstanding Section 7.11(a) and Section 7.11(b), in the event that the Corporation is a “reporting issuer” (or its equivalent) in any province of Canada, (i) all reports required to be delivered in Section 7.11(a) will be deemed to have been provided to the Trustee, the Co-Trustee and the Noteholders once filed on the System for Electronic Document Analysis and Retrieval (SEDAR) or any successor system thereto, and (ii) the Corporation will not be required to maintain a website pursuant to Section 7.11(b) on which it makes reports available. The Corporation hereby confirms that (x) it is a reporting issuer under Applicable Securities Legislation as of the date hereof, (y) as of the date hereof, its quarterly financial information is due within 60 days of the end of its first, second and third financial quarters, and (z) as of the date hereof, its annual financial information is due within 120 days of the Corporation’s fiscal year end (which is January 31 as of the date hereof). Should the Corporation cease to become a reporting issuer under Applicable Securities Legislation or should the dates in the previous sentence change, the Corporation shall provide a written notice to that effect to the Trustee and the Co-Trustee. For the requirements of Sections 7.11(a) and 7.11(b), the Trustee and the Co-Trustee shall assume compliance by the Corporation until the Trustee and the Co-Trustee receive written notice that the Corporation is no longer a reporting issuer.

Notwithstanding anything herein to the contrary, the Corporation will be deemed not to have failed to comply with any of its agreements hereunder for purposes of Section 8.1(b) herein until 45 days after the date any report hereunder is required to be furnished to the Trustee and the Co-Trustee pursuant to this Section 7.11. Delivery of such reports, information and documents to the Trustee and the Co-Trustee is for informational purposes only and the Trustee’s and the Co-Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee and the Co-Trustee are entitled to rely exclusively on Officers’ Certificates).

Upon receipt of any reports or financial information required to be delivered to the Trustee and the Co-Trustee, the Trustee and the Co-Trustee shall, while such statements are current, maintain custody of same and make same available for inspection by holders on their reasonable request. No obligation shall rest with the Trustee or the Co-Trustee to analyze such statements, or evaluate the performance of the Corporation as indicated therein, in any manner whatsoever. Neither the Trustee nor the Co-Trustee shall under any circumstances be deemed to provide legal, investment, tax or trading advice or counseling.

ARTICLE 8
DEFAULT

8.1                               Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)                                 failure to pay any principal on the Notes or premiums (if any) or Maturity Bonus (if any) under this Indenture when the same becomes due and payable, whether at maturity or any other date fixed for prepayment pursuant to the terms of the Notes and this Indenture;

(b)                                 default in the performance of or compliance with any term, condition or covenant contained in the Notes or this Indenture and such default shall not have been remedied and the Corporation shall not have taken timely steps to diligently remedy such default within 30 days after such failure shall first have become known to any officer of the Corporation or written notice thereof shall have been received by the Corporation;

(c)                                  if any representation or warranty of the Corporation made in writing by or on behalf of the Corporation in the Notes or this Indenture shall prove to have been false or incorrect in any material respect on the date as of which made;

(d)                                 if the Corporation shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or otherwise take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment, an arrangement or a compromise for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or (iv) take corporate action for the purpose of any of the foregoing; or

(e)                                  if a court or governmental authority of competent jurisdiction shall enter a final order appointing, without the consent of the Corporation, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if a final order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Corporation, or if any petition for any such relief shall be filed against the Corporation and such petition shall not be dismissed within 90 days.

In each and every such event the Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon prior funding and indemnity and receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation, declare the principal of and premium, if any, and Maturity Bonus, if any, on all Notes then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, and the Corporation shall forthwith pay to the Trustee for the benefit of the Noteholders such principal (and premium and Maturity Bonus, if any) and all other monies outstanding hereunder. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 8.6.

8.2                               Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner provided in Section 12.2 and to the U.S. Trustee in the manner provided in Section 12.3. Notwithstanding the foregoing, except in the case of an Event of Default in the payment of the principal of or the Maturity Bonus on any Note, or unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Noteholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Noteholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

The Trustee and the Co-Trustee shall be entitled to assume no Event of Default has occurred until a responsible officer of the Trustee or the Co-Trustee, respectively, has been notified in writing, and such notice shall state that it is a “notice of Event of Default”.

8.3                               Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)                                 the holders of the Notes shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Notes then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; and

(b)                                 the Trustee, so long as it has not become bound to declare the principal of, and premium if any, and the Maturity Bonus, if any, on the Notes then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No such act or omission of any of the Trustee or the Noteholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4                               Enforcement by the Trustee

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Noteholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium, if any, on all Notes then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Notes then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its own name on behalf of the holders of Notes and as the attorney-in-fact of the holders of Notes to obtain or enforce payment of such principal of and premium, if any, on all the Notes then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in each of its own name as trustee for and on behalf of the holders of Notes and as the attorney-in-fact of the holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee, the Co-Trustee and of the holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Notes by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Notes with authority to make and file in the respective names of the holders of the Notes or on behalf of the holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Notes, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee, the Co-Trustee and of the holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee or the Co-Trustee, unless so authorized by Extraordinary Resolution or pursuant to Section 8.3 (in the case of the Trustee only), any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder or to vote in respect of the claim of any Noteholder.

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Noteholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee on behalf of the holders of Notes and as the attorney-in-fact of the holders of Notes, and any recovery of judgment shall be for the rateable benefit of the holders of the Notes subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceeding.

8.5                               No Suits by Noteholders

Subject to Section 8.13 hereof, no holder of any Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, premium, if any, or the Maturity Bonus on the Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Noteholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Notes then outstanding shall have made a request to the Trustee, and the Trustee shall have been afforded reasonable opportunity either to proceed to exercise the powers hereinbefore granted to the Trustee or to institute an action, suit or proceeding in each of their names for such purpose; and (c) the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request, receipt of sufficient funds, security and offer of indemnity and such notification, request, receipt of sufficient funds, security and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Notes.

8.6                               Application of Monies by Trustee

(a)                                 Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

(i)            first, in payment or in reimbursement to the Trustee and the Co-Trustee of their compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee and the Co-Trustee in or about the execution and administration of this Indenture, including, without limitation, all amounts due under Sections 7.2 and 13.16, with interest thereon as herein provided;

(ii)           second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to the holders of Notes, of the principal of, premium, if any, and the Maturity Bonus, if due, on the Notes which shall then be outstanding in the priority of principal first and then premium and the Maturity Bonus unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and Maturity Bonus, if any, as may be directed by such resolution; and

(iii)          third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal , the premium or the Maturity Bonus on any Notes held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Note pledged (or hypothecated with delivery) for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal and premium (if any) and Maturity Bonus (if any) on all Notes which are not so held.

(b)                                 The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereon such amount as the Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.7                               Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 12.2 by the Trustee to the Noteholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Noteholders will be entitled to the principal monies and premium (if any) and Maturity Bonus (if any) due to them, respectively, on the Notes.

8.8                               Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of principal and premium, if any, and Maturity Bonus, if any, required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation and such surety bond being posted, as the Trustee shall deem sufficient.

8.9                               Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10                        Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against it in favour of the Noteholders or in favour of the Trustee on behalf of all the holders of Notes and as the attorney-in-fact of the Noteholders for any amount which may remain due in respect of the Notes and premium, if any, and any other monies owing hereunder.

8.11                        Immunity of Directors, Officers and Others

The Noteholders, the Trustee and the Co-Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Common Shares of the Corporation or of any successor for the payment of the principal of or premium, if any, or Maturity Bonus, if any, on the Notes or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Notes.

8.12                        Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Co-Trustee for any action taken or omitted by it as a Trustee or as a Co-Trustee, as applicable, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.12 does not apply to a suit by the Trustee or the Co-Trustee, a suit by a Noteholder pursuant to Section 8.13 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Notes.

8.13                        Rights of Noteholders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal on or after the respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of such Noteholder.

ARTICLE 9
SATISFACTION AND DISCHARGE

9.1                               Cancellation and Destruction

All Notes shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

9.2                               Non-Presentation of Notes

In case the holder of any Note shall fail to present the same for payment on the date on which the principal of, premium, if any, or any Maturity Bonus thereon or represented thereby becomes payable or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)                                 the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b)                                 in respect of monies or Common Shares in the hands of the Trustee which may or should be applied to the payment of the Notes, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)                                  if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the monies or Common Shares, as the case may be, in trust to be paid to the holder of such Note upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium, if any, or any Maturity Bonus payable on or represented by each Note in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

9.3                               Repayment of Unclaimed Monies or Common Shares

Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Notes as provided in Section 9.2 within five years less one day after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Notes in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation subject to any limitation provided by the laws of the Province of British Columbia.

9.4                               Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and the Security Documents and the security created thereby and registrations made in any offices of public record in connection therewith and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee and the U.S. Trustee and Sections 7.2 and 13.16), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, and premium, if any, on the Notes and all other monies payable hereunder have been paid or satisfied or that all the Notes having matured or having been duly called for redemption, payment of the principal of such Notes and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof (including all amounts due under Sections 7.2 and 13.16).

9.5                               Satisfaction

(a)                                 The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Notes and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Notes, when, with respect to all of the outstanding Notes:

(i)                                     the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and any applicable Maturity Bonus on the Notes on maturity, or any repayment date or Redemption Dates, or any Sale Payment Date, or upon conversion or otherwise as the case may be, of such Notes;

(ii)           the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Notes an amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or Common Shares, if applicable, as will be sufficient to pay and discharge the entire amount of principal of, premium, if any, and any applicable Maturity Bonus on the Notes on maturity or any repayment date, as the case may be, of all such Notes; or

(iii)          all Notes authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 and (B) Notes for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 9.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(iv)                              the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Notes (together with all applicable expenses of the Trustee in connection with the payment of such Notes) and all amounts due to the Trustee and the U.S. Trustee under Sections 7.2 and 13.16; and

(v)                                 the Corporation has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Notes have been complied with.

Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and the Corporation and which provides for the due and punctual payment of the principal of, premium, if any, and any applicable Maturity Bonus on the Notes being satisfied.

(b)                                 Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Notes, the terms and conditions of the Notes, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4 and Article 9, the provisions of Article 1 pertaining to Article 2 and Article 4 and Sections 7.2 and 13.16) shall no longer be binding upon or applicable to the Corporation.

(c)                                  Any funds or obligations deposited with the Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Notes in respect of which such deposit is made.

(d)                                 If the Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Notes shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or any applicable Maturity Bonus on the Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or securities held by the Trustee.

9.6                               Continuance of Rights, Duties and Obligations

(a)                                 Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Notes and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4 and Article 6 and the provisions of Article 1 pertaining to the foregoing provisions as applicable.

(b)                                 In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of the Notes (the “Defeased Notes”), any holder of any of the Defeased Notes from time to time converts its Notes to Common Shares or other securities of the Corporation in accordance with Article 4, Article 6 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Notes which is applicable to the Defeased Notes so converted (which amount shall be based on the applicable principal amount of the Defeased Notes being converted in relation to the aggregate outstanding principal amount of all the Defeased Notes).

(c)                                  In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 or an Offer on Sale of Assets pursuant to Section 8.10, in each case, to purchase any outstanding Notes, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Notes who have accepted any such offer of the Corporation, the Sale of Assets Payment, payable to such holders in respect of such Offer on Sale of Assets, in respect of Notes. Upon receipt of a Written Direction from the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Notes which is applicable to the Defeased Notes held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Notes held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Notes).

ARTICLE 10
SUCCESSORS

10.1                        Corporation may Consolidate, Etc., Only on Certain Terms

(a)                                 The Corporation may not, without the consent of the holders, consolidate with or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) or, subject to Section 8.10, sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation) unless:

(i)                                     the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, as required on the advice of Counsel, the obligations of the Corporation under the Notes and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Notes required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Article 6, by supplemental indenture satisfactory in form to the Trustee, as required on advice of Counsel, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation’s assets;

(ii)           the Person formed by such consolidation or into which the Corporation is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation shall have reserved for issuance a sufficient number of securities to satisfy such Person’s obligations to issue such securities under this Indenture;

(iii)          after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing as confirmed by an Officers’ Certificate; and

(iv)                              if the Corporation will not be the resulting, continuing or surviving corporation, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers’ Certificate and an opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)                                 For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries of the Corporation (other than to the Corporation or another wholly-owned Subsidiary of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

10.2                        Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation or merger of the Corporation into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries, taken as a whole, in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Corporation is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 11
MEETINGS OF NOTEHOLDERS

11.1                        Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Notes then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be approved or determined by the Corporation and the Trustee.

11.2                        Notice of Meetings

At least 21 days’ notice of any meeting shall be given to the Noteholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Notes shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

11.3                        Chairman

Some Person, who need not be a Noteholder, nominated in writing by the Corporation (in case it convenes the meeting) or by the Trustee shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Noteholders present in person or by proxy shall choose some Person present to be chairman.

11.4                        Quorum

Subject to the provisions of Section 11.12, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Notes. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Noteholders or pursuant to a request of the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or by proxy shall, subject to the provisions of Section 11.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

11.5                        Power to Adjourn

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6                        Show of Hands

Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Notes, if any, held by him.

11.7                        Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Noteholders or proxies for Noteholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

11.8                        Voting

On a show of hands every Person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more Noteholders or both, shall have one vote. On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the holder. A proxy need not be a Noteholder. In the case of joint holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint holders.

In the case of a Global Note, the Depositary may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depositary’s designation.

11.9                        Proxies

A Noteholder may be present and vote at any meeting of Noteholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Noteholders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)                                 the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Noteholder;

(b)                                 the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Noteholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)                                  the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Noteholders and persons whom Noteholders have by instrument in writing duly appointed as their proxies.

11.10                 Persons Entitled to Attend Meetings

The Corporation, the Trustee and Co-Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee, Co-Trustee or any Noteholder may attend any meeting of the Noteholders, but shall have no vote as such.

11.11                 Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Noteholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d) and (m) to receipt of the prior approval of the Exchange:

(a)                                 power to authorize the Trustee to grant extension of time for payment of any principal, premium or any Maturity Bonus on the Notes, whether due or overdue;

(b)                                 power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or the Trustee and the Co-Trustee against the Corporation, or against its property, whether such rights arise under the Indenture or the Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee and, in the case of the U.S. Trustee, the U.S. Trustee shall have the right to refuse any actions that affect the U.S. Trustee’s rights, immunities, duties or obligations;

(c)                                  power to assent to any modification of or change in or addition to or omission from the provisions contained in the Indenture or the Notes which shall be agreed to by the Corporation and to authorize the Trustee and the Co-Trustee to concur in and execute any indenture supplemental to the Indenture embodying any modification, change, addition or omission, provided that such modification, change, addition or omission is not prejudicial to the Trustee and the Co-Trustee, and, in the case of the U.S. Trustee, the U.S. Trustee shall have the right to refuse any actions that affect the U.S. Trustee’s rights, immunities, duties or obligations;

(d)                                 power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 or Section 7.10 shall have been complied with;

(e)                                  power to effect the release and discharge of all or substantially all of the Security Interest in the Collateral under the Security Documents;

(f)                                   power to direct or authorize the Trustee and the Co-Trustee to exercise any power, right, remedy or authority given to them by the Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority, provided that such direction shall not be in conflict with any rule of law or with this Indenture, expose the U.S. Trustee to personal liability or be unduly prejudicial to the holders not joining therein;

(g)                                  power to waive, and direct the Trustee to waive, any default under the Indenture and/or cancel any declaration made by the Trustee pursuant to Section 8.1 hereof either unconditionally or upon any condition specified in such Extraordinary Resolution;

(h)                                 power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium, if any, or any Maturity Bonus on the Notes, or for the execution of any trust or power hereunder;

(i)                                     power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(j)                                    power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(k)                                 power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee and the Co-Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(l)                                     power to remove each of the Trustee and the Co-Trustee from office and to appoint a new Trustee or a new Co-Trustee, as applicable, provided that no such removal shall be effective unless and until a new Trustee or a new Co-Trustee, as applicable, shall have become bound by the Indenture;

(m)                             power to sanction the exchange of the Notes for or the conversion thereof into common shares, bonds, notes or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(n)                                 power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 11.11(m); and

(o)                                 power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Noteholders or by any committee appointed pursuant to Section 11.11(k).

11.12                 Meaning of “Extraordinary Resolution”

(a)                                 The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of

Noteholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Notes then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of the Notes present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)                                 If, at any such meeting, the holders of not less than 25% of the principal amount of the Notes then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Notes present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

(c)                                  Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13                 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Noteholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers thereafter from time to time.

11.14                 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.15                 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Notes by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

11.16                 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.15 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee

(subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.17                 Evidence of Rights Of Noteholders

(a)                                 Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor signed or executed by such Noteholders.

(b)                                 The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 12
NOTICES

12.1                        Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: P.O. Box 21546, 1424 Commercial Drive, Vancouver, British Columbia V5L 5G2, Attention: Chief Executive Officer, Facsimile No: (604) 629-0418, and a copy delivered to Sangra Moller LLP, Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2, Attention: H. S. Sangra, Facsimile No.: (604) 669-8803, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee and the U.S. Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

12.2                        Notice to Noteholders

All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Noteholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Noteholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the cities of Vancouver, British Columbia and Toronto, Ontario (or in such of those cities as, in the opinion of the Trustee as advised by Counsel, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Noteholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Note may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any Persons interested in such Note.

12.3                        Notice to Trustee and U.S. Trustee

Any notice to the Trustee and the U.S. Trustee under the provisions of this Indenture shall be valid and effective if delivered to:

(a)                                 the Trustee at its principal office in the City of Vancouver, at 3rd Floor 510 Burrard, Vancouver, BC V6C 3B9, Attention: General Manager, Facsimile No: (604) 661-9403, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof; and

(b)                                 the U.S. Trustee at 1290 Avenue of the Americas, 9th Floor, NY, NY 10104, Attn:  Tina Vitale, Corporate Trust, with a copy to 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129, Attention:  John Wahl, Facsimile No. 303-262-0602, or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given upon receipt by the U.S. Trustee.

12.4                        Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

ARTICLE 13
CONCERNING THE TRUSTEE AND CO-TRUSTEE

13.1                        No Conflict of Interest

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture, to the best of its knowledge, there exists no material conflict of interest between the role of the Trustee as a trustee hereunder and its role in any other capacity but if, notwithstanding the provisions of this Section 13.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Notes issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.2.

13.2                        Replacement of Trustee and U.S. Trustee

(a)                                 The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation and the U.S. Trustee 60 days’ notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Noteholders. Failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a Judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 13.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

(b)                                 The U.S. Trustee may resign at any time by providing notice to the Corporation and the Trustee. The Corporation may remove the U.S. Trustee if:

(i)                                     the U.S. Trustee fails to comply with Section 13.23;

(ii)                                  the U.S. Trustee is adjudged a bankrupt or an insolvent;

(iii)                               a receiver or other public officer takes charge of the U.S. Trustee or its property; or

(iv)                              the U.S. Trustee becomes incapable of acting.

If the U.S. Trustee resigns or is removed or if a vacancy exists in the office of U.S. Trustee for any reason, the Corporation shall notify each holder of such event and shall promptly appoint a successor U.S. Trustee.  Within one year after the successor U.S. Trustee takes office, the holders of a majority in aggregate principal amount of the Notes may appoint a successor U.S. Trustee to replace the successor U.S. Trustee appointed by the Corporation.

A successor U.S. Trustee shall deliver a written acceptance of its appointment to the retiring U.S. Trustee and to the Corporation.  Immediately after that, the retiring U.S. Trustee shall transfer, after payment of all sums then owing to the U.S. Trustee pursuant to Sections 7.2 and 13.16, all property held by it as U.S. Trustee to the successor U.S. Trustee, subject to the lien provided in Sections 7.2 and 13.16, the resignation or removal of the retiring U.S. Trustee shall become effective, and the successor U.S. Trustee, without any further act, deed or conveyance, shall have all the rights, powers, trusts and duties of the U.S. Trustee under this Indenture.  A successor U.S. Trustee shall mail notice of its succession to each holder.  A resignation of the U.S. Trustee shall not be effective until a successor U.S. trustee delivers a written acceptance of its appointment in accordance with this Section 13.2(b).

If a successor U.S. Trustee does not take office within 30 days after the retiring U.S. Trustee resigns or is removed, the retiring U.S. Trustee or the holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor U.S. Trustee at the expense of the Corporation.

Notwithstanding replacement of the U.S. Trustee pursuant to this Section 13.2(b), the Corporation’s obligations under Sections 7.2 and 13.16 shall continue for the benefit of the retiring U.S. Trustee.

If the U.S. Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor U.S. Trustee; provided that, such Person shall be otherwise qualified and eligible under this Article 13.

13.3                        Duties of Trustee and Co-Trustee

(a)                                 In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Noteholders and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(b)                                 Except during the continuance of an Event of Default, the Trustee and the Co-Trustee need perform such duties and only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Co-Trustee.

(c)                                  If an Event of Default known to the U.S. Trustee has occurred and is continuing, the U.S. Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs, subject however to Section 13.28 hereof.

(d)                                 In the absence of bad faith on its part, the U.S. Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the U.S. Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the U.S. Trustee, the U.S. Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(e)                                  Each of the Trustee and the Co-Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(i)            This paragraph does not limit the effect of paragraphs (b) and (d) of this Section 13.3;

(ii)           Neither the Trustee nor the Co-Trustee shall be liable for any error of judgment made in good faith, unless it is proved that the Trustee or the Co-Trustee, as applicable, was negligent in ascertaining the pertinent facts;

(iii)          Neither the Trustee nor the Co-Trustee shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of Section 11.11 hereof; and

(iv)          No provision of this Indenture shall require the U.S. Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)                                   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the U.S. Trustee shall be subject to the provisions of this Section.

(g)                                  Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or any Maturity Bonus on the Notes, and the Corporation and the Paying Agent shall notify the Trustee and the Co-Trustee in writing of any default by the Corporation in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Corporation at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Sections 8.1(a), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Trustee shall have no liability for funds that have been disbursed by a Paying Agent other than the Trustee.

(h)                                 The Co-Trustee shall have no duty, obligation or liability:

(i)            under the Security Agreement or any other Security Document;

(ii)           with respect to the Collateral;

(iii)          with respect to any lien or Security Interest on the Collateral or under any Security Document; or

(iv)          for the filing or continuation of any financing statement, mortgage or any other document in connection with the foregoing or otherwise with respect to the perfection or maintenance of any lien or Security Interest.

13.4                        Certain Rights

(a)                                 In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, act and rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may act and rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation. The Trustee shall be entitled to rely, and act upon, on any direction, order, Instruction, notice or other communication provided to it hereunder which is sent to it by facsimile transmission or electronic delivery.

(b)                                 The U.S. Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)                                  Any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation request or Corporation order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(d)                                 Whenever in the administration of this Indenture the U.S. Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the U.S. Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

(e)                                  The U.S. Trustee may consult with Counsel and the advice of such Counsel or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)                                   The U.S. Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Note holders pursuant to this Indenture, unless such Noteholders shall have offered to the U.S. Trustee security or indemnity satisfactory to the U.S. Trustee against the fees, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                 The U.S. Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the U.S. Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the U.S. Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney.

(h)                                 The U.S. Trustee may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the U.S. Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)                                     The recitals contained herein and in the Notes shall be taken as the statements of the Corporation, and the U.S. Trustee assumes no responsibility for their correctness.  The U.S. Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The U.S. Trustee shall not be accountable for the use or application by the Corporation of the Notes or the proceeds thereof.

13.5                        Evidence and Authority to Trustee and Co-Trustee, Opinions, Etc.

The Corporation shall furnish to the Trustee and the Co-Trustee evidence of compliance with the conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the authentication and delivery of the Notes, to the satisfaction and discharge of this Indenture, or to any other action to be taken by the Trustee or the Co-Trustee at the request or upon the application of the Corporation.

Such evidence shall consist of:

(a)                                 an Officers’ Certificate, stating that all such conditions precedent, if any, provided in this Indenture relating to the proposed action have been complied with;

(b)                                 an opinion of Counsel stating that all such conditions precedent, if any, provided in this Indenture relating to the proposed action have been complied with; and

(c)                                  with respect to evidence to be delivered to the Trustee, in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approve, that such condition precedent has been complied with in accordance with the terms of this Indenture.

With respect to evidence to be delivered to the Trustee, whenever such evidence relates to a matter other than the certificates and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employer of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 7.6 hereof) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the belief of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and (4) a statement as to whether or not, in the opinion of such person, the condition or covenant has been complied with.

13.6                        Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

13.7                        Experts, Advisers and Agents

(a)                                 The Trustee may employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)                                 The Trustee may employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for them (and shall be entitled to receive reasonable remuneration for all services performed by them) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by them in the discharge of their duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation. The Trustee shall not be responsible for the actions of such agents provided that it has selected such agents with due care and in a commercially reasonable manner.

13.8                        Trustee and Co-Trustee May Deal in Notes

Subject to Sections 13.1 and 13.3, each of the Trustee and the Co-Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.9                        Investment of Monies Held by Trustee

Unless herein otherwise expressly provided, any of the funds held by the Trustee may be deposited in a trust account in the name of the Trustee, in the deposit department of the Trustee or in any chartered bank of Canada, which account may be non-interest bearing.  Until the Trustee shall have declared the principal to be due and payable, upon the written direction of the Corporation, the Trustee shall invest in its name such funds in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust monies, in accordance with such direction.  Any direction by the Corporation to the Trustee as to the investment of the funds shall be in writing and shall be provided to the Trustee no later than 8:30 a.m. (Vancouver time) on the day on which the investment is to be made.  Any such direction received by the Trustee after 8:30 a.m. (Vancouver time) or received on a non-Business Day, shall be deemed to have been given prior to 8:30 a.m. (Vancouver time) the next Business Day.

In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its affiliates; provided that the Trustee and its affiliates shall not be liable to account for any profit to any parties to this Indenture or to any Person or entity other than at a rate, if any, established from time to time by the Trustee.

Unless and until the Trustee shall have declared the principal (and premium, if any) and Maturity Bonus of the Notes to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee with respect to any investments or deposits made subject to the provisions of this Section.

The Trustee will bear no liability for monies deposited other than with the Trustee.  The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

13.10                 Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 13.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Noteholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.11                 Trustee and Co-Trustee Not Required to Give Security

The Trustee and the Co-Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.12                 Trustee Not Bound to Act on the Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

13.13                 Trustee Protected in Acting

The Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, directions or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

13.14                 Conditions Precedent to Trustee’s and Co-Trustee’s Obligations to Act Hereunder

The obligation of the Trustee and the Co-Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee, the Co-Trustee and of the Noteholders hereunder shall be conditional upon the Noteholders furnishing when required by notice in writing by the Trustee or the Co-Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee and the Co-Trustee to protect and hold harmless the Trustee and the Co-Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee or the Co-Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Noteholders at whose instance it is acting to deposit with the Trustee the Notes held by them for which Notes the Trustee shall issue receipts.

13.15                 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is a body corporate incorporated under the laws of Canada or one of its provinces and is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 13.15, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 13.2.

13.16                 Compensation and Indemnity

(a)                                 The Corporation shall pay to each of the Trustee and the Co-Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee and the Co-Trustee, and shall pay or reimburse each of the Trustee and the Co-Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Co-Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee and the Co-Trustee under this Indenture shall be finally and fully performed. The Trustee’s and the Co-Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)                                 The Corporation hereby indemnifies and saves harmless each of the Trustee and the Co-Trustee and its directors, officers and employees from and against any and all loss, fees, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or the Co-Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, save only in the event of gross negligence, wilful misconduct or fraud of the Trustee or the Co-Trustee, respectively. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee or the Co-Trustee. The Trustee or the Co-Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Trustee or the Co-Trustee shall co-operate in the defence. The Trustee or the Co-Trustee may have separate Counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the Co-Trustee or the discharge of this Indenture.

(c)                                  Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, neither the Trustee nor the U.S. Trustee shall be liable under any circumstances whatsoever for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages of any kind.

(d)                                 Provisions contained in this Section 13.16 shall survive the resignation or removal of the Trustee and the Co-Trustee and the termination of this Indenture.

(e)                                  As security for the performance of the obligations of the Corporation under this Section, the Trustee and the U.S. Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee or the U.S. Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or any Maturity Bonus on particular Notes.

13.17                 Acceptance of Trust

The Trustee hereby accepts the trusts created in this Indenture, including Sections 4.7, 9.2 and 9.5(a), or any Notes, agrees to perform the same upon the terms and conditions herein set forth and, to the extent any such terms and conditions conflict with any provisions of applicable law, such terms and conditions shall prevail to the extent that such provisions do not constitute provisions of public order.

13.18                 Attorney-in-Fact

The Trustee hereby agrees to act as the attorney-in-fact for the holders of the Notes to the extent necessary or desirable for the purposes of this Indenture and each holder by receiving and holding the Notes accepts and confirms the appointment of the Trustee as the attorney-in-fact of such holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof.

To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Corporation, the Trustee and the holders of Notes hereunder) and subject to any applicable law of public order, the Trustee and the Corporation hereby agree with regards to the Trustee so acting as the attorney-in-fact of the holders of Notes hereunder and each holders of Notes by receiving and holding same agrees with the Corporation and the Trustee that:

(a)                                 notwithstanding any other provision hereof and except as may be otherwise set forth in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, relating thereto, no holder of Notes shall be liable to third parties for acts performed by the Trustee (or any other Person appointed by the Trustee to perform all or any of its rights, powers, trusts or duties hereunder) during the exercise of its rights, powers and trusts and the performance of its duties under this Indenture or for injury caused to such parties by the fault of the Trustee (or any such Person), or for contracts entered into in favour of such parties, during such performance;

(b)                                 except as otherwise expressly provided herein or in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, the Trustee shall not be entitled to receive from the holders of Notes any remuneration or compensation for any services rendered by the Trustee hereunder or reimbursement of any costs, expenses, liabilities, disbursements or advances incurred or made by the Trustee in accordance with any provision of this Indenture or interest thereon;

(c)                                  notwithstanding any other provision hereof and except as may be otherwise set forth in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, relating thereto, no holder of Notes shall be liable to compensate the Trustee for any injury suffered by it by reason of the performance of its rights, powers, trusts or duties hereunder subject to any rights or recourses which the Trustee may have hereunder or under any applicable law against the Corporation or any other Person (other than a holder of Notes) in connection with such injury;

(d)                                 neither the death nor bankruptcy of a holder of Notes shall terminate the Trustee’s rights, powers, trusts or duties hereunder with respect to the Notes held by such holder of Notes which shall continue to apply in favour of the holder or holders of Notes who have acquired such Notes from such deceased or bankrupt holder of Notes;

(e)                                  the bankruptcy of the Trustee shall not terminate its rights, powers, trusts or duties hereunder provided that such rights, powers, trusts or duties are assumed by a successor Trustee appointed in accordance with the provisions of Section 13.2;

(f)                                   so long as any Notes remain outstanding, (i) each holder of Notes hereby renounces its right to revoke any mandate relationship created between such holder of Notes and the Trustee hereunder and (ii) the Trustee hereby agrees that it will not revoke any such mandate relationship except through a resignation pursuant to and in compliance with the provisions of Section 13.2; and

(g)                                  except as otherwise expressly provided herein or in any request, demand, authorization, direction, notice, consent, waiver or other action given or taken by holders of Notes pursuant to this Indenture, the Trustee shall not be obliged to render any account to the Holders nor return to the holders of Notes any amounts which it has received in the performance of its duties hereunder nor pay any interest to the holders of Notes on such amounts.

13.19                 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a “representing party”) hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

13.20                 Privacy Laws

The parties acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)                                 to provide the services required under this Indenture and other services that may be requested from time to time;

(b)                                 to help the Trustee manage its servicing relationships with such individuals;

(c)                                  to meet the Trustee’s legal and regulatory requirements; and

(d)                                 if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.computershare.com, or upon request, including revisions thereto. The Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

13.21                 Force Majeure; Limitation of Trustee and Co-Trustee Liability

(a)                                 In no event shall the Trustee or the Co-Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war (declared or undeclared) or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, fire, riot, embargo and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture; it being understood that the Trustee and the Co-Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 13.21.

(b)                                 Neither the Trustee nor the Co-Trustee shall be liable for any consequential, punitive or special damages.

13.22                 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment and acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation or any shorter period of time as agreed to by the Corporation provided that:

(a)                                 the Trustee’s written notice shall describe the circumstances of such non-compliance; and

(b)                                 if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

13.23                 Eligibility; Disqualification

There will at all times be a U.S. Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus, together with its immediate parent, of at least US$50,000,000 as set forth in its most recent published annual report of condition.

This Indenture will always have a U.S. Trustee that satisfies the requirements of TIA Sections 310(a)(1), (2) and (5).  The U.S. Trustee is subject to TIA Section 310(b).

13.24                 Preferential Collection of Claims Against Corporation

The U.S. Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A U.S. Trustee that has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

13.25                 Communication by Noteholders with Other Noteholders

Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Corporation, the Trustee, the U.S. Trustee, the registrar and anyone else shall have the protection of TIA Section 312(c).

13.26                 Reports by U.S. Trustee

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the U.S. Trustee will mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The U.S. Trustee also will comply with TIA Section 313(b)(2).  The U.S. Trustee will also transmit by mail all reports as required by TIA Section 313(c). In complying with this Section 13.26, the U.S. Trustee shall be entitled to rely on information that it requests from the Trustee and shall have no duty to deliver such reports in the absence of such information. With respect to the annual report, the Trustee shall deliver the requested information to the U.S. Trustee as required in the request from the U.S. Trustee. The Trustee shall have no duty under this Section 13.26 except to provide information to the U.S. Trustee upon receipt of request from the U.S. Trustee, to the extent that the Trustee has such information.

A copy of each report at the time of its mailing to the Noteholders will be mailed by the U.S. Trustee to the Corporation and filed by the U.S. Trustee with the SEC and each Exchange in accordance with TIA Section 313(d).  The Corporation shall promptly notify the Trustee and the U.S. Trustee when the Notes are listed on any Exchange.

13.27                 Trustee and U.S. Trustee

The rights, powers, duties and obligations conferred and imposed upon the Trustee and the U.S. Trustee are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Trustee severally, and neither the Trustee nor the U.S. Trustee shall be liable or responsible for the acts or omissions of the other.

13.28                 U.S. Trustee

Notwithstanding any other provision of this Indenture or the TIA, in no event shall the U.S. Trustee have any duty, obligation, liability or responsibility to take any action (including to exercise any powers or enforce any remedies) if an Event of Default has occurred and is continuing.  It is understood that the Trustee shall act on behalf of the holders.  The U.S. Trustee is acting only in a ministerial capacity to satisfy certain requirements of the TIA as expressly set forth in this Indenture, and satisfaction of such requirements shall be not be the responsibility of the Trustee.

13.29                 Environmental Indemnity

The Corporation hereby indemnifies and holds harmless the Trustee and the Co-Trustee and their respective directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the “Indemnified Parties”) against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)                                 the administration of the trust created hereby;

(b)                                 the exercise by the Trustee or collateral agent of any rights hereunder or under the Security Documents which result from or relate, directly or indirectly, to:

(i)            the presence or release of any contaminants, by any means or for any reason, on the Collateral, whether or not release or presence of the contaminants was under the control, care or management of Corporation or of a previous owner, or of a tenant;

(ii)           any contaminant present on or released from any contiguous property to the Collateral; or

(iii)          the breach or alleged breach of any environmental laws by the Corporation.

For purposes of this Section, “liability” shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability of the Indemnified Party for damage suffered by the third party, (iv) liability of an Indemnified Party for damage to or impairment of the environment and (v) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.

13.30      Limitation of Liability

The Trustee has entered into this Agreement solely in its capacity as trustee of the Trust and not in its personal capacity, and any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of the Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations by the Trustee for the purpose or with the intention of binding the Trustee in its personal capacity, but are made and intended for the purpose of binding only the property and assets of the Trust or a specific portion thereof.  No property or assets of the Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Assets), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Trust or the Trustee hereunder, and no recourse may be had or taken, directly or indirectly against the Trustee in its personal capacity, any beneficiary of the Trust or any affiliate, shareholder, director, officer, representative, employee or agent of the Trustee or any predecessor or successor of the Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Trust or the Trustee hereunder.

13.31      Insurance

Nothing herein shall be deemed to hold the Trustee responsible for failure by the Corporation to maintain insurance coverage or for any loss arising out of any want, defect or insufficiency in any insurance policy, or because of failure of any insurer to pay the full amount of any loss or damage insured against.  The Trustee shall be entitled to request and rely absolutely upon an Officers’ Certificate stating that the Corporation is in compliance with their covenant to maintain adequate insurance coverage.  No duty with respect to effecting or maintaining insurance coverage shall rest with the Trustee.

ARTICLE 14
SUPPLEMENTAL INDENTURES

14.1        Supplemental Indentures

Subject to the approval of the Exchange, from time to time the Trustee and, when authorized by a resolution of the directors of the Corporation, the Corporation may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                                 subject to any required approval of the Exchange, reduce the Conversion Price pursuant to Section 6.4(a);

(b)                                 adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for events of default, in addition to those herein specified;

(c)                                  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Noteholders;

(d)                                 evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)                                  giving effect to any Extraordinary Resolution passed as provided in Article 11;

(f)                                   entering into one or more amendments to the Security Agreement, and any other Security Document, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the Security Documents, provided that in the opinion of Counsel such action shall not adversely affect the interest of the Noteholders in any material respect; and

(g)                                  for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Noteholders by Extraordinary Resolution, the consent or concurrence of Noteholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Notes into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Noteholders; provided that, in the opinion of the Trustee (relying on an opinion of Counsel of recognized standing), the rights of the Noteholders are in no way prejudiced thereby.  Further, the Corporation and the Trustee may without the consent or concurrence of the Noteholders by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Notes, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Noteholders are in no way prejudiced thereby. No supplement or amendment shall affect the rights, duties, immunities or obligations of the U.S. Trustee without the consent of the U.S. Trustee.

ARTICLE 15
EXECUTION AND FORMAL DATE; MISCELLANEOUS

15.1        Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

15.2        Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of May •, 2016 irrespective of the actual date of execution hereof.

15.3        Trust Indenture Act Controls

If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

15.4        Electronic Documentation

Having regard to the fact the Notes are intended to be issued in electronic and non-certificated form, the Trustee and the Corporation shall be entitled to make such amendments to the provisions hereof as are reasonably required and mutually agreed to reflect same.

[signature page follows]

IN WITNESS whereof the parties hereto have executed these presents by the hands of their proper officers in that behalf.

TERRACE ENERGY CORP.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name:
Title:

SCHEDULE “A”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF NOTE

FORM OF NOTE

[GLOBAL NOTE LEGEND]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO TERRACE ENERGY CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CDS & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[INSERT U.S. LEGEND, IF APPLICABLE]

CUSIP •
ISIN •

No. •	$•

TERRACE ENERGY CORP.

(A corporation incorporated under the laws of British Columbia)

2021 CONVERTIBLE SECURED NOTES

Terrace Energy Corp. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Note Indenture (the “Indenture”) dated as of •, 2016 among the Corporation, Computershare Trust Company of Canada (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, promises to [INSERT NAME OF HOLDER] (the “Holder”) hereof on April 2, 2021 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the “Maturity Date”) the principal sum of • Dollars ($•) in lawful money of Canada on presentation and surrender of this Note at the main branch of the Trustee in Vancouver, British Columbia or in Toronto, Ontario in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay to the Holder a maturity bonus equal to 5% of the aggregate total principal amount of this Note outstanding on the Maturity Date, if any, which shall be, payable, at the Corporation’s sole discretion, in cash or through the issuance of the common shares of the Corporation (the “Common Shares”). Any payment required to be paid on any day that is not a Business Day will be made on the next succeeding Business Day.

This Note is one of the 2021 Convertible Secured Notes (referred to herein as the “Notes”) of the Corporation issued or issuable under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Notes are or are to be issued and held and the rights and remedies of the holders of the Notes and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

The Notes are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

This Note may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture, except in the event of the satisfaction of certain conditions after a Sales Transaction (each as defined below) has occurred, as follows:

(a)                                 At any time prior to the Maturity Date of the Notes, the Notes may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 at the Redemption Price on the date fixed for redemption (the “Redemption Date”).

“Redemption Price” means, in respect of a Note, the amount payable on the Redemption Date fixed for such Note, which shall equal the following:

(i)                                    if such notice is given within 180 days prior to the Maturity Date, 102.5% of the par amount of the Notes; or

(ii)                                  if such notice is given prior to 180 days prior to the Maturity Date, at par.

(b)                                 In the event that at any time prior to the Maturity Date the closing price of the Common Shares on the TSX Venture Exchange or any other exchange or quotation system on which the Common Shares are then listed or quoted is equal to or greater than 140% of the Conversion Price (as defined below) of the Notes for 30 consecutive trading days (the last such trading day being referred to as a “Trigger Date”), the Corporation shall have the right at its option to redeem any part, being $1,000 or an integral multiple thereof, of the principal amount of a Note in exchange for the issuance of Common Shares at the Conversion Price on giving the Holder 10 days’ notice thereof. The date of such notice shall be no later than five trading days following the respective Trigger Date.

(c)                                  Except as provided below, no adjustment in the number of Common Shares to be issued upon redemption pursuant to clause 4.1(b) will be made for dividends or distributions on Common Shares issuable upon redemption. No fractional Common Shares will be issued, and any fractions resulting from a conversion will be rounded down to the next whole number. The Conversion Price applicable to, and the Common Shares receivable on the redemption of, the Notes, is subject to adjustment pursuant to the provisions of Section 6.4 of the Indenture.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Note, provided that the principal amount of this Note is in a denomination in excess of $1,000, is convertible, at the option of the Holder, upon surrender of this Note at the principal office of the Trustee in Vancouver, British Columbia or in Toronto, Ontario, at any time prior to the earlier of 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the Maturity Date and 4:00 p.m. (Vancouver time) on the date that is the Business Day before eight Business Days immediately preceding the date specified for redemption of this Note, into Common Shares (without adjustment for dividends or distributions on Common Shares issuable upon conversion) at the conversion price in effect on the date thereof (the “Conversion Price”) per Common Share, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion, and any fractions resulting from a conversion will be rounded down to the next whole number.

This Note ranks pari passu with each other Note issued under the Indenture (regardless of their actual date or terms of issue) and, except as prescribed by law, with all other existing and future secured indebtedness of the Corporation.

If the Corporation sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets on a consolidated basis to any Person (other than a direct or indirect Subsidiary of the

Corporation) (a “Sale Transaction”) and the Corporation does not (i) utilize the net proceeds to repay the secured indebtedness of the Corporation and/or its affiliates; or (ii) reinvest at least 50% of the net proceeds thereof in the business of the Corporation within 365 days of the closing date of such Sale Transaction, then the Corporation shall offer to purchase all or any part, being $1,000 or an integral multiple thereof, of the Notes in cash at a price equal to 100% of the principal amount due under such Notes purchased on the terms and conditions set forth in the Indenture.  “Net Proceeds” means the net cash proceeds received by the Corporation and/or its Subsidiaries as a result of a Sale Transaction after deductions and/or accruals of costs, expenses, liabilities and taxes.  “Business” means the business and operations carried on by the Corporation and its Subsidiaries, including oil and gas exploration, drilling, processing, joint ventures, investments in oil and gas properties, interests, joint ventures, marketing, sales, reclamation and activities related or ancillary thereto.

The indebtedness evidenced by this Note, and by all other Notes now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Corporation to the extent and in the manner provided in the Indenture and the Security Documents.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Notes outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Common Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Note.

This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Vancouver, British Columbia or the City of Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

In the event of any discrepancy between anything contained in this Note and the terms and conditions of the Indenture, the terms and conditions of the Indenture shall govern.

Capitalized words or expressions used in this Note shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, TERRACE ENERGY CORP. has caused this Note to be signed by its authorized representatives as of the • day of •, 2016.

TERRACE ENERGY CORP.

By:
Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Note is one of the 2021 Convertible Secured Notes referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
(Authorized Officer)

Date:

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                   , whose address and social insurance number, if applicable, are set forth below, this Note (or $          principal amount hereof*) of TERRACE ENERGY CORP. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Note and does hereby irrevocably authorize and direct                             to transfer such Note in such register, as its attorney with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Note in a non-integral multiple of $1,000 by reason of your having exercised your right to exchange upon the making of an Offer on Sale of Assets, in which case such Note is transferable only in its entirety) to be transferred.

In the case of a Note certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐            the transfer is being made only to the Corporation;

☐            the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Indenture, or

☐                                    the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee to such effect.

In the case of a Note certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Notes is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Trustee to such effect.

☐  If transfer is to a U.S. Person, please check this box.

1.                            The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.                            The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

CERTAIN REQUIREMENTS RELATING TO TRANSFERS — READ CAREFULLY

1.              The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  All securityholders or a legally authorized representative must sign this form.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•                  Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•                  Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•                  Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER — FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders.  Please indicate the reason for requesting the transfer as well as the date of event relating to the reason.  The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

OPTION OF HOLDER TO ELECT PURCHASE

Upon an Offer on Sale of Assets by the Corporation, if you want to elect to have this Note purchased by the Corporation pursuant to Section 7.10 of the Indenture, check the box below:

☐    Section 7.10

If you want to elect to have only part of the Note purchased by the Corporation pursuant to Section 7.10 of the Indenture, state the amount you elect to have purchased:  $                       .

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Social Insurance Number, if applicable:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

EXHIBIT “1”

TO CDS GLOBAL NOTE

TERRACE ENERGY CORP.

2021 CONVERTIBLE SECURED NOTES

Initial Principal Amount: $•	CUSIP •
ISIN CA •

Authorization:

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Authorization

SCHEDULE “B-1”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF REDEMPTION NOTICE

SCHEDULE “B-1”

Form of Redemption Notice

TERRACE ENERGY CORP.

2021 CONVERTIBLE SECURED NOTES

REDEMPTION NOTICE

To:                             Holders of 2021 Convertible Secured Notes (the “Notes”) of Terrace Energy Corp. (the “Corporation”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the indenture (the “Indenture”) dated as of •, 2016 among the Corporation, Computershare Trust Company of Canada (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, that the aggregate principal amount of $• of the $• of Notes outstanding (the “Redemption Amount”) will be redeemed as of • (the “Redemption Date”), upon payment in cash of the redemption price equal to (i) if this Redemption Notice is given within 180 days prior to April 2, 2021, the Redemption Amount multiplied by 1.025, or (ii) if this Redemption Notice is given prior to 180 days prior to April 2, 2021, the Redemption Amount multiplied by 1.00 (the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Notes called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

2nd Floor 510 Burrard

Vancouver, British Columbia

V6C 3B9

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right, and any fractions resulting from a redemption will be rounded down to the next whole number.

DATED:

TERRACE ENERGY CORP.

(Authorized Director or Officer of
Terrace Energy Corp.)

SCHEDULE “B-2”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF REDEMPTION NOTICE

SCHEDULE “B-2”

Form of Redemption Notice

TERRACE ENERGY CORP.

2021 CONVERTIBLE SECURED NOTES

REDEMPTION NOTICE

To:                             Holders of 2021 Convertible Secured Notes (the “Notes”) of Terrace Energy Corp. (the “Corporation”)

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of •, 2016 among the Corporation and Computershare Trust Company (the “Trustee”) and Computershare Trust Company, N.A., as U.S. trustee, that the aggregate principal amount of $• of the $• of Notes outstanding (the “Redeemed Amount”) will be redeemed as of • (the “Redemption Date”) in exchange for the issuance of the Corporation’s common shares (the “Common Shares”) at the conversion price in effect on the date hereof, pursuant to the terms of Section 4.1(b) of the Indenture.

The Redeemed Amount will be payable upon presentation and surrender of the Notes called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

2nd Floor 510 Burrard

Vancouver, British Columbia

V6C 3B9

No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right, and any fractions resulting from a redemption will be rounded down to the next whole number.

DATED:

TERRACE ENERGY CORP.

(Authorized Director or Officer of
Terrace Energy Corp.)

SCHEDULE “C”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF NOTICE OF CONVERSION

SCHEDULE “C”

Form of Notice of Conversion

CONVERSION NOTICE

TO:                         TERRACE ENERGY CORP.

AND TO:               COMPUTERSHARE TRUST COMPANY OF CANADA

Note:                  All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 2021 Convertible Secured Notes irrevocably elects to convert such Notes (or $• principal amount thereof*) in accordance with the terms of the Indenture referred to in such Notes and tenders herewith the Notes, and, if applicable, directs that the Common Shares of Terrace Energy Corp. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Notes, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:          If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

C-1

SCHEDULE “D”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

COMMON SHARE LEGENDS

SCHEDULE “D”

COMMON SHARE LEGENDS

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO TERRACE ENERGY CORP. (THE “COMPANY”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED THAT AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY, IS PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

D-1

SCHEDULE “E”

TO THE INDENTURE AMONG

TERRACE ENERGY CORP.,

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:                             Terrace Energy Corp. (the “Company”) and Computershare Trust Company of Canada, as Registrar and Transfer Agent for the 2021 convertible secured notes (the “Notes”) and common shares issuable upon conversion of the Notes (the “Underlying Shares”) of the Company.

The undersigned Seller (A) acknowledges that the sale of                    Notes/Underlying Shares of the Company to which this declaration relates, represented by certificate number                      , has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed in, on or through the facilities of the TSX Venture Exchange (or another “designated offshore securities market”), and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any “directed selling efforts” in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Date:
Signature of Seller

Name of Seller (Please Print):

We have read the foregoing representations of our customer,                             (the “Seller”), with regard to our sale, for such Seller’s account, of the Notes/Underlying Shares described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange (or another “designated offshore securities market”) and (C) neither we, nor any person acting on our behalf, engaged in any “directed selling efforts” in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm:

By:
Authorized Officer

Date:

E-2

SCHEDULE “F”

SECURITY AGREEMENT

Please see attached.

E-3

GENERAL SECURITY AGREEMENT

THIS AGREEMENT dated for reference as of the • day of •, 2016 is made:

BY:

TERRACE ENERGY CORP., a company organized under the laws of the British Columbia, with a registered office at 10th Floor, 595 Howe Street, Vancouver, British Columbia V6C 2T5

(the “Debtor”)

IN FAVOUR OF:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada, in its capacity as trustee for and on behalf of itself, the U.S. Trustee and the Noteholders under the Indenture defined below

(the “Holder”)

WHEREAS:

A.                                   Pursuant to an indenture dated as of •, 2016 between the Debtor, the Holder and Computershare Trust Company, N.A., as United States co-trustee (the “Indenture”), the Debtor has issued convertible secured notes due on April 2, 2021 for a maximum principal amount of $38,590,000 (the “Notes”) and the Holder has agreed to serve as trustee under the Indenture;

B.                                   Pursuant to the terms of the Indenture, the Debtor has agreed to provide in favour of the Holder a security interest in respect of the Collateral (as defined herein), as security for the repayment of the Obligations (as defined herein) on the terms and conditions set forth in this General Security Agreement;

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Holder as follows:

1.                                      INTERPRETATIONS

1.1                               Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein which are not otherwise defined herein shall have the meanings provided in the Indenture.  In this General Security Agreement:

1.1.1                     “Account Debtor” has the meaning set forth in clause 4.1.4;

1.1.2                     the Personal Property Collateral and the Other Collateral are herein together called the “Collateral” and “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”;

1.1.3                     “Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more corporations;

1.1.4                     “General Security Agreement” shall, unless the context otherwise requires, be deemed a reference to this General Security Agreement as amended from time to time by written agreement, together with any schedules now or hereafter attached hereto;

1.1.5                     “Holder” has the meaning set forth on the first page hereof;

1.1.6                     “Indenture” has the meaning set forth in Recital A;

1.1.7                     “Noteholders” means the holders of all of the issued and outstanding Notes of the Debtor;

1.1.8                     “Notes” has the meaning set forth in Recital A;

1.1.9                     “Obligations” means (i) the Principal amount; (ii) the Maturity Bonus; (iii) any premiums and other money, in each case, from time to time, owing by the Debtor to the Noteholders pursuant to the terms of the Indenture or any other Security Document; and (iv) all obligations to the Trustee and the U.S. Trustee under the Indenture and the Security Documents, including all fees, expenses and indemnifications of the Trustee and the U.S. Trustee;

1.1.10              “Other Collateral” has the meaning set forth in clause 2.2.2;

1.1.11              “Personal Property Collateral” has the meaning set forth in clause 2.2.1;

1.1.12              “PPSA” means the Personal Property Security Act (British Columbia) as amended from time to time, including any amendments thereto and any Act substituted therefor and amendments thereto;

1.1.13              “Receiver” has the meaning set forth in clause 9.3.1;

1.1.14              “Security Documents” has the meaning set forth in the Indenture; and

1.1.15              the terms “Goods”, “Chattel Paper”, “Documents of Title”, “Equipment”, “Accounts” “Consumer Goods”, “Instruments”, “Intangibles”, “Licences”, “Money”, “Investment Property”, “Proceeds”, “Inventory” and “Accessions” and other words and expressions which have been defined in the PPSA shall be interpreted in accordance with their respective meanings given in the PPSA, unless otherwise defined herein or unless the context otherwise requires.

2

2.                                      SECURITY

2.1                               For value received, the Debtor grants and creates the security constituted by this General Security Agreement and agrees to the terms, covenants, agreements, conditions, provisos and other matters set out in this General Security Agreement.

2.2                               As general and continuing security for the Obligations, the Debtor:

2.2.1                     hereby grants to the Holder, by way of mortgage, charge, assignment and transfer, a security interest in all presently owned and hereafter acquired personal property of the Debtor of whatsoever nature and kind and wheresoever situate and all Proceeds thereof and therefrom, renewals thereof, Accessions thereto and substitutions therefor (collectively, the “Personal Property Collateral”), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Debtor in and to all Goods (including all accessories, attachments, additions and Accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Licences, Money, Investment Property, and all:

(a)                                 Inventory of whatsoever nature and kind and wheresoever situate;

(b)                                 Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;

(c)                                  book accounts and book debts and generally all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit, letters of guarantee and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (all of which are herein collectively called the “Debts”);

(d)                                 deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e)                                  contractual rights and insurance claims and all goodwill, patents, trademarks, copyrights, and other industrial property;

(f)                                   monies other than trust monies lawfully belonging to others; and

(g)                                  personal property described in Schedule “A”, if any, annexed hereto; and

2.2.2                     hereby charges as and by way of a floating charge in favour of the Holder all the presently owned or held and hereafter acquired property, assets, effects and undertakings of the Debtor of whatsoever nature and kind and wheresoever

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situate, other than such of the property, assets, effects and undertakings of the Debtor as are validly and effectively subjected to the security interest granted to the Holder pursuant to clause 2.2.1, (all of which property, assets, effects and undertakings so charged by this clause 2.2.2 are herein collectively called the “Other Collateral”) including, without limiting the generality of the foregoing, all presently owned or held and hereafter acquired:

(a)                                 right, title and interest of the Debtor in and to real and immovable and leasehold property and rights whether in fee or of any lesser estate and all interest in and rights relating to lands and all easements, rights of way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held and all structures, buildings, plant, machinery, fixtures, apparatus and fixed assets; and

(b)                                 businesses, goodwill and uncalled capital of the Debtor;

provided that the Debtor shall not have power without the prior written consent of the Holder to create or permit to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to, other than Permitted Encumbrances or otherwise pursuant to the Indenture, with the security constituted by this General Security Agreement.

2.3                               The Holder and the Debtor have not agreed to postpone the time for attachment of the security interest granted hereby and the Debtor and the Holder intend that the security interest granted hereby shall attach to presently owned or held Collateral forthwith upon execution of this General Security Agreement and shall attach to hereafter acquired Collateral forthwith upon acquisition of any right, title and interest of the Debtor in such Collateral.

3.                                      OBLIGATIONS SECURED

3.1                               The security constituted by this General Security Agreement is general and continuing security for payment, performance and satisfaction of the Obligations.

3.2                               This General Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security or securities which the Holder may now or from time to time hold or take from the Debtor or from any other person whomsoever.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

4.1                               The Debtor represents and warrants that, and, so long as this General Security Agreement remains in effect, shall be deemed to continuously represent and warrant that:

4.1.1                     the Debtor has all necessary authorizations to execute and deliver this General Security Agreement, create the security constituted hereby and to validly perform the Debtor’s obligations hereunder;

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4.1.2                     the Collateral is genuine and is owned by the Debtor free of all Encumbrances, except for Permitted Encumbrances, with the existing Permitted Encumbrances registered under the PPSA set forth at Schedule “B”, if any, for the security constituted by this General Security Agreement;

4.1.3                     the Debtor has good and lawful authority to create the security in the Collateral constituted by this General Security Agreement;

4.1.4                     each Debt, Chattel Paper and Instrument included in Collateral is enforceable in accordance with its terms against the party obliged to pay the same (the “Account Debtor”), and the amount represented by the Debtor to the Holder from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defense, set off, claim or counterclaim against the Debtor which can be asserted against the Holder, whether in any proceeding to enforce the Collateral or otherwise;

4.1.5                     no effective security agreement, financing statement, equivalent security or lien instrument covering all or any part of the Collateral is on file or on record in any public office in the Province of British Columbia, except such as may have been filed (i) by the Debtor in favour of the Holder pursuant to this General Security Agreement or the other Security Documents, and (ii) in connection with any other Permitted Encumbrances;

4.1.6                     this General Security Agreement is effective to create a valid Security Interest and, upon the filing of the appropriate financing statements, a perfected Security Interest in favour of the Holder in the Collateral with respect to which a Security Interest may be perfected by filing a financing statement pursuant to the PPSA. Such Security Interest ranks in priority to all other security interest in the Collateral, except security interests created pursuant to Permitted Encumbrances that rank in priority pursuant to the terms thereof to the Security Interest in favour of the Holder. All action by the Debtor necessary to perfect such Security Interest in favour of the Holder in the Collateral has been duly taken, or will have been taken upon execution of this General Security Agreement; and

4.1.7                     as of the date hereof, the only locations of Collateral (other than Inventory in transit) and the only places the Debtor carries on business are described in Schedule “C”.

4.2                               All representations and warranties of the Debtor made herein or in any certificate or other document delivered by or on behalf of the Debtor for the benefit of the Holder are material, will survive the execution and delivery of this Agreement and will continue in full force and effect without time limit.  The Holder shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Holder at any time.

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5.                                      COVENANTS OF THE DEBTOR

5.1                               The Debtor covenants and agrees that at all times while this General Security Agreement remains in effect the Debtor will:

5.1.1                     defend the Collateral for the benefit of the Holder against the claims and demands of all other persons;

5.1.2                     not, without the prior written consent of the Holder, subject to the terms of the Indenture, create or permit to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to the security constituted by this General Security Agreement, other than Permitted Encumbrances;

5.1.3                     fully and effectively maintain and keep maintained valid and effective the security constituted by this General Security Agreement;

5.1.4                     notify the Holder promptly of:

(a)                                 any material change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor’s name, the Debtor’s business or the Collateral;

(b)                                 the details of any significant acquisition of Collateral;

(c)                                  any Encumbrances (other than Permitted Encumbrances) made or asserted against any of the Collateral; and

(d)                                 any material loss or damage to the Collateral; and

5.1.5                     prevent the Collateral from being or becoming an Accession to other property not covered by this General Security Agreement.

6.                                      DEALING WITH COLLATERAL

6.1                               Subject to the provisions of the Indenture, so long as no Event of Default has occurred and is continuing, the Debtor will have the right to remain in possession and retain full and exclusive control of the Collateral (other than trust moneys held by the Holder or another person pursuant to the Indenture), to operate, manage, develop, use, exchange, sell or otherwise dispose or deal with the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof without the consent of the Holder as permitted by this General Security Agreement, other Security Documents and the terms of the Indenture.

6.2                               After an Event of Default, the Holder may notify all or any Account Debtors of the security constituted by this General Security Agreement and, after and while an Event of Default has occurred and is continuing, may also direct such Account Debtors to make all payments on the Collateral to the Holder.

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6.3                               Subject to the provisions of the Indenture, the Holder shall release the Collateral from the Security Interest under any one or more of the following circumstances:

6.3.1                     in whole or in part, as applicable, as to all or any portion of the Collateral, which has been taken by eminent domain, condemnation or other similar circumstances;

6.3.2                     in connection with any disposition of assets that is permitted or not prohibited by the Indenture;

6.3.3                     if required in accordance with the terms of the Security Documents;

6.3.4                     upon legal defeasance or discharge of the Indenture as described in Section 9.4 of the Indenture; or

6.3.5                     with the consent of the Noteholders of the requisite percentage of Notes in accordance with Section 11.11 of the Indenture.

7.                                      HOLDER ACTIONS

7.1                               The Holder may charge for its reasonable costs incurred in connection with any disclosure requirements under the PPSA.

7.2                               If the Debtor fails to perform any of its Obligations hereunder, the Holder may, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Holder hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements incurred in connection therewith shall be payable by the Debtor to the Holder forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favour of the Holder prior to all claims subsequent to this General Security Agreement.

8.                                      DEFAULT

8.1                               For the purposes of Section 203 of the Land Title Act (British Columbia), the floating charge created by this General Security Agreement over land shall become a fixed charge thereon upon the earliest of:

8.1.1                     the occurrence of an Event of Default; or

8.1.2                     the Holder taking any action to enforce and realize on the security constituted by this General Security Agreement.

9.                                      ENFORCEMENT

9.1                               Upon the occurrence of an Event of Default that is continuing, the security hereby constituted will immediately become enforceable.

9.2                               Upon the occurrence of an Event of Default that is continuing while the security hereby is enforced, to enforce and realize on the security constituted by this General Security

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Agreement, the Holder may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Holder may do any one or more of the following:

9.2.1                     appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the “Receiver”) of the Collateral, with or without bond as the Holder may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

9.2.2                     enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

9.2.3                     preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Holder may deem advisable;

9.2.4                     sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Holder may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

9.2.5                     exercise all of the rights and remedies of a secured party under the PPSA.

9.3                               A Receiver appointed pursuant to this General Security Agreement shall be the agent of the Debtor and not of the Holder and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Holder hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security on any of the Collateral, any such security may rank in priority to or pari passu with or behind the security constituted by this General Security Agreement, and if it does not so specify such security shall rank in priority to the security constituted by this General Security Agreement.

9.4                               Any reasonable costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Holder in connection with or incidental to:

9.4.1                     the exercise by the Holder of all or any of the powers granted to it pursuant to this General Security Agreement; and

9.4.2                     the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted by the Receiver pursuant to this General Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

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shall be payable by the Debtor to the Holder forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favour of the Holder prior to all claims subsequent to this General Security Agreement.

9.5                              If the proceeds of a sale of the Collateral by the Holder under clause 9.2 are insufficient to fully pay the balance owing to the Holder under this General Security Agreement, the Debtor will forthwith pay to the Holder the deficiency.

10.                               NOTICE OF SALE

10.1                        The Holder will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made as may be required by the PPSA or other personal security law.

11.                               POWER OF ATTORNEY

11.1                        Subject to the provisions of the Indenture, the Debtor appoints any officer or director of the Holder upon an Event of Default that is continuing to be its attorney in accordance with applicable legislation with full power of substitution and to do on the Debtor’s behalf anything that is required to assign, license or transfer, and to record any assignment, licence or transfer of the Collateral. The Debtor hereby irrevocably constitutes and appoints the Holder the true and lawful attorney of the Debtor, with full power of substitution, to do in the name of the Debtor whenever and wherever it may be deemed necessary or expedient.  This power of attorney, which is coupled with an interest, is irrevocable until the release or discharge of the Security Interest.

11.2                        None of the Holder or its affiliates, officers, directors, employees, agents or representatives shall be responsible to the Debtor for any act or failure to act under any power of attorney or otherwise, except in respect of damages to the extent attributable solely to their own gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction.  All indemnities and protective provisions provided to the Trustee as set forth in the Indenture shall also apply to the Holder hereunder.

11.3                        The Receiver appointed and exercising powers under the provisions hereof will not be liable for any loss unless the loss is caused by the Receiver’s own gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction.

12.                               INDULGENCES AND RELEASES

12.1                        Upon an Event of Default that is continuing, either the Holder or the Receiver may grant extensions and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Holder or the Receiver may reasonably see fit without prejudice to the Obligations of the Debtor or the right of the Holder and the Receiver to repossess, hold, collect and realize the Collateral.

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13.                               LIABILITY TO ADVANCE, ETC.

13.1                        Nothing herein contained shall in any way oblige the Holder to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations or any of them.

14.                               WAIVER

14.1                        No delay or omission by the Holder in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

14.2                        The Holder may from time to time, subject to the terms of the Indenture, and at any time waive in whole or in part any right, benefit or default under any clause of this General Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

15.                               INTERPRETATION

15.1                        In this General Security Agreement:

15.1.1              the invalidity or unenforceability of the whole or any part of any clause shall not affect the validity or enforceability of any other clause or the remainder of such clause;

15.1.2              the headings have been inserted for reference only and shall not define, limit, alter or enlarge the meaning of any provision of this General Security Agreement; and

15.1.3              when the context so requires, the singular shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

16.                               NOTICE

16.1                        Whenever either the Holder or the Debtor is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Collateral, this General Security Agreement or the PPSA, such notice, direction, demand or request shall be sufficiently given if given in writing and delivered to the party for whom it is intended:

16.1.1              personally;

16.1.2              by courier; or

16.1.3              by first class prepaid registered mail,

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to the address of the applicable party set forth on the first page hereof, or such other address in respect of which either party may notify the other in accordance with the terms of this provision.  Any notice given personally or by courier will be deemed to have been received at the time of delivery.  Any notice given by first class prepaid registered mail will be deemed to have been given and received on the third day following the day on which it was sent, provided that, in the event of any actual or threatened disruption of postal service, such notice shall be delivered personally or by courier.

16.2                        Where reference is made in this General Security Agreement to a number of days prior notice, then the number of days will be clear days and will not include the day on which the notice is sent or the day on which such notice is received.  If the day on which such notice is received is a Saturday, Sunday or statutory holiday, then the date of receipt will be deemed to be the next business day following the Saturday, Sunday or statutory holiday.

17.                               VARIATION

17.1                        No modification, variation or amendment of this General Security Agreement shall be made except by written agreement executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

18.                               ENUREMENT

18.1                        This General Security Agreement shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Debtor and its successors and permitted assigns.

19.                               COPY OF AGREEMENT AND FINANCING STATEMENT

19.1                        The Debtor hereby acknowledges receiving a copy of this General Security Agreement and waives all rights to receive from the Holder a copy of any financing statement, financing change statement or verification statement filed at any time or from time to time in respect of this General Security Agreement.

20.                               PARAMOUNTCY

20.1                        In the event of any conflict or inconsistency between the provisions of this General Security Agreement and the provisions of the Indenture, the provisions of the Indenture shall prevail and be paramount.

21.                               GOVERNING LAW

21.1                        This General Security Agreement shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.  For the purpose of legal proceedings this General Security Agreement shall be deemed to have been made in British Columbia and to be performed there and the courts of such Province shall have jurisdiction over all disputes which may arise under this General Security Agreement and the Debtor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall

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prevent the Holder from proceeding at its election against the Debtor in the courts of any other Province, country or jurisdiction.

22.                               ASSIGNMENT

22.1                        This General Security Agreement may not be assigned by the Debtor without the prior written consent of the Holder.

23.                               DISCHARGE

23.1                        Subject to the terms of the Indenture, if at any time there are no Obligations then in existence and the Debtor is not in default of any of the terms of this General Security Agreement, then, at the request and at the expense of the Debtor and upon payment by the Debtor to the Holder of the Holder’s discharge fee for discharging a security agreement, the Holder shall cancel and discharge this General Security Agreement and the security interests herein granted and the Holder shall execute and deliver to the Debtor all such documents as are required to effect such discharge.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the Debtor has executed this General Security Agreement on the day and year first above written.

TERRACE ENERGY CORP.
by its authorized signatory:

Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA
by its authorized signatory:

Per:
Name:
Title:

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SCHEDULE “A”

SPECIFIC PROPERTY

[To be inserted.]

SCHEDULE “B”

PERMITTED ENCUMBRANCES

[To be inserted.]

SCHEDULE “C”

LOCATION OF COLLATERAL

[To be inserted.]

Appendix “D”

INTERIM ORDER

(See attached)

No. S-163083 VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 AND 291

OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, c. 57

AND AMENDMENTS THERETO

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT

BETWEEN TERRACE ENERGY CORP. AND

THE NOTEHOLDERS OF TERRACE ENERGY CORP.

TERRACE ENERGY CORP.

PETITIONER

ORDER MADE AFTER APPLICATION
(INTERIM ORDER)

BEFORE MASTER TOKAREK	)	FRIDAY, THE 8TH DAY OF
)
	)	APRIL, 2016

ON THE APPLICATION of the Petitioner, Terrace Energy Corp., for an Interim Order pursuant to its Petition filed on April 6, 2016

☒                                  without notice coming on for hearing at Vancouver, British Columbia on April 8, 2016 and on hearing Rod Talaifar, counsel for the Petitioner, and upon reading the Petition and the Affidavit of William McCartney sworn on April 6, 2016 and filed herein (the “Affidavit”);

THIS COURT ORDERS THAT:

THE MEETING

1.                                      Pursuant to Sections 288, 289, 290 and 291 of the Business Corporations Act, S.B.C., 2002, c.57, as amended (the “Act”), the Petitioner is authorized and directed to call, hold and conduct a meeting of the holders of the aggregate, as of the Record Date (as defined below), of $38,590,000 outstanding 8% convertible unsecured notes (the “Notes”) of the Petitioner due April 2, 2018 (the “Terrace Noteholders”) to be held at 10:00 a.m. (Vancouver time) on May 9, 2016, at 1000 — 925 West Georgia Street, Vancouver, British Columbia (the “Meeting”):

(a)                                 to consider and, if deemed advisable, approve, with or without variation, a resolution of the Terrace Noteholders (the “Arrangement Resolution”) adopting, without or without amendment, an arrangement (the “Arrangement”) involving the Petitioner and the Terrace Noteholders as particularly set forth in the plan of arrangement (the “Plan of Arrangement”), a copy of which is attached as Exhibit “A” to the Affidavit.

2.                                      The Meeting shall be called, held and conducted in accordance with the Notice of Meeting to be delivered to registered holders of Notes and Old Notes (as defined herein) in substantially the form attached to and forming part of the Petitioner’s management information circular (the “Circular”), attached as Exhibit “B” to the Affidavit and filed herein, and in accordance with the applicable provisions of the Act, the articles of the Petitioner (the “Articles”), the Securities Act (British Columbia), R.S.B.C. 1996, c. 418, as amended (the “Securities Act”), and related rules and policies, the terms of this Order (the “Interim Order”) and any further Order of this Court, and the rulings and directions of the Chair of the Meeting, and to the extent of an inconsistency or discrepancy between this Interim Order and the terms of any of the foregoing, the Interim Order shall govern.

RECORD DATE

3.                                      The record date for determination of the Terrace Noteholders entitled to receive the Notice of Meeting, the Circular and a form of proxy (the “Meeting Materials”) and to vote at the Meeting was the close of business on April 1, 2016 (the “Record Date”) or such other date as the Petitioner’s board of directors (the “Board”) may determine in accordance with the Articles, the Act and the Securities Act, and disclosed in the Meeting Materials.

4.                                      Holders of old notes issued in April, 2013 and June, 2013 and maturing on April 8, 2018 (the “Old Notes”) who have not exchanged their Old Notes for Notes pursuant to the terms of the Petitioner’s plan of arrangement completed on October 15, 2014 (the “2014 Arrangement”), will not have the right to attend and vote at the meeting. Holders of Old Notes who exchange their Old Notes for Notes by returning the certificate representing the Old Notes and applicable letter of transmittal, together with any other documents required thereunder, along with their form of proxy should they wish to vote by proxy, in accordance with the instructions set forth on such form of proxy, to the Petitioner prior to 10:00 a.m. (Vancouver time) on May 5, 2016 will have a right to attend and vote at the Meeting.

NOTICE OF MEETING

5.                                      The Meeting Materials, with such amendments or additional documents as counsel for the Petitioner may advise are necessary or desirable, and that are not inconsistent with this Interim Order, and a copy of this Interim Order and the Notice of Application for

Final Order (the “Notice of Application”), will be sent no less than twenty-one (21) days prior to the date of the Meeting to: (a) Terrace Noteholders who are registered holders of Notes or Old Notes on the Record Date, by prepaid ordinary mail addressed to each registered Terrace Noteholder at his, her or its address as shown in the note register(s) of the Petitioner or delivery of same by courier service or by facsimile or email transmission to any such Terrace Noteholders who identifies himself, herself or itself to the satisfaction of the Petitioner and who requests such courier, facsimile or email transmission; and (b) the directors and auditors of the Petitioner by prepaid ordinary mail or facsimile or email transmission.

6.                                      The accidental failure or omission by the Petitioner to give notice of the Meeting or the Notice of Application or to deliver the Meeting Materials or the Notice of Application to any one or more Terrace Noteholders, or the non-receipt of such notices or materials by one or more Terrace Noteholders, or any failure or omission to give such notice as a result of events beyond the reasonable control of the Petitioner (including, without limitation, any inability to use postal services), shall not constitute a breach of this Interim Order or defect in calling of the Meeting, and shall not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of the Petitioner, then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

7.                                      The distribution of the Meeting Materials pursuant to paragraph 4 of this Interim Order shall constitute good and sufficient notice of the Meeting for all purposes to registered and non-registered holders of Notes or Old Notes, to the directors of the Petitioner and the auditors of the Petitioner.

8.                                      The Petitioner be at liberty to give notice of this application to persons outside the jurisdiction of this Court in the manner specified herein.

9.                                      The form of Notice of Application, in substantially the form attached as Exhibit “C” to the Affidavit, is acceptable and shall constitute compliance with Rule 8-1(4) of the Supreme Court Civil Rules.

AMENDMENTS

10.                               The Petitioner is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials (“Additional Information”) in accordance with the terms of the Arrangement as the Petitioner may determine to be necessary or desirable, and notice of such Additional Information may be communicated to Terrace Noteholders by press release, newspaper advertisement or one of the methods by which the Meeting Materials will be distributed.

DEEMED RECEIPT OF MEETING MATERIALS

11.                               The Meeting Materials and Notice of Application will be deemed, for the purposes of this Interim Order, to have been received:

(a)                                 in the case of mailing, the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b)                                 in the case of delivery by courier, the day following delivery to the person’s address; and

(c)                                  in the case of delivery by facsimile transmission or email transmission, when dispatched or delivered for dispatch,

whether they reside within the jurisdiction of British Columbia or another jurisdiction.

12.                               Subject to other provisions of this Interim Order, no other form of service or delivery of the Meeting Materials or any portion thereof need be made, or notice give, or other material served in respect of the Meeting to any persons described in paragraph 4 of this Interim Order or to any other persons.

QUORUM AND VOTING

13.                               The quorum required at the Meeting shall be two or more Terrace Noteholders, who are present in person or by proxy, who hold at least five (5) percent of the outstanding principal amount of notes and who are authorized to cast a vote at the Meeting.

14.                               The requisite approval of the Arrangement Resolution will be: (i) a majority in number of the Terrace Noteholders; and (ii) Terrace Noteholders representing not less than 75 (seventy-five) percent in value, of the votes cast on the Arrangement Resolution by the Terrace Noteholders present in person or by proxy at the Meeting, voting as a single class. Each Terrace Noteholder will have one vote.

15.                               In all other respects, the terms, restrictions and conditions set out in the Articles will apply in respect of the Meeting.

16.                               The only persons entitled to attend the Meeting will be: (i) the Terrace Noteholders or their respective valid proxyholders as determined by the Chair of the Meeting as at the close of business on the Record Date; (ii) the noteholders holding Old Notes that were exchangeable under the 2014 Arrangement, who exchange their Old Notes for notes prior to 10:00 a.m. (Vancouver time) on May 5, 2016 or their respective valid proxyholders as determined by the Chair of the Meeting; (iii) of the Petitioner’s officers, directors, auditors and advisors; and (iv) any other person admitted on the invitation of the Chair of the Meeting or with the consent of the Chair of the Meeting, and the only persons entitled to be represented and to vote at the Meeting will be the registered Terrace Noteholders as at the close of business on the Record Date, or their respective valid proxyholders as determined by the Chair of the Meeting.

17.                               The only persons permitted to vote at the Meeting will be the registered Terrace Noteholders as at the close of business on the Record Date and their valid proxy holders, as described in the Circular, and as determined by the Chair of the Meeting upon consultation with the Scrutineer of the Meeting and legal counsel to the Petitioner, provided that holders of Old Notes, and their valid proxyholders, may attend and vote at the Meeting if they exchange their Old Notes for New Notes prior to 10:00 a.m. (Vancouver time) on May 5, 2016.

18.                               For the purposes of the Meeting, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

SCRUTINEERS

19.                               A representative of Computershare Investor Services Inc. (or any agent thereof) is authorized to act as a scrutineer for the Meeting or such other person as appointed by the Chair of the Meeting.

ADJOURNMENTS AND POSTPONEMENTS

20.                               Notwithstanding any provision of the Act or the Articles, the Board, by resolution, will be entitled, if it deems it advisable, to adjourn or postpone the Meeting on one or more occasions without the necessity of first convening the Meeting or first obtaining any vote of the Terrace Noteholders respecting the adjournment or postponement and without the need for approval of this Honourable Court.

21.                               The Record Date for Terrace Noteholders entitled to notice of and to vote at the Meeting will not change in respect of adjournment(s) or postponements(s) of the Meeting.

SOLICITATION OF PROXIES

22.                               The Petitioner is authorized to use the forms of proxy in connection with the Meeting in substantially the same form contained in Exhibit “B” to the Affidavit, and the Petitioner may, in its discretion, waive generally the time limits for deposit of proxies by Terrace Noteholders if the Petitioner deems it reasonable to do so. The Petitioner is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine.

23.                               The procedure for the use of proxies at the Meeting shall be as set out in the Meeting Materials.

APPLICATION FOR FINAL ORDER

24.                               Unless the Board by resolution determines to abandon the Arrangement, upon the approval, with or without variation, by the Terrace Noteholders of the Arrangement Resolution in the manner set forth in this Interim Order, the Petitioner may apply for an Order of this Honourable Court approving the Plan of Arrangement (the “Final Order”):

(a)                                 Pursuant to section 291(4)(c) of the Act, declaring that the Arrangement, including the terms and conditions thereof and the issuances, exchanges and/or adjustments of securities contemplated therein, is fair and reasonable to the Terrace Noteholders; and

(b)                                 Pursuant to section 291(4)(a) of the Act, approving the Arrangement including the terms and conditions thereof and the issuances, exchanges and/or adjustments of securities contemplated therein, and that the Petition be set down for hearing before the presiding Judge in Chambers at the Courthouse at 800 Smithe Street, Vancouver, British Columbia on May 11, 2016 at 9:45 a.m., or as soon thereafter as counsel may be heard or such other date and time as this Court may direct, and that the Petitioner be at liberty to proceed with the Final Order on that date.

25.                               Any Terrace Noteholder, director or auditor of the Petitioner or any other interested party has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, provided that such person shall file a Response to Petition (the “Response”) in the form prescribed by the Supreme Court Civil Rules with this Honourable Court and deliver a copy of the filed Response together with a copy of all materials on which such person intends to rely at the application for the Final Order, including an outline of such person’s proposed submissions, to the solicitors for the Petitioner at Sangra Moller LLP, 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2, Attention: H. S. Sangra at or before 4:00 p.m. (Vancouver time) on May 9, 2016, or as the Court may otherwise direct.

26.                               The only persons entitled to notice of any further proceedings herein, including any hearing to sanction and approve the Arrangement, and to appear and be heard thereon, shall be the solicitors for the Petitioner and those persons who have delivered a Response in accordance with this Interim Order.

27.                               Subject to other provisions in this Interim Order, no material other than that contained in the Meeting Materials need be served on any persons in respect of these proceedings and, in particular, service of the Petition herein and the accompanying Affidavit and additional affidavits as may be filed is hereby dispensed with.

28.                               If the application for the Final Order is adjourned, only those persons who have filed and delivered a Response in accordance with this Interim Order need to be served and provided with notice of the adjourned date and any filed materials.

29.                               The Petitioner shall be entitled, at any time, to apply to vary this Interim Order or for such further order or orders as may be appropriate.

30.                               The provisions of Rules 8-1 and 16-1 of the Supreme Court Civil Rules are hereby dispensed with for the purposes of any further application to be made pursuant to this Petition.

[Intentionally left blank.]

31.                               To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the Act, applicable securities laws or the Articles, this Interim Order shall govern.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

APPROVE AS TO FORM:

/s/ Rod Talaifar
Rod Talaifar
Counsel for the Petitioner

BY THE COURT

/s/ D. Tokarek
REGISTRAR

No. S-163083
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288 AND 291

OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, c. 57

AND AMENDMENTS THERETO

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT

BETWEEN TERRACE ENERGY CORP. AND

THE NOTEHOLDERS OF TERRACE ENERGY CORP.

TERRACE ENERGY CORP.

PETITIONER

ORDER MADE AFTER APPLICATION
(INTERIM ORDER)

Rod Talaifar

Sangra Moller LLP

Barristers and Solicitors

1000 Cathedral Place

925 West Georgia Street

Vancouver, BC  V6C 3L2

Facsimile: (604) 669-8803

Appendix “E”

NOTICE OF APPLICATION FOR FINAL ORDER

(See attached)

NOTICE OF APPLICATION

TAKE NOTICE that a Petition has been filed by Terrace Energy Corp. (the “Petitioner”) in the Supreme Court of British Columbia (the “Court”) for approval of a plan of arrangement (the “Arrangement”) pursuant to the Business Corporations Act (British Columbia), S.B.C. 2002, Chapter 57, as amended (the “Act”), and for a determination that the terms and conditions of the Arrangement, and the exchange of securities and other matters contemplated therein, are fair and reasonable to the noteholders of the Petitioner (collectively, the “Noteholders”), and that the Arrangement be binding upon the Petitioner and the Noteholders upon taking effect, will be heard at the courthouse at 800 Smithe Street, Vancouver, British Columbia V6Z 2E1 on May 11, 2016 at 9:45 a.m. (Vancouver time) or as soon thereafter as counsel may be heard (the “Final Order”);

AND NOTICE IS FURTHER GIVEN that by an Interim Order of the Court, pronounced April 8, 2016, the Court has given directions as to the calling of a special meeting of the holders the aggregate of $38,590,000 outstanding, as of the record date, 8% convertible unsecured notes of the Petitioner due April 2, 2018 for the purpose of, inter alia, considering and voting upon the Arrangement and approving the Arrangement;

AND NOTICE IS FURTHER GIVEN that the Final Order approving the Arrangement as procedurally and substantively fair and reasonable to the Noteholders of the Petitioner shall, if made, serve as the basis of an exemption from the registration requirement of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof with respect to securities issued and exchanged under the Arrangement.

IF YOU WISH TO BE HEARD, any Noteholder affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court Registry at 800 Smithe Street, Vancouver, British Columbia, a Response to Petition (the “Response”) in the form prescribed by the Supreme Court Civil Rules and delivered a copy of the filed Response, together with all material on which such person intends to rely at the hearing of the Final Order, including an outline of such person’s proposed submissions, by or before 4:00 p.m. (Vancouver time) on May 9, 2016, or as the Court may otherwise direct.

The Petitioner’s address for delivery is:

Sangra Moller LLP

1000 Cathedral Place

925 West Georgia Street

Vancouver, B.C. V6C 3L2

Attention: Harjit S. Sangra

ANY OTHER INTERESTED PARTY WHO WISHES TO BE HEARD may, with leave of the Court, appear to support or oppose the application and/or make submissions at the hearing of the application for the Final Order, subject to filing a Response and delivering a copy of the filed Response together with a copy of any additional affidavits and other materials on which the person intends to rely at the hearing for the Final Order by or before 4:00 p.m. (Vancouver time) on May 9, 2016, or as the Court may otherwise direct.

The Petitioner’s address for delivery is:

Sangra Moller LLP

1000 Cathedral Place

925 West Georgia Street

Vancouver, B.C. V6C 3L2

Attention: Harjit S. Sangra

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of “Response” as aforesaid.

AT THE HEARING OF THE FINAL APPLICATION, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.

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IF YOU DO NOT FILE AN RESPONSE and attend either in person or by counsel at the time of such hearing, the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you.  If the Arrangement is approved, it will significantly affect the rights of the Noteholders.

A copy of the said Petition and other documents in the proceeding will be furnished to any Noteholder upon request in writing addressed to the solicitors of the Petitioner at the address for delivery set out above.

Dated: April 6, 2016

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